Prospectus Supplement dated March 8, 2002
(to Prospectus dated November 2, 2001)

                                 $1,013,367,000

      Closed-End Home Equity Loan Asset Backed Certificates, Series 2002-1

                    Household Home Equity Loan Trust 2002-1
                                     ISSUER

                         Household Finance Corporation
                                MASTER SERVICER

                           HFC Revolving Corporation
                                   DEPOSITOR
                            ------------------------

Offered
  Certificates      The trust will issue one class of senior certificates, the
                    Class A Certificates, and one class of subordinated
                    certificates, the Class M Certificates, offered under this prospectus supplement, initially backed by a pool of
                    closed-end, first or second lien fixed- or declining-rate
                    home equity loans.
Credit Enhancement  Credit enhancement for the Class A Certificates consists of excess interest, overcollateralization and subordination of the Class M Certificates. Credit enhancement for the Class M
                    Certificates consists of excess interest and
                    overcollateralization.

                            ------------------------

     Certain characteristics of the offered securities include:

CLASS OF                         INITIAL PRINCIPAL      PASS-THROUGH       PRICE TO   UNDERWRITING    PROCEEDS TO
CERTIFICATES                          BALANCE               RATE            PUBLIC      DISCOUNT      DEPOSITOR(1)
------------                     -----------------      ------------       --------   ------------    ------------
Class A........................   $  900,771,000     One Month LIBOR       100.00%          0.235%           99.765%
                                                     plus 0.37%(2)
Class M........................   $  112,596,000     One Month LIBOR       100.00%          0.370%           99.630%
                                                     plus 0.82%(2)
Total..........................   $1,013,367,000                                       $2,533,417    $1,010,833,583

(1) Before deducting expenses, estimated to be approximately $900,000.

(2) Subject to the available funds cap.
                            ------------------------

     You should consider carefully the risk factors beginning on page S-11 in this prospectus supplement.

     Neither the SEC nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., and Salomon Smith Barney Inc. are acting as the underwriters for the issuance of the offered certificates. Delivery of the offered certificates is expected to be made in book entry form on or about March 15, 2002.
                            ------------------------

                   JOINT LEAD MANAGERS AND JOINT BOOKRUNNERS

Credit Suisse First Boston                                        Morgan Stanley

                                  Co-Managers

Banc of America Securities LLC
                        Banc One Capital Markets, Inc.
                                                       Salomon Smith Barney

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents:

     - the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

     - this prospectus supplement, which describes the specific terms of your certificates.

     IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Capitalized terms used in this prospectus supplement have the meanings set forth under "Glossary of Terms." If you cannot find the capitalized term in that location, please refer to the "Glossary" included in the prospectus.

     The depositor's principal offices are located at 2700 Sanders Road, Prospect Heights, Illinois 60070 and its telephone number is (847) 564-6335.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates offered in this prospectus supplement in any state where the offer is not permitted.

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Summary.....................................................    S-5
  The Trust.................................................    S-6
  The Home Equity Loan Pool.................................    S-6
  Distributions on the Certificates.........................    S-7
  Credit Enhancement........................................    S-8
  Optional Termination......................................    S-8
  Maturity..................................................    S-9
  Optional Substitution.....................................    S-9
  Ratings...................................................    S-9
  Legal Investment..........................................    S-9
  Employee Benefit Plan Considerations......................    S-9
  Tax Status................................................   S-10
Risk Factors................................................   S-11
  Risks Associated with Document Retention of HFC, the
     Sellers or the Depositor...............................   S-11
  Special Yield and Prepayment Considerations...............   S-12
  Risks Associated with the Home Equity Loans...............   S-14
  Loss Mitigation Practices.................................   S-17
  Limited Obligations.......................................   S-17
  Liquidity Risks...........................................   S-17
  Servicing Risks...........................................   S-17
  Risks Associated with the Certificates....................   S-18
  Forward-Looking Statements................................   S-18
Introduction................................................   S-19
Description of the Home Equity Loan Pool....................   S-19
  General...................................................   S-19
  Payments on the Simple Interest Home Equity Loans.........   S-20
  Declining-Rate Home Equity Loans..........................   S-20
  Home Equity Loan Pool Characteristics.....................   S-20
  Home Equity Loans.........................................   S-21
  Underwriting Standards....................................   S-26
  The Subservicers..........................................   S-27
  The Master Servicer.......................................   S-27
  Delinquency and Loss Experience of the Master Servicer's
     Portfolio..............................................   S-28
  Additional Information....................................   S-29
Description of the Certificates.............................   S-30
  General...................................................   S-30
  Book-Entry Registration of the Offered Certificates.......   S-30
  Glossary of Terms.........................................   S-32
  Distributions.............................................   S-37
  Available Distribution Amount.............................   S-37
  Interest Distributions....................................   S-37
  Principal Distributions...................................   S-37
  Allocation of Payments on the Home Equity Loans...........   S-38
  Maturity..................................................   S-39
  Overcollateralization Provisions..........................   S-39
  Calculation of One Month LIBOR............................   S-39
  Advances..................................................   S-40
  The Preferred Stock.......................................   S-40
  The Trustee...............................................   S-41

                                                               PAGE
                                                               ----
Material Yield and Prepayment Considerations................   S-41
Pooling and Servicing Agreement.............................   S-47
  General...................................................   S-47
  The Master Servicer.......................................   S-47
  Possession of Home Equity Loan Documents..................   S-47
  Review of the Home Equity Loans...........................   S-47
  Servicing and Subservicing................................   S-48
  Evidence as to Compliance.................................   S-49
  Collection and Liquidation Practices; Loss Mitigation.....   S-49
  Senior Liens..............................................   S-51
  Optional Substitution.....................................   S-51
  Termination...............................................   S-51
Material Federal Income Tax Consequences....................   S-53
  General...................................................   S-53
  Characterization of the Certificates as "Indebtedness"....   S-53
  Tax Characterization of the Trust.........................   S-54
  Taxation of the Holders of Certificates...................   S-55
State Tax Considerations....................................   S-56
Method of Distribution......................................   S-57
Legal Matters...............................................   S-58
Ratings.....................................................   S-58
Legal Investment............................................   S-58
Employee Benefit Plan Considerations........................   S-59
Annex I Global Clearance, Settlement and Tax Documentation
  Procedures................................................    I-1
  Initial Settlement........................................    I-1
  Secondary Market Trading..................................    I-1
  Material U.S. Federal Income Tax Documentation
     Requirements...........................................    I-3

                                    SUMMARY

     The following summary is a general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus, including documents that are incorporated by reference.

ISSUER OR TRUST............  Household Home Equity Loan Trust 2002-1.

TITLE OF THE OFFERED
  SECURITIES...............  Closed-End Home Equity Loan Asset Backed
                             Certificates,
                             Series 2002-1.

DEPOSITOR..................  HFC Revolving Corporation, an affiliate of
                             Household Finance Corporation, which is located at 2700 Sanders Road, Prospect Heights, Illinois 60070. Its telephone number is (847) 564-6335.

MASTER SERVICER............  Household Finance Corporation, which is located at
                             2700 Sanders Road, Prospect Heights, Illinois 60070. Its telephone number is (847) 564-5000.

TRUSTEE....................  Bank One, National Association.

HOME EQUITY LOAN POOL......  11,701 closed-end, fixed- or declining-rate, fully-amortizing home equity loans with an aggregate principal balance of approximately $1,125,963,665 as of the cut-off date. As of the cut-off date, the home equity loans are secured by first or second liens on one- to four-family residential properties.

CUT-OFF DATE...............  The close of business on March 3, 2002.

STATISTICAL CUT-OFF DATE...  The close of business on February 14, 2002.

CLOSING DATE...............  On or about March 15, 2002.

DISTRIBUTION DATES.........  On the 20th of each month or, if the 20th is not a business day, on the next business day, beginning on April 22, 2002.

FINAL SCHEDULED DISTRIBUTION DATE.......  CLASS            FINAL SCHEDULED DISTRIBUTION DATE
                                          ---------------- -------------------------------------------------
                                          A                December 22, 2031
                                          M                December 22, 2031

                             The actual final distribution date for the offered certificates could be substantially earlier.

FORM OF OFFERED
    CERTIFICATES...........  Book-entry.

                             See "Description of the Certificates -- Book-Entry Registration of the Offered Certificates" in this prospectus supplement.

MINIMUM DENOMINATIONS......  $1,000.

LEGAL INVESTMENT...........  The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                             See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA ELIGIBILITY..........  The Class A and Class M Certificates are expected to be ERISA eligible.

                             See "Employee Benefit Plan Considerations" in this prospectus supplement and in the prospectus.

                              OFFERED CERTIFICATES

                          PASS-THROUGH      INITIAL PRINCIPAL     INITIAL RATING
CLASS                         RATE               BALANCE         MOODY'S/S&P/FITCH     DESIGNATION
-----                    ---------------    -----------------    -----------------    -------------
Class A
  Certificates.......    One Month LIBOR     $  900,771,000      Aaa/AAA/AAA          Floating-Rate
                         plus 0.37%(1)
Class M
  Certificates.......    One Month LIBOR     $  112,596,000      Aa2/AA/AA            Floating-Rate
                         plus 0.82%(1)
     Total offered
      certificates...                        $1,013,367,000

(1) Subject to the available funds cap.

THE TRUST

     The depositor will establish the Household Home Equity Loan Trust 2002-1 to issue the Closed-End Home Equity Loan Asset Backed Certificates, Series 2002-1. The trust will be established, and the certificates will be issued by the trust, under a pooling and servicing agreement. The assets of the trust will consist of the home equity loans and related assets.

THE HOME EQUITY LOAN POOL

     All of the home equity loans:

     - are initially secured by first or second liens on mortgaged properties (although a home equity loan may become secured by a third lien on the mortgaged property as a result of the master servicer consenting to the placement of a lien senior to the home equity loan on the mortgaged property) in which the borrowers have little or no equity (65.58% by principal balance of the home equity loans in the home equity loan pool have a combined loan-to-value ratio greater than 100% as of the statistical cut-off date);

     - provide for scheduled payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related home equity loan on or before its maturity date; and

     - are used by the borrower to finance (i) property improvements, (ii) debt consolidation, (iii) cash for other consumer purposes, or (iv) a combination of the foregoing, including credit insurance premiums and origination costs, if any.

     The home equity loans have the following characteristics as of the statistical cut-off date, the date as of which information is provided with respect to the home equity loans in the home equity loan pool:

Approximate minimum current principal balance...............    $5,251
Approximate maximum current principal balance...............    $398,156
Average current principal balance...........................    $96,011
Range of loan rates.........................................    8.00% to 20.93%
Weighted average loan rate..................................    11.299%
Range of original terms to maturity.........................    60 to 360 months
Weighted average original term to maturity..................    315 months
Range of remaining terms to maturity........................    15 to 357 months
Weighted average remaining term to maturity.................    298 months
Range of combined loan-to-value ratios......................    6.32% to 115.00%
Weighted average combined loan-to-value ratio...............    99.73%
Weighted Average FICO Credit Score..........................    629

     See "Description of the Home Equity Loan Pool" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

     Amount Available for Monthly Distribution. On each distribution date, the trustee will make distributions to certificateholders to the extent funds are available. The amount available for monthly distribution will consist of:

     - collections of monthly principal and interest payments on the home equity loans, including prepayment, liquidation and insurance proceeds, plus

     - the proceeds from the repurchase of defective home equity loans, plus

     - amounts required to be paid in connection with any optional termination of the trust.

     See "Description of the Certificates -- Available Distribution Amount" in this prospectus supplement.

     Distributions. Distributions to certificateholders will be made from the amount available for monthly distribution in the following order:

     - Class A Certificate interest plus any Class A Certificate interest not paid in any prior period;

     - Class M Certificate interest plus any Class M Certificate interest not paid in any prior period;

     - approximately 88.89% of the principal distribution amount to Class A Certificate principal, until the certificate principal balance of the Class A Certificates has been reduced to zero;

     - any principal carry forward amount with respect to the Class A Certificates;

     - approximately 88.89% of any additional principal reduction amount to Class A Certificate principal, until the certificate principal balance of the Class A Certificates has been reduced to zero;

     - approximately 11.11% of the principal distribution amount to Class M Certificate principal, until the certificate principal balance of the Class M Certificates has been reduced to zero;

     - any principal carry forward amount with respect to the Class M Certificates;

     - approximately 11.11% of any additional principal reduction amount to Class M Certificate principal, until the certificate principal balance of the Class M Certificates has been reduced to zero;

     - if there is a deficiency in the required overcollateralization amount, concurrently, approximately 88.89% of any excess interest collections to Class A Certificate principal and approximately 11.11% of any excess interest collections to Class M Certificate principal, until the certificate principal balances of each have been reduced to zero;

     - to the Class A and Class M Certificates, their pro rata share, according to the outstanding Class A supplemental interest amount and Class M supplemental interest amount, as applicable, of the aggregate Class A supplemental interest amount and Class M supplemental interest amount; and

     - any remaining collections to the equity certificates, provided that certain conditions are satisfied.

     Interest will accrue on each class of offered certificates at a pass-through rate based on the one month LIBOR index plus a specified margin, subject to the available funds cap. Interest will accrue on each class of offered certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

     The pass-through rates on the offered certificates will be subject to an available funds cap based on a per annum rate equal to the weighted average of the net loan rates of each home equity loan outstanding as of the first day of the related collection period. If the available funds cap is less than the LIBOR-based formula rate on the offered certificates, the pass-through rate on the offered certificates will be reduced to the available funds cap. Interest not distributed as current interest as a result of the available funds cap limitation will be paid at a later priority position in the current distribution or will be carried over on a subordinated basis with accrued interest at the then applicable LIBOR-based formula rate and paid in a later distribution, if sufficient funds are available therefor. The ratings of the offered certificates do not address the likelihood of the payment of supplemental interest amounts.

     Interest and principal distributions on the certificates will be as described under "Description of the Certificates -- Allocation of Payments on the Home Equity Loans" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement for the benefit of the offered certificates consists of:

     Excess Interest. Because more interest is expected to be paid by the borrowers than is necessary to pay the related servicing fee and interest on the offered certificates each month, there is expected to be excess interest. This excess interest may be used to protect the certificates against some losses, by making an additional payment of principal.

     Overcollateralization. Although the aggregate current principal balance of the initial home equity loans is approximately $1,125,963,665 as of the cut-off date, the trust is issuing only $1,013,367,000 aggregate principal amount of offered certificates. The excess principal balance of the home equity loans represents overcollateralization, which may absorb some losses on the home equity loans, if not covered by excess interest. The overcollateralization will be represented by the equity certificate of the trust, which will initially be held by the depositor. The targeted overcollateralization amount is set at 17% of the aggregate initial principal balance of the home equity loans as of the cut-off date and may be reduced to approximately $5,629,818 on or after the September 2004 distribution date depending on the performance of the home equity loan pool. The excess interest described above will be distributed to the offered certificates as principal if the overcollateralization amount is not at the required level. This will reduce the principal balance of the offered certificates faster than the principal balance of the home equity loans until the required overcollateralization is reached.

     Subordination. Distribution of interest on the Class M Certificates is subordinate to distribution of interest on the Class A Certificates. Other than amounts distributed in connection with attaining the required overcollateralization amount, distribution of principal on the Class M Certificates is subordinate to distribution of principal on the Class A Certificates.

OPTIONAL TERMINATION

     Beginning on the distribution date after the date on which the aggregate Certificate Principal Balance is less than 15% of the aggregate initial Certificate Principal Balance of the offered certificates, the master servicer will have the option to purchase the remaining home equity loans from the trust. Under an optional purchase, the outstanding principal balance of the offered certificates will be paid in full with accrued interest to the date of such purchase.

     If the master servicer does not exercise this purchase option, then on the third distribution date after which the purchase option could first be exercised, the trustee will begin an auction process to sell the home equity loans and the other trust assets, but the trustee may not sell the trust assets and liquidate the trust unless the proceeds of the auction are sufficient to pay the aggregate unpaid principal balance of the offered certificates and all accrued and unpaid interest thereon. If the first auction of the trust property is not successful because the highest bid received is too low, then the trustee will conduct an auction of the home equity loans every third month thereafter, unless and until an acceptable bid is received for the trust property.

     If the first auction of the trust property is not successful because the highest bid received is too low, then on each distribution date thereafter, the equity certificate will not receive any distributions until the Class A and Class M Certificates are retired.

MATURITY

     If the full amount of principal and interest then due on the offered certificates is not paid by the distribution date in March 2012, (i) the trustee will begin an auction process for the sale of the remaining home equity loans, and (ii) upon the closing of any such sale, the trust will use the proceeds from the sale of the home equity loans to repay in full the principal of and accrued interest on the Class A and Class M Certificates. However, if the sale proceeds would be insufficient to repay in full the principal of and accrued interest on the Class A and Class M Certificates, only upon the consent of the holders of not less than 66 2/3% of the Certificate Principal Balance of each class of the offered certificates, the trustee will sell the home equity loans to the highest bidder, distribute the proceeds in accordance with the payment priorities and terminate the trust. On each distribution date after the March 2012 distribution date, the equity certificate will not receive any distributions until the Class A and Class M Certificates are retired.

OPTIONAL SUBSTITUTION

     The master servicer has the right to substitute home equity loans included in the trust at any time, provided:

     - The substitution does not exceed 30% of the aggregate principal balance of the home equity loans as of the cut-off date;

     - The home equity loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the home equity loans being removed from the trust; and

     - The master servicer represents and warrants that the substituted home equity loans meet the required eligibility criteria.

RATINGS

     When issued, the offered certificates will receive the ratings listed on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home equity loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates. In addition, the ratings of the offered certificates do not address the likelihood of the payment of supplemental interest amounts.

LEGAL INVESTMENT

     The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

     An employee benefit plan subject to the requirements of the fiduciary responsibility provisions of ERISA, or the provisions of Section 4975 of the Internal Revenue Code, contemplating the purchase of any of the offered certificates should consult its counsel before making such purchase, and the fiduciary and legal advisors should consider whether the offered certificates will satisfy all of the requirements of the "publicly offered securities" exception and the possible application of ERISA prohibited transaction exemptions, both as described in this prospectus supplement under "Employee Benefit Plan Considerations." Although the depositor expects that the "publicly offered securities" exception and ERISA prohibited transaction exemptions will apply to certain purchases of the offered certificates by employee benefit plans, there can be no assurance that the exception or exemptions will apply to all purchases of the offered certificates by these plans.

     See "Employee Benefit Plan Considerations" in this prospectus supplement and in the prospectus.

TAX STATUS

     Subject to the exceptions, limitations and qualifications set forth in its opinion, Katten Muchin Zavis, special tax counsel to the depositor, has opined that, while there is no primary legal authority addressing a transaction of this nature and the matter is not entirely free from doubt, the offered certificates will be characterized as "indebtedness" for federal income tax purposes. Whether or not a particular instrument, such as an offered certificate, constitutes indebtedness for federal income tax purposes is determined by addressing numerous and varying factors, each factor not necessarily being given equal weight and no one factor of which is controlling. This analysis is subjective in nature. The depositor has structured the pooling and servicing agreement and the offered certificates with the intention that such certificates will qualify under applicable federal, state and local tax law as indebtedness. Additionally, the depositor, the master servicer, the trustee and each certificateholder agree to treat and to take no action inconsistent with the treatment of such certificates (or beneficial interests therein) as indebtedness for such purpose. Consistent with and based, in part, upon such agreement as well as other factors, Katten Muchin Zavis has reached the aforementioned opinion. Opinions of counsel are not binding upon the Internal Revenue Service or the courts. If the Class A and Class M Certificates were not treated as indebtedness for income tax purposes, there could be material adverse tax consequences to certain certificateholders.

     See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISKS ASSOCIATED WITH DOCUMENT RETENTION OF HFC, THE SELLERS OR THE DEPOSITOR

  The failure to deliver the loan documents relating to each home equity loan and the failure to record the assignments of each home equity loan may cause a sale to the depositor to be ineffective.

     Under the terms of the pooling and servicing agreement, so long as HFC's long-term senior unsecured debt is assigned a minimum rating by at least two of Moody's Investors Service, Inc., Standard and Poor's, a division of the McGraw-Hill Companies, and Fitch, Inc. (currently "Baa3" for Moody's, "BBB-" for S&P and "BBB" for Fitch), the loan documents with respect to each home equity loan will be retained by the sellers affiliated with HFC and assignments of the related mortgage to the trustee will not be recorded. Failure to deliver the documents to the trustee will make the transfer of the home equity loans potentially ineffective against a purchaser if a seller fraudulently or inadvertently resells a home equity loan to this purchaser who had no notice of the prior sale to the depositor and transfer to the trust and who perfects his interest in the home equity loan by taking possession of the loan documents.

     Each of the sellers and the depositor have taken steps to structure the transfers of the home equity loans to the depositor and the subsequent transfer of the home equity loans to the trust as "true sales" of the loans. If, however, for any reason, including the bankruptcy of a seller or the depositor, any seller or depositor is found not to have sold the home equity loans, but is instead deemed to have made a loan secured by a pledge of the related home equity loans, then the depositor and/or the trustee will have a perfected security interest in the home equity loans by virtue of filings under new laws effective in all states as of January 1, 2002. Such laws permit the filing of a financing statement against each seller and the depositor in their respective states of incorporation for purposes of perfecting the security interest of the depositor and the trust, respectively, in the home equity loans conveyed by the seller and the depositor. The UCC filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the home equity loans. Similarly, the filings will not eliminate the risk that a security interest perfected after the closing date may be avoided in the bankruptcy of a seller or the depositor for up to one year after the date on which perfection occurred.

     The pooling and servicing agreement provides that if any loss is suffered in respect of a home equity loan as a result of the retention by a seller of the documents relating to a home equity loan or the failure to record the assignment of a home equity loan, HFC will purchase the home equity loan from the trust. However, there can be no assurance that HFC will have the financial capability to purchase the home equity loans. In the event that HFC's long-term senior unsecured debt rating as assigned by two of the three rating agencies does not satisfy the above-described standards or any of the sellers cease to be an HFC affiliate, the seller will have 90 days to deliver and record, if required, assignments of the mortgages for each related home equity loan in favor of the trustee and 60 days to deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Although the loan documents pertaining to each home equity loan will generally not be delivered to the trustee or segregated from the loan documents pertaining to other mortgage loans owned or serviced by the sellers, the electronic master record of home equity loans maintained by the master servicer will be clearly and unambiguously marked to indicate that the home equity loans have been transferred to the trustee and constitute part of the trust.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity on your certificates will vary depending on a variety of factors.

     The yield to maturity of the offered certificates will depend on a variety of factors, including:

     - the amortization schedules of the home equity loans;

     - the rate of principal prepayments, including partial prepayments and prepayments resulting from refinancing by the borrowers;

     - liquidations of defaulted home equity loans;

     - the rate of losses on defaulted home equity loans;

     - the presence and enforceability of due-on-sale clauses;

     - repurchase of home equity loans by the depositor or the master servicer as a result of defective documentation or breaches of representations and warranties;

     - the optional purchase by the master servicer of all the home equity loans in connection with the termination of the trust;

     - the sale by the trustee of all the home equity loans in connection with the accelerated repayment of the offered certificates after the March 2012 distribution date;

     - the number of borrowers within the home equity loan pool who take advantage of the declining-rate feature included in their respective loan agreement;

     - the pass-through rate for a class of certificates; and

     - your purchase price for your certificates.

  The offered certificates have a cap on their pass-through rate, which may limit the amount of interest you will receive.

     The offered certificates accrue interest at a formula rate based on the one month LIBOR index plus a specified margin, but are subject to an available funds cap based on the interest rates on the home equity loans. Interest accrued on the offered certificates in excess of the available funds cap, known as supplemental interest, will be paid only to the extent funds are available after payment of all other amounts payable on the offered certificates as described in this prospectus supplement. No assurance can be given that all supplemental interest amounts will be paid. In addition, the ratings of the offered certificates do not address the likelihood of the payment of supplemental interest amounts.

     The pass-through rates of the offered certificates adjust monthly while the loan rates on the home equity loans are fixed or may decline over time. Consequently, in a rising interest rate environment, the amount of supplemental interest payable on the offered certificates may increase. The amount of supplemental interest payable on the offered certificates may also increase if the higher interest rate home equity loans prepay at a faster rate than the lower interest rate home equity loans, which will have the effect of reducing the available funds cap.

     To the extent that the formula rate on your certificates exceeds the available funds cap at any time while you own that certificate, you may not receive all of the interest payments that you expected to receive on that certificate, and as a result the yield on your investment may be lower than you anticipated, particularly if you purchased your certificate at a price greater than its outstanding principal balance.

  The rate of prepayments is one of the most important and least predictable of these factors.

     In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Similarly, if you purchase a certificate at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

  The rate of prepayments on the home equity loans will vary depending on future market conditions and other factors.

     Since borrowers can generally prepay their home equity loans in any amount at any time, the rate and timing of principal payments on the certificates are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their home equity loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home equity loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the pass-through rate on your class of certificates.

  Refinancing programs, which may involve soliciting all or some of the borrowers to refinance their home equity loans, may increase the rate of prepayments on the home equity loans.

     The borrower of the home equity loan may refinance the home equity loan at any time, with the seller or another party, which will result in a prepayment of the home equity loan. Based upon the statistical cut-off date principal balance, 83.55% of the home equity loans provided at origination for payment of a prepayment charge which may, or may not, be enforced by the master servicer. The master servicer will retain any amounts received from a prepayment charge for its own account. Prepayment charges will not be enforced if the borrower refinances with the seller or an affiliate of the master servicer. Prepayment charges may reduce the rate of prepayment on the home equity loans until the end of the related prepayment period. See "Description of the Home Equity Loan
Pool -- Home Equity Loan Pool Characteristics" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

  Servicing and collection practices may affect the rate of prepayment or the timing of collections from enforcement activities.

     The master servicer and the subservicers may employ servicing and collections policies from time to time which have the effect of accelerating or deferring prepayments or defaults of home equity loans by borrowers, and of collections from enforcement of defaulted loans. Any term of a home equity loan may be waived, modified or varied if it is in default or (in the judgement of the master servicer or related subservicer) such default is imminent, or if the purpose of such action is to reduce the likelihood of prepayment or of default of such home equity loan, to increase the likelihood of repayment or repayment upon default of such home equity loan, to increase the likelihood of repayment in full of or recoveries under such home equity loan, or to otherwise benefit the holders of the offered certificates. For example, qualifying borrowers might be permitted to skip-a-payment or be offered other benefits which have the effect of deferring or otherwise altering the timing of the trust's receipt of principal or interest payments.

  The return on your certificates could be reduced by shortfalls due to the Soldiers' and Sailors' Civil Relief Act.

     The Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their home equity loan. The response of the United States to the terrorist attacks on September 11, 2001 has involved military operations that have increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a home equity loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer would not advance these shortfalls. Interest shortfalls on the home equity loans due to the application of the Relief Act or similar legislation or regulations may result in a reduction of the amounts distributable to the holders of the offered certificates.

     The Relief Act also limits the ability of the master servicer to foreclose on a home equity loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans and those delays and increased losses may result in delays in payment and increased losses on the offered certificates in connection therewith.

     We do not know how many home equity loans have been or may be affected by the application of the Relief Act. See "Legal Aspects of Home Equity Loans and Related Matters -- Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

  The yield on your Class M Certificates will be affected by the specific terms that apply to that class.

     Losses on defaulted home equity loans will have the effect of accelerating the amount of principal payable on the offered certificates at times when the trust may not have sufficient funds available to it to make those accelerated principal payments. As a result, because principal payments on the Class M Certificates are subordinate to principal payments on the Class A Certificates, the Class M Certificates will be more sensitive to the timing and amount of losses on defaulted home equity loans than the Class A Certificates. Depending on the timing of defaults and the severity of losses, investors in the Class M Certificates may realize a lower return than they originally anticipated. It may also take longer for investors holding the Class M Certificates to realize their expected return on their investment.

     See "Material Yield and Prepayment Considerations" and "Description of the Certificates -- Allocation of Payments on the Home Equity Loans" in this prospectus supplement.

RISKS ASSOCIATED WITH THE HOME EQUITY LOANS

 The return on your certificates may be reduced by losses on the pool of home equity loans, which are more likely because some are second liens.

     Based upon the statistical cut-off date principal balance, 12.55% of the home equity loans included in the home equity loan pool are secured by second mortgages or deeds of trust. Proceeds from liquidation of the property will be available to satisfy the home equity loans only if the claims of any senior liens (including mortgages or deeds of trust) have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home equity loan as a bad debt. The foregoing risks are particularly applicable to home equity loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical if the master servicer believes that there is little, if any, equity available in the mortgaged property. As of the statistical cut-off date, the weighted average combined loan-to-value ratio of the home equity loans is 99.73%, with 65.58% of the home equity loans by aggregate principal balance with a combined loan-to-value ratio greater than 100%.

 Delays in payment on your certificates may result because the master servicer is not required to advance delinquent monthly payments on the home equity loans.

     The master servicer is not obligated to advance scheduled monthly payments of principal and interest on home equity loans that are delinquent or in default. Accordingly, the excess cashflow that will be available on the related distribution date will be reduced by delinquent or defaulted home equity loans. The rate of delinquency and default on home equity loans secured by second liens may be greater than that of home equity loans secured by first liens on comparable properties.

 The return on your certificates may be reduced in an economic downturn.

     The home equity loans included in the home equity loan pool were originated during a period of generally favorable economic conditions nationally and in most regions of the country. However, a deterioration in economic conditions could adversely affect the ability and willingness of borrowers to repay their loans. No prediction or assurance can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home equity loans.

 Consumer protection laws may limit remedies.

     There are various federal and state laws, public policies and principles of equity that protect borrowers under home equity loans. Among other things, these laws, policies and principles:

     - regulate interest rates and other charges;

     - require specific disclosures;

     - require licensing of mortgage loan originators;

     - prohibit discriminatory lending practices;

     - prohibit unfair and deceptive practices;

     - regulate the use of consumer credit information; and

     - regulate debt collection practices, including foreclosure actions.

     Violations of provisions of these laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the home equity loans, may entitle the borrower to a refund of amounts previously paid and may subject the depositor, the master servicer or the trust to damages and administrative enforcement. The depositor will be required to repurchase any home equity loan which, at the time of origination, did not comply with these laws or regulations.

 The origination disclosure practices for the home equity loans could create liabilities that may affect your certificates.

     The home equity loan pool includes a number of home equity loans which are High Cost Loans. As High Cost Loans they are subject to special rules, disclosure requirements and other regulatory provisions. Currently, additional regulation with respect to these loans is being considered by various federal, state and local governmental agencies. Some of these regulations may even claim to be retroactive. Purchasers or assignees of these home equity loans, including the trust, could be exposed to all claims and defenses that the borrowers could assert against the originators of the home equity loans. Remedies available to a borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Legal Aspects of Home Equity Loans and Related Matters" in the prospectus.

 The home equity loan pool characteristics may change as a result of optional substitution.

     The home equity loans that the master servicer may elect to substitute for some of the home equity loans (not to exceed 30% of the aggregate principal balance of the home equity loans as of the cut-off date) will not be required to have any specific characteristics, except that each substitute home equity loan must satisfy the required eligibility criteria specified in the pooling and servicing agreement at the time of its addition. Substitute home equity loans may be originated at a later date using credit criteria different from those that were applied to the initial home equity loans and may be of a different credit quality and seasoning. In addition, following the transfer of substitute home equity loans to the trust, the characteristics of the entire home equity loan pool, including the composition and other attributes of the home equity loans, may vary from those of the initial home equity loans. See "Description of the Home Equity Loan Pool" in this prospectus supplement.

 Your certificates may be adversely affected by changes in bankruptcy laws.

     Congress continues to consider bankruptcy law changes that may affect future bankruptcies and therefore could affect the rate and timing of payments on the home equity loans. Currently, it is too early to determine whether any of the proposed changes will become law. Any changes to the Bankruptcy Code could have a negative effect on the home equity loans and the enforcement of rights under the mortgage.

 The underwriting standards for second lien home equity loans create greater risks to you, compared to those for first lien home equity loans.

     The standards under which the second lien home equity loans were underwritten were based on the borrower's credit history and capacity to repay, in addition to the value of the collateral upon foreclosure. Because of the relatively high combined loan-to-value ratios of the home equity loans and the fact that 12.55% of the home equity loans are secured by second liens, losses on the home equity loans will likely be higher than on a pool of exclusively conventional first lien home equity loans.

 The return on your certificates may be particularly sensitive to changes in real estate markets in specific areas.

     One risk of investing in the certificates is created by concentration of the related mortgaged properties in one or more geographic regions. Based upon the statistical cut-off date principal balance, 20.77%, 9.15%, 7.68%, 5.44%, and 4.99% of the home equity loans are located in California, New York, Florida, Pennsylvania and Washington, respectively. If the regional economy or housing market weakens in any region having a significant concentration of the properties underlying the home equity loans, the home equity loans related to properties in that region may experience high rates of delinquency and loss, which could result in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots and terrorism.

 The reloading of debt could increase your risk.

     With respect to home equity loans which were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home equity loans.

LOSS MITIGATION PRACTICES

 Nonperforming home equity loans may result in distribution delays and legal expenses.

     Foreclosure actions and actions to obtain deficiency judgments:

     - are regulated by state laws and judicial rules;

     - may be subject to delays; and

     - may be expensive.

     Because of these factors, if a borrower defaults, the master servicer may have trouble foreclosing on a home equity loan or obtaining a deficiency judgment.

     A delay or inability of the master servicer to foreclose or obtain a deficiency judgment may delay distributions on the certificates or result in a loss on the certificates.

LIMITED OBLIGATIONS

 Payments on the home equity loans are the sole source of payments on your certificates.

     Credit enhancement includes excess interest, overcollateralization and subordination. None of the depositor, the trustee, the master servicer, the sellers or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the certificates. If any losses are incurred on the home equity loans that are not covered by the credit enhancement, the holders of the certificates will bear the risk of these losses.

LIQUIDITY RISKS

  You may have to hold your certificates to maturity if their marketability is limited.

     A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your certificates readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of the certificates.

SERVICING RISKS

  The commingling of funds can create greater risk to you if HFC goes into bankruptcy.

     So long as HFC's short-term debt is rated at least "P-1" by Moody's, "A-1" by S&P and "F-1" by Fitch or HFC maintains a servicer credit enhancement acceptable to the rating agencies, and HFC is the master servicer, all amounts received in respect of the home equity loans may be commingled with the funds of HFC prior to each distribution date and, in the event of bankruptcy of HFC, the trust may not have a perfected interest in these collections. As a result, the trust may not have access to those funds to make payments on the offered certificates. See "Pooling and Servicing Agreement -- Collection and Liquidation Practices; Loss Mitigation."

RISKS ASSOCIATED WITH THE CERTIFICATES

 Rights of beneficial owners may be limited by book-entry system.

     The certificates will be held through the book-entry system of DTC and transactions in the certificates generally can be effected only through DTC and DTC participants. As a result:

     - your ability to pledge certificates to entities that do not participate in the DTC system, or to otherwise act with respect to certificates, may be limited due to the lack of possession of a physical certificate; and

     - under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the trustee to DTC, and not directly to you.

  Certificate ratings are dependent on assessments by the rating agencies.

     The ratings of the certificates depend primarily on an assessment by the rating agencies of the underlying home equity loans, the credit enhancement and the ability of the master servicer to service the loans. The rating by the rating agencies of the certificates:

     - is not a recommendation to purchase, hold or sell the certificates; and

     - does not comment as to the market price or suitability of the certificates for a particular investor.

     There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the rating agencies.

FORWARD-LOOKING STATEMENTS

     Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected or historical results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, competition in the home equity lending market and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what has happened in the past or what we predict in our forward-looking statements.

                                  INTRODUCTION

     The depositor will establish a trust with respect to the Closed-End Home Equity Loan Asset Backed Certificates, Series 2002-1 on the closing date, under a pooling and servicing agreement among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust the receivables relating to a pool of home equity loans consisting of closed-end, fixed- or declining-rate, fully amortizing home equity loans. ALL PERCENTAGES OF THE HOME EQUITY LOANS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT ARE APPROXIMATE PERCENTAGES BY AGGREGATE STATISTICAL CUT-OFF DATE PRINCIPAL BALANCE UNLESS OTHERWISE INDICATED.

                    DESCRIPTION OF THE HOME EQUITY LOAN POOL

GENERAL

     The home equity loan pool consisted of 12,159 home equity loans having an aggregate principal balance outstanding as of the close of business on the statistical cut-off date of approximately $1,167,399,343. Based upon the statistical cut-off date principal balance, 98.70% of the home equity loans are secured by liens on single family residential real properties and 87.45% of the home equity loans are secured by first liens on fee simple interests in one- to four-family residential real properties. The remainder of the home equity loans are secured by second liens on such types of properties. In each case, the property securing the home equity loan is referred to as the mortgaged property. Based upon the statistical cut-off date principal balance, the home equity loan pool will consist of fixed- or declining-rate, fully-amortizing home equity loans with original terms to maturity of approximately five, ten, fifteen, twenty, twenty-five or thirty years with respect to 0.09%, 2.53%, 12.13%, 11.35%, 3.22% and 70.69% of the home equity loans, respectively. With respect to home equity loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification.

     The sellers, which are indirect wholly-owned subsidiaries of HFC that are licensed to make home equity loans in the states in which the mortgaged properties are located, will sell and assign the unpaid principal balance of the home equity loans to the depositor, which will then sell and assign the home equity loans to the trustee in exchange for the certificates. The sellers will also enter into a transfer agreement to assign and transfer to the trustee all documents supporting the home equity loans. The sellers originate home equity revolving credit and closed-end loans and, in some cases, other types of consumer loans and installment sales contracts through branch offices, telemarketing, direct mail and the internet in the states in which they are licensed to do business. All of the home equity loans were purchased by the depositor from the sellers on a servicing released basis; however, all of the home equity loans will be subserviced by the seller under the direction of the master servicer. See "-- The Subservicers" below.

     All of the home equity loans were underwritten in conformity with or in a manner generally consistent with the HFC Home Equity Lending Program. See
"-- Underwriting Standards" below.

     The depositor will make certain representations and warranties regarding the home equity loans as of the closing date. The depositor or the master servicer will be required to repurchase or substitute for any home equity loan as to which a breach of the depositor's representations and warranties with respect to that home equity loan occurs if the breach materially adversely affects the interests of the certificateholders in that home equity loan. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor on which the trust has relied. Each seller has made or will make to the depositor certain representations and warranties regarding the related home equity loans, as of the date of their purchase by the depositor. However, the representations and warranties of the sellers will not be assigned to the trustee for the benefit of the holders of the certificates, and therefore a breach of the representations and warranties of the sellers will not be enforceable by the trust. There will be no independent verification of any of the loan documents relating to the home equity loans prior to their delivery to the trustee, which delivery may not occur. See "HFC Home Equity Lending Program -- Representations and Warranties Concerning the Home Equity Loans" in the prospectus.

PAYMENTS ON THE SIMPLE INTEREST HOME EQUITY LOANS

     All of the home equity loans are Simple Interest Home Equity Loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that home equity loan multiplied by the applicable monthly interest rate for the number of days in the period elapsed since the preceding payment of interest was made. Generally, as payments are received, the amount received is applied first to interest accrued to the date of payment and then to late charges, and if permitted by law, to other fees and expenses, if any, and the balance is applied to reduce the unpaid principal balance.

     Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

     On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date or skips-a-payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home equity loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date the home equity loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the home equity loan.

DECLINING-RATE HOME EQUITY LOANS

     In 1999, the sellers began offering a declining-rate, fully-amortizing home equity loan product (Pay Right Rewards) to enable borrowers to benefit from a timely payment history. In 2001, the benefit to borrowers under this program was increased. Under the Pay Right Rewards product, a borrower's interest rate on the home equity loan will automatically be reduced by either 0.25% or 0.50% per annum after the 3rd, 4th and 5th anniversary of origination if the borrower has timely made all payments required by the loan agreement and has not filed for protection under the bankruptcy laws. Even if the rate is decreased, the monthly payment is not adjusted. Therefore, if the borrower continues to pay in a timely manner the home equity loan will be paid in full sooner than the final payment dates reflected in the loan agreement. Under the Pay Right Rewards product, upon the default or delinquency of a home equity loan, the interest rate on the home equity loan will remain at the rate charged at the time of the default or delinquency.

HOME EQUITY LOAN POOL CHARACTERISTICS

     All of the home equity loans have principal, interest and fees, if applicable, payable monthly on various days of each month as specified in the mortgage note (each, a due date).

     Based upon the statistical cut-off date principal balance, 83.55% of the home equity loans provided at origination for payment of a prepayment charge if these loans prepaid within a specified time period. The prepayment charge is an amount equal to six months interest on the loans or the maximum amount permitted under applicable state law, if state law applies. A majority of the home equity loans having a prepayment charge provide for payment of a prepayment charge for full prepayments made within three to five years of the origination. No prepayment charges, late payment charges or other fees or charges received on the home equity loans will be available for payment on the certificates. The master servicer will be entitled to retain for its own account any prepayment charges, late payment charges and other fees or charges received on the home equity loans. The master servicer may waive any prepayment charges, late payment charges or other fees or charges.

     As of the statistical cut-off date, no home equity loan will be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize home equity loans as delinquent, see
"-- Delinquency and Loss Experience of the Master Servicer's Portfolio" below.

     The home equity loan pool will include a number of home equity loans that are High Cost Loans. As High Cost Loans they are subject to special rules, disclosure requirements and other regulatory provisions. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the home equity loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. See "Risk Factors -- Risks Associated with the Home Equity Loans" in this prospectus supplement and "HFC Home Equity Lending
Program -- Representations and Warranties Concerning the Home Equity Loans" and "Legal Aspects of Home Equity Loans and Related Matters -- Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

     No home equity loan provides for negative amortization or future advances. Deferred interest on a home equity loan will only occur if the master servicer permits the borrower to skip-a-payment in accordance with prudent servicing standards.

     With respect to each home equity loan, the combined LTV ratio will be the ratio, expressed as a percentage, of:

     - the sum of (a) the original principal balance of the home equity loan and
       (b) any outstanding principal balance, at the time of origination of the home equity loan, of all other mortgage loans, if any, secured by liens senior to that home equity loan on the related mortgaged property, divided by

     - the appraised value of the mortgaged property.

     The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan or any mortgage loan made by the seller on the mortgaged property that the home equity loan replaced, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after another mortgage was placed on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the other mortgage and the sales price for the mortgaged property.

HOME EQUITY LOANS

     None of the home equity loans were originated prior to August 1990, or have a maturity date later than November 2031. No home equity loan has a remaining term to stated maturity as of the statistical cut-off date of less than 15 months. The weighted average remaining term to stated maturity of the home equity loans as of the statistical cut-off date is 298 months. The weighted average original term to stated maturity of the home equity loans as of the statistical cut-off date is approximately 315 months.

     Below is a description of some additional characteristics of the home equity loans as of the statistical cut-off date. Unless otherwise specified, all percentages of the home equity loans are approximate percentages by aggregate principal balance of the home equity loans as of the statistical cut-off date. All principal balances of the home equity loans are rounded to the nearest dollar.

              ORIGINAL PRINCIPAL BALANCES OF THE HOME EQUITY LOANS

                                                                                             PERCENT OF
                                                                                          HOME EQUITY LOANS
ORIGINAL PRINCIPAL BALANCES                        NUMBER OF HOME        AGGREGATE          BY AGGREGATE
OF THE HOME EQUITY LOANS                            EQUITY LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
---------------------------                        --------------    -----------------    -----------------
 Up to $50,000.00..............................         3,251         $  102,191,130             8.75%
 $50,000.01   --  100,000.00 ..................         4,170            297,347,994            25.47
 100,000.01   --  150,000.00 ..................         2,454            296,482,772            25.40
 150,000.01   --  200,000.00 ..................         1,270            215,887,005            18.49
 200,000.01   --  250,000.00 ..................           560            122,327,883            10.48
 250,000.01   --  300,000.00 ..................           285             76,595,437             6.56
 300,000.01 and above..........................           169             56,567,122             4.85
                                                       ------         --------------           -------
  Total........................................        12,159         $1,167,399,343           100.00%
                                                       ======         ==============           =======

     The average original principal balance of the home equity loans was approximately $98,194.

              CURRENT PRINCIPAL BALANCES OF THE HOME EQUITY LOANS

                                                                                            PERCENT OF
                                                                                         HOME EQUITY LOANS
CURRENT PRINCIPAL BALANCES                        NUMBER OF HOME        AGGREGATE          BY AGGREGATE
OF THE HOME EQUITY LOANS                           EQUITY LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------                        --------------    -----------------    -----------------
 Up to $50,000.00.............................         3,465         $  111,850,369             9.58%
 $50,000.01  --  100,000.00 ..................         4,099            301,145,016            25.80
 100,000.01  --  150,000.00 ..................         2,378            292,529,377            25.06
 150,000.01  --  200,000.00 ..................         1,234            212,303,250            18.19
 200,000.01  --  250,000.00 ..................           540            118,896,011            10.18
 250,000.01  --  300,000.00 ..................           282             76,478,679             6.55
 300,000.01 and above.........................           161             54,196,641             4.64
                                                      ------         --------------           -------
  Total.......................................        12,159         $1,167,399,343           100.00%
                                                      ======         ==============           =======

     The average current principal balance of the home equity loans was approximately $96,011.

                    INTEREST RATES OF THE HOME EQUITY LOANS

                                                                                       PERCENT OF
                                                                                    HOME EQUITY LOANS
                                             NUMBER OF HOME        AGGREGATE          BY AGGREGATE
            INTEREST RATE (%)                 EQUITY LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
            -----------------                --------------    -----------------    -----------------
 8.000 --  8.999.........................           192         $   27,842,005             2.38%
 9.000 --  9.999.........................         1,431            209,155,018            17.92
10.000 -- 10.999.........................         2,905            375,781,841            32.19
11.000 -- 11.999.........................         3,370            310,342,260            26.58
12.000 -- 12.999.........................         1,532            120,599,969            10.33
13.000 -- 13.999.........................         1,042             57,960,451             4.96
14.000 -- 14.999.........................         1,023             41,663,305             3.57
15.000 -- 15.999.........................           370             13,787,295             1.18
16.000 -- 16.999.........................           170              5,790,163             0.50
17.000 -- 17.999.........................            79              2,959,831             0.25
18.000 -- 18.999.........................            33              1,278,127             0.11
19.000 -- 19.999.........................            10                215,804             0.02
20.000 -- 20.999.........................             2                 23,274             0.00
                                                 ------         --------------           -------
  Total..................................        12,159         $1,167,399,343           100.00%
                                                 ======         ==============           =======

          The weighted average interest rate of the home equity loans was 11.299% per annum.

             ORIGINAL COMBINED LTV RATIOS OF THE HOME EQUITY LOANS

                                                                                       PERCENT OF
                                                                                    HOME EQUITY LOANS
                ORIGINAL                     NUMBER OF HOME        AGGREGATE          BY AGGREGATE
         COMBINED LTV RATIO (%)               EQUITY LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
         ----------------------              --------------    -----------------    -----------------
  0.00 --  30.00.........................           104         $    3,603,354             0.31%
 30.01 --  40.00.........................            95              4,498,215             0.39
 40.01 --  50.00.........................           193              9,679,098             0.83
 50.01 --  60.00.........................           259             14,164,645             1.21
 60.01 --  70.00.........................           354             22,739,821             1.95
 70.01 --  80.00.........................           722             48,763,179             4.18
 80.01 --  90.00.........................         1,282             97,761,932             8.37
 90.01 -- 100.00.........................         2,307            200,612,904            17.18
100.01 -- 110.00.........................         5,470            587,649,730            50.34
110.01 -- 115.00.........................         1,373            177,926,464            15.24
                                                 ------         --------------           -------
  Total..................................        12,159         $1,167,399,343           100.00%
                                                 ======         ==============           =======

     The weighted average original combined LTV ratio of the home equity loans was 99.73%.

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE HOME EQUITY LOANS

                                                                                        PERCENT OF
                                                                                     HOME EQUITY LOANS
                                            NUMBER OF HOME         AGGREGATE           BY AGGREGATE
STATE                                        EQUITY LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----                                       --------------    -------------------    -----------------
California..............................         1,846          $  242,451,888             20.77%
New York................................         1,298             106,837,005              9.15
Florida.................................         1,011              89,704,725              7.68
Pennsylvania............................           727              63,548,728              5.44
Washington..............................           495              58,281,896              4.99
Michigan................................           661              56,677,590              4.86
New Jersey..............................           385              51,173,450              4.38
Maryland................................           499              49,474,787              4.24
Virginia................................           546              48,299,728              4.14
Massachusetts...........................           329              35,327,928              3.03
Missouri................................           370              28,857,129              2.47
Illinois................................           304              23,884,720              2.05
Arizona.................................           256              21,856,183              1.87
Colorado................................           160              21,548,421              1.85
Oregon..................................           192              20,798,112              1.78
Tennessee...............................           254              20,261,822              1.74
Connecticut.............................           211              19,603,475              1.68
North Carolina..........................           265              18,232,109              1.56
South Carolina..........................           209              17,751,747              1.52
Georgia.................................           254              16,878,242              1.45
Nevada..................................           131              15,207,983              1.30
Alabama.................................           233              14,942,582              1.28
Minnesota...............................           101              11,623,487              1.00
Wisconsin...............................            96              10,283,194              0.88
Kansas..................................           112              10,168,142              0.87
Utah....................................            87              10,101,787              0.87
Indiana.................................           133               9,896,102              0.85
Idaho...................................           103               9,579,124              0.82
New Hampshire...........................            78               8,031,849              0.69
Texas...................................           171               7,304,676              0.63
Delaware................................            86               7,264,181              0.62
Kentucky................................            78               6,794,420              0.58
Oklahoma................................            81               5,555,487              0.48
Iowa....................................            89               4,884,422              0.42
Louisiana...............................            59               4,667,170              0.40
Nebraska................................            62               4,529,510              0.39
Rhode Island............................            48               4,429,441              0.38
New Mexico..............................            55               4,392,627              0.38
Maine...................................            22               2,195,760              0.19
Mississippi.............................            28               1,836,439              0.16
Montana.................................            21               1,610,584              0.14
Wyoming.................................             6                 403,370              0.03
West Virginia...........................             4                 159,562              0.01
Vermont.................................             2                  49,957              0.00
South Dakota............................             1                  37,802              0.00
                                                ------          --------------            -------
  Total.................................        12,159          $1,167,399,343            100.00%
                                                ======          ==============            =======

                    OCCUPANCY TYPE OF THE HOME EQUITY LOANS

                                                                                        PERCENT OF
                                                                                     HOME EQUITY LOANS
                                            NUMBER OF HOME         AGGREGATE           BY AGGREGATE
OCCUPANCY TYPE                               EQUITY LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------                              --------------    -------------------    -----------------
Primary Residence.......................        12,082          $1,159,890,101             99.36%
Investor Property.......................            77               7,509,242              0.64
                                                ------          --------------            -------
  Total.................................        12,159          $1,167,399,343            100.00%
                                                ======          ==============            =======

                     LIEN PRIORITY OF THE HOME EQUITY LOANS

                                                                                        PERCENT OF
                                                                                     HOME EQUITY LOANS
                                            NUMBER OF HOME         AGGREGATE           BY AGGREGATE
LIEN PRIORITY                                EQUITY LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------                               --------------    -------------------    -----------------
First Lien..............................         8,973          $1,020,888,122             87.45%
Second Lien.............................         3,186             146,511,220             12.55
                                                ------          --------------            -------
  Total.................................        12,159          $1,167,399,343            100.00%
                                                ======          ==============            =======

              REMAINING TERM TO MATURITY OF THE HOME EQUITY LOANS

                                                                                        PERCENT OF
                                                                                     HOME EQUITY LOANS
                                            NUMBER OF HOME         AGGREGATE           BY AGGREGATE
REMAINING TERM TO MATURITY (MONTHS)          EQUITY LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------------         --------------    -------------------    -----------------
 13-60..................................           134          $    2,755,681              0.24%
 61-120.................................           786              34,579,247              2.96
121-180.................................         2,564             144,814,861             12.40
181-240.................................         1,497             123,280,243             10.56
241-300.................................           437              45,177,527              3.87
301-360.................................         6,741             816,791,784             69.97
                                                ------          --------------            -------
  Total.................................        12,159          $1,167,399,343            100.00%
                                                ======          ==============            =======

     The weighted average remaining term to maturity of the home equity loans was 298 months.

                  YEAR OF ORIGINATION OF THE HOME EQUITY LOANS

                                                                                        PERCENT OF
                                                                                     HOME EQUITY LOANS
                                            NUMBER OF HOME         AGGREGATE           BY AGGREGATE
YEAR OF ORIGINATION                          EQUITY LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------                         --------------    -------------------    -----------------
1995 and before.........................            90          $    2,865,823              0.25%
1996....................................           207              11,049,876              0.95
1997....................................           628              32,545,767              2.79
1998....................................         1,450              98,589,228              8.45
1999....................................         1,735             153,313,575             13.13
2000....................................         2,140             196,164,676             16.80
2001....................................         5,909             672,870,398             57.64
                                                ------          --------------            -------
  Total.................................        12,159          $1,167,399,343            100.00%
                                                ======          ==============            =======

                FICO CREDIT SCORE OF THE HOME EQUITY LOANS(1)(2)

                                                                                        PERCENT OF
                                                                                     HOME EQUITY LOANS
                                            NUMBER OF HOME         AGGREGATE           BY AGGREGATE
FICO CREDIT SCORE                            EQUITY LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------                           --------------    -------------------    -----------------
Not available...........................         1,487          $  107,655,749              9.22%
459-500.................................            44               5,477,022              0.47
501-540.................................           410              38,827,917              3.33
541-580.................................         1,315             125,811,451             10.78
581-620.................................         2,812             277,033,869             23.73
621-660.................................         3,287             335,107,649             28.71
661-700.................................         2,020             204,918,498             17.55
701-811.................................           784              72,567,188              6.22
                                                ------          --------------            -------
  Total.................................        12,159          $1,167,399,343            100.00%
                                                ======          ==============            =======

     The weighted average FICO Credit Score of the first borrower in HFC's or its subsidiary's electronic records at origination of the home equity loans was 629.

(1) "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

(2) The FICO Credit Scores presented represent the scores entered into the first borrower field in HFC's or its subsidiary's electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan. Household does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model.

UNDERWRITING STANDARDS

     Of the home equity loans included in the pool, substantially all were originated under full documentation underwriting programs based on HFC standards and procedures, including home equity loans in the pool which were underwritten by a non-affiliate pursuant to a sourcing relationship with HFC. All remaining home equity loans were originated under reduced documentation programs. The following is a brief description of HFC's underwriting procedures for full documentation loan programs.

     Home equity loan applications are received by HFC, its subsidiaries or through a sourcing relationship. The applications are subjected to a direct credit investigation by the initial lender under the control of HFC. This investigation generally includes:

     - obtaining and reviewing an independent credit bureau report;

     - verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

     - verification of employment, which normally includes obtaining a W-2 form or pay stub, a minimum of two years of tax returns for self-employed individuals, or other written or telephone verification with employers;

     - obtaining a title search, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

     - obtaining an appraisal (which may be an appraisal using a statistical data base) of the property, which must be substantiated by sales data on three comparable properties.

     Based upon information obtained through the credit investigation, an internal credit score is generated which is the primary score used to make the credit decision. FICO Credit Scores included in this prospectus supplement are for informational purposes and were not the primary score considered in making a credit decision.

     After this investigation is conducted, a decision is made by the lender to accept or reject the loan application. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 45%, but such requirement may be waived based on compensating factors as deemed appropriate by HFC. In no event may the debt-to-income ratio exceed 60%. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, owners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, and alimony, child support or maintenance payments, and income is defined as stable monthly gross income from the borrower's primary source of employment, plus acceptable secondary income. An acceptable combined LTV ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions.

THE SUBSERVICERS

     The home equity loans will be subserviced by the related sellers or other affiliates of HFC, on behalf of HFC as master servicer. The master servicer will be entitled to retain, on behalf of itself and the subservicers, the servicing fee.

THE MASTER SERVICER

     HFC will be responsible for master servicing the home equity loans. Responsibilities of HFC will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the trustee to accommodate distributions to certificateholders. HFC will not make Advances relating to delinquent payments of principal and interest on the home equity loans.

     For information regarding foreclosure procedures, see "Description of the Certificates -- Realization Upon Defaulted Home Equity Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with HFC's business judgment, changes in HFC's portfolio of real estate secured home equity loans that it services for itself and others, applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

     The following tables summarize the delinquency and loss experience for all closed-end home equity loans originated by the United States consumer lending branch business of HFC, including loans purchased with servicing performed by HFC and its subsidiaries that were originated by a sourcing relationship to HFC, and real estate acquired through foreclosures, but excluding the branch operations of Beneficial Corporation, a subsidiary of HFC, purchased portfolios of home equity loans and any wholesale or correspondent operations. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home equity loans will be similar to that described below.

     As used in the following tables, a loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be one payment past due.

     There can be no assurance that the delinquency experience described below will be representative of the results that may be experienced with respect to the home equity loans.

             HFC CLOSED-END HOME EQUITY LOAN DELINQUENCY EXPERIENCE

                                                                      AT DECEMBER 31,
                         ----------------------------------------------------------------------------------------------------------
                              1996              1997              1998              1999              2000               2001
                         ---------------   ---------------   ---------------   ---------------   ---------------   ----------------
Number of home equity
  loans managed........          31,570            60,927            82,100            96,001           116,212             132,013
Aggregate principal
  balance of home
  equity loans
  managed..............  $1,526,845,382    $3,231,795,779    $4,956,468,088    $6,721,435,974    $8,796,130,448     $11,096,408,151
Contractually
  delinquent principal
  balances of the home
  equity loans managed
  One payment
    past due...........     $64,467,816      $181,715,413      $250,818,324      $279,175,109      $233,798,742        $301,289,865
  Two payments
    past due...........     $14,100,790       $32,580,997       $40,101,780       $25,738,263       $30,631,478         $48,861,200
  Three or more
    payments past
    due................     $29,190,617       $65,976,003      $134,276,606      $160,483,644      $185,967,441        $229,477,306
Principal balance of
  home equity loans
  managed three or more
  payments past due as
  a percentage of the
  aggregate principal
  balance of the home
  equity loans
  managed..............            1.91%             2.04%             2.71%             2.39%             2.11%               2.07%

     In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse and "contractually delinquent principal balances of the home equity loans managed" includes REO Home Equity Loans.

                HFC CLOSED-END HOME EQUITY LOAN LOSS EXPERIENCE

                                                               YEAR ENDED DECEMBER 31,
                       -------------------------------------------------------------------------------------------------------
                           1996             1997              1998              1999              2000              2001
                       -------------   ---------------   ---------------   ---------------   ---------------   ---------------
Number of home equity
  loans managed......        31,570            60,927            82,100            96,001           116,212            132,013
Average principal
  balance of home
  equity loans
  managed............  $989,886,431    $2,264,910,788    $4,097,089,002    $5,816,225,614    $7,729,395,515     $9,949,647,699
Gross charge-offs....    $5,920,264       $14,496,010       $18,271,402       $42,074,578       $52,646,281        $55,778,212
Ratio of gross
  charge-offs to
  average balance....          0.60%             0.64%             0.45%             0.72%             0.68%              0.56%

     In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse and "average principal balance of home equity loans managed" is the average of the monthly average principal balances. "Gross charge-offs" is the loss recognized (a) upon acceptance of an amount less than the entire amount due in payoff of a loan, and (b) upon writedown to the net realizable value of a property when HFC or a subsidiary acquires title to the property or when a borrower abandons the property. These loss numbers do not include post-charge-off recoveries, expenses incurred in foreclosing upon, maintaining or selling the property, additional losses taken upon decline of the property's net value or any loss on sale of the underlying property.

ADDITIONAL INFORMATION

     The description in this prospectus supplement of the home equity loan pool and the mortgaged properties is based upon the home equity loan pool as constituted at the close of business on the statistical cut-off date. Prior to the issuance of the offered certificates, home equity loans may be removed from the home equity loan pool as a result of prepayment in full, incomplete documentation, delinquency or otherwise, if the depositor deems the removal necessary or appropriate. Some amortization of the home equity loans will occur between the statistical cut-off date and the cut-off date. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home equity loan pool as it will be constituted at the time the certificates offered hereby are issued. The range of interest rates and maturities and some other characteristics of the home equity loans in the home equity loan pool may vary. However, no more than five percent (5%) of the home equity loans, as they are constituted as of the statistical cut-off date, by aggregate principal balance as of the statistical cut-off date will have characteristics that deviate from those characteristics described herein.

     A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the SEC within fifteen days after the initial issuance of the offered certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Closed-End Home Equity Loan Asset Backed Certificates, Series 2002-1 will include the following two classes of certificates:

     - Class A Certificates; and

     - Class M Certificates.

     In addition to the Class A and Class M Certificates, the Closed-End Home Equity Loan Asset Backed Certificates, Series 2002-1, will also include a single equity certificate. The equity certificate will initially be held by the depositor. Only the Class A and M Certificates are offered by this prospectus supplement.

     The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

     - the home equity loans;

     - the assets as from time to time that are identified as deposited in respect of the home equity loans in the Collection Account and belonging to the trust;

     - property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

     - any applicable insurance policies;

     - all proceeds of the foregoing; and

     - one share of preferred stock of the depositor having limited voting rights. See "Description of the Certificates -- The Preferred Stock" in this prospectus supplement.

     The Class A and Class M Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     General. Holders of the offered certificates, so long as the offered certificates are registered in the name of Cede & Co., are collectively referred to as the DTC registered certificateholders. The DTC registered certificateholders may elect to hold their DTC registered certificates through DTC in the United States, or Clearstream Banking, societe anonyme, a professional depository which holds securities for its participating organizations or Clearstream customers, or Euroclear Bank S.A./N.V., as operator of the Euroclear system in Europe, if they are Euroclear participants or Clearstream customers, as applicable, in their systems, or indirectly through organizations which are participants or customers, as applicable, in their systems.

     The DTC registered certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance of the DTC registered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, in those capacities, individually referred to as the relevant depositary and collectively referred to as the European depositaries, which in turn will hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Except as described below, no DTC registered certificateholder will be entitled to receive a physical certificate in fully registered form, or a definitive certificate, representing that security. Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures. DTC registered certificateholders will not be "Holders" as that term is used in the pooling and servicing agreement.

     The DTC registered certificateholder's ownership of a DTC registered certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the DTC registered certificateholder's account for that purpose. In turn, the financial intermediary's ownership of the DTC registered certificates will be recorded on the records of DTC, or of a firm that is a participant and acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the DTC registered certificateholder's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC registered certificateholders will receive all payments of principal and interest on the DTC registered certificates from the trustee through DTC and DTC participants. While the DTC registered certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the DTC registered certificates and is required to receive and transmit payments of principal and interest on the DTC registered certificates. Participants and indirect participants with whom DTC registered certificateholders have accounts with respect to DTC registered certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective DTC registered certificateholders. Accordingly, although DTC registered certificateholders will not possess physical certificates, the rules provide a mechanism by which DTC registered certificateholders will receive payments and will be able to transfer their interest.

     Unless and until definitive certificates are issued, DTC registered certificateholders who are not participants may transfer ownership of DTC registered certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the DTC registered certificates, by book-entry transfer, through DTC for the account of the purchasers of the DTC registered certificates, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of DTC registered certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing DTC registered certificateholders.

     Under a book-entry format, DTC registered certificateholders of the DTC registered certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Payments with respect to DTC registered certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a DTC registered certificateholder to pledge DTC registered certificates to persons or entities that do not participate in the Depositary system, or otherwise take actions relating to the DTC registered certificates, may be limited due to the lack of physical certificates for the DTC registered certificates. In addition, issuance of the DTC registered certificates in book-entry form may reduce the liquidity of the DTC registered certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the DTC registered certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the DTC registered certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the DTC registered certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by holders of DTC registered certificates under the pooling and servicing agreement on behalf of a Clearstream customer or

Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some DTC registered certificates which conflict with actions taken with respect to other DTC registered certificates.

     Definitive certificates will be issued to DTC registered certificateholders of the DTC registered certificates, or their nominees, rather than to DTC, if:

     - the depository or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the DTC registered certificates and the trustee is unable to locate a qualified successor;

     - the depositor, with the consent of the trustee, elects to terminate a book-entry system through DTC; or

     - after the occurrence of an event of default, under the pooling and servicing agreement, DTC registered certificateholders of any class aggregating at least a majority of the outstanding voting rights of the DTC registered certificates advise DTC through the financial intermediaries and DTC participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the DTC registered certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all DTC registered certificateholders of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue and authenticate definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of DTC registered certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I hereto and "Description of the Certificates -- Form of Certificates" in the prospectus.

     According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     For additional information regarding DTC and the DTC registered certificates, see "Description of the Certificates -- Form of Certificates" in the prospectus.

GLOSSARY OF TERMS

     "Accrual Period," as to the Class A and Class M Certificates, for the initial distribution date, is the period from and including the closing date of this offering through and including the day immediately preceding the initial distribution date, and for each distribution date thereafter, is the period from and including the distribution date in the month immediately preceding the month in which the distribution date occurs and ending on and including the day immediately preceding the distribution date.

     "Additional Principal Reduction Amount," as to any distribution date, is equal to the excess of (a) the Principal Reduction Amount over (b) the Principal Distribution Amount.

     "Available Funds Cap," with respect to any distribution date, is a per annum rate equal to the weighted average of the net loan rates of each home equity loan, in each case outstanding as of the first day of the related Collection Period, multiplied by a fraction of which the numerator is 30 and the denominator is the number of days in the Accrual Period.

     "Certificate Principal Balance," for any class of offered certificates as to any date of determination, is the initial Certificate Principal Balance of that certificate, reduced by the aggregate of all amounts allocable to principal previously distributed with respect to that certificate.

     "Charge Off Amount," as to any Charged Off Home Equity Loan and collection period, is an amount equal to the amount of the Stated Principal Balance that the master servicer has charged off on its servicing records during such collection period.

     "Class A Formula Rate," with respect to the Class A Certificates, and with respect to the initial Accrual Period, is a fixed rate per annum, and as to any Accrual Period thereafter, will be a per annum rate equal to one month LIBOR plus 0.37%.

     "Class A Pass-Through Rate," with respect to any distribution date and Accrual Period, is the lesser of (i) the Class A Formula Rate and (ii) the Available Funds Cap for such distribution date.

     "Class A Supplemental Interest Amount," as to any distribution date, is the sum of (i) the excess, if any, of (a) interest due on the Class A Certificates at the Class A Formula Rate over (b) interest due on the Class A Certificates at an interest rate equal to the Available Funds Cap, (ii) any Class A Supplemental Interest Amount remaining unpaid from prior distribution dates and (iii) interest on the amount in clause (ii) at the Class A Formula Rate.

     "Class M Formula Rate," with respect to the Class M Certificates, and with respect to the initial Accrual Period, is a fixed rate per annum, and as to any Accrual Period thereafter, will be a per annum rate equal to one month LIBOR plus 0.82%.

     "Class M Pass-Through Rate," with respect to any distribution date and Accrual Period, is the lesser of (i) the Class M Formula Rate and (ii) the Available Funds Cap for such distribution date.

     "Class M Supplemental Interest Amount," as to any distribution date, is the sum of (i) the excess, if any, of (a) interest due on the Class M Certificates at the Class M Formula Rate over (b) interest due on the Class M Certificates at an interest rate equal to the Available Funds Cap, (ii) any Class M Supplemental Interest Amount remaining unpaid from prior distribution dates and (iii) interest on the amount in clause (ii) at the Class M Formula Rate.

     "Collection Period," as to any distribution date, is the calendar month immediately preceding the calendar month in which the distribution date occurs, except that with respect to the initial distribution date, the Collection Period is the period from March 4, 2002 through March 31, 2002.

     "Current Interest," with respect to each class of offered certificates and any distribution date, is the aggregate amount of interest accrued at the applicable Pass-Through Rate during the preceding Accrual Period on the Certificate Principal Balance of the related class of offered certificates.

     "Enhancement Percentage," as to any distribution date, is the percentage obtained by dividing (a) the Interim Overcollateralization Amount, by (b) the aggregate principal balance of all of the home equity loans on the last day of the related Collection Period.

     "Extra Principal Distribution Amount," is the lesser of (a) the Monthly Excess Cashflow and (b) the Interim Overcollateralization Deficiency.

     "Foreclosure Profit," as to any Liquidated Home Equity Loan, is the amount, if any, by which (a) the aggregate of its Liquidation Proceeds less Liquidation Expenses exceeds (b) the Stated Principal Balance of the home equity loan immediately prior to the final recovery of its Liquidation Proceeds, together with the sum of (1) accrued and unpaid interest thereon at the applicable home equity loan rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds and (2) the related Charge Off Amounts.

     "Insurance Proceeds" are proceeds paid by any insurer pursuant to any insurance policy covering a home equity loan, net of any component thereof covering any expenses incurred by or on behalf of the master servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the borrower in accordance with the master servicer's normal servicing procedures or required to be paid to any holder of a mortgage senior to such home equity loan.

     "Interest Carry Forward Amount," with respect to any class of the offered certificates for any distribution date, is the sum of (a) the amount, if any, by which (1) the sum of the Current Interest and all prior unpaid Interest Carry Forward Amounts for such class as of the immediately preceding distribution date exceeded (2) the amount of the actual distribution with respect to interest made to such class of offered certificates on such immediately preceding distribution date plus (b) interest on such amount calculated for the related Accrual Period at the related Pass-Through Rate in effect with respect to such class of offered certificates.

     "Interest Collections," as to any distribution date, is the sum, without duplication, of:

     - the portion allocable to interest of all scheduled monthly payments on the home equity loans received during the related Collection Period, minus the servicing fee for the related Collection Period;

     - all Net Liquidation Proceeds actually collected by the master servicer during the related Collection Period (to the extent that Net Liquidation Proceeds relate to interest);

     - the interest portion of the purchase price for any home equity loan repurchased from the trust pursuant to the terms of the pooling and servicing agreement during the related Collection Period;

     - the interest portion of all Substitution Adjustment Amounts with respect to the related Collection Period; and

     - to the extent advanced by the master servicer in connection with a Skip-A-Pay Advance (as defined under "Pooling and Servicing
       Agreement -- Collection and Liquidation Practices; Loss Mitigation") and not previously distributed, the amount of any Skip-A-Pay Advance deposited by the master servicer into the collection account with respect to such distribution date.

     "Interim Overcollateralization Amount," as to any distribution date, is the excess, if any, of (x) the aggregate principal balance of the home equity loans as of the last day of the preceding Collection Period over (y) (i) the outstanding principal balance of the offered certificates (before taking into account any distributions of principal on that distribution date) less (ii) the Principal Collections for such distribution date.

     "Interim Overcollateralization Deficiency," as to any distribution date, is the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the Interim Overcollateralization Amount.

     "Liquidated Home Equity Loan," as to any distribution date, is any home equity loan in respect of which the master servicer has determined as of the end of the related collection period that all Liquidation Proceeds which it expects to recover on such home equity loan have been recovered (exclusive of any possibility of a deficiency judgment).

     "Liquidation Expenses" are out-of-pocket expenses (exclusive of overhead) that are incurred by the master servicer in connection with the liquidation of any home equity loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such home equity loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such home equity loan) with respect to the related home equity loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

     "Liquidation Proceeds" are proceeds (including Insurance Proceeds) received in connection with the liquidation of any home equity loan, whether through trustee's sale, foreclosure sale or otherwise.

     "Monthly Excess Cashflow," as to any distribution date, is the excess, if any, of (i) the excess, if any, of (a) the Interest Collections (for clarity purposes only, net of any servicing fee) over (b) the Current Interest plus the Interest Carry Forward Amount, if any, of all classes of offered certificates (after taking into account all distributions of interest on that distribution date) over (ii) the Additional Principal Reduction Amount.

     "Net Liquidation Proceeds," as to any Liquidated Home Equity Loan, is Liquidation Proceeds less Liquidation Expenses.

     "Overcollateralization Release Amount" for any distribution date is the amount (but not in excess of the Principal Collections for such distribution date) equal to the excess of (a) the Interim Overcollateralization Amount over
(b) the Targeted Overcollateralization Amount.

     "Pass-Through Rate," is either the Class A Pass-Through Rate or the Class M Pass-Through Rate, as the context requires.

     "Principal Carry Forward Amount," for the Class A or Class M Certificates as to any distribution date, is the excess, if any, of the amounts by which (a) as to the Class A Certificates, the amounts payable as set forth in items (iv) and (v) under "Description of the Certificates -- Allocation of Payments on the Home Equity Loans" herein or as to the Class M Certificates, the amounts payable as set forth in items (vii) and (viii) under "Description of the Certificates -- Allocation of Payments on the Home Equity Loans" herein, as applicable, in each case, as of the preceding distribution date, exceeded (b) the amount of the actual distributions made on such class on such prior distribution date pursuant to those items.

     "Principal Collections," as to any distribution date, is the sum, without duplication, of:

     - the principal portion of all scheduled monthly payments on the home equity loans received by the master servicer during the related Collection Period;

     - the principal portion of the purchase price for any home equity loan repurchased from the trust pursuant to the terms of the pooling and servicing agreement during the related Collection Period;

     - the principal portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

     - all Net Liquidation Proceeds (excluding Foreclosure Profits and Recovered Charge Off Amounts) actually received by the master servicer during the related Collection Period (to the extent such Net Liquidation Proceeds relate to principal); and

     - the principal portion of all other unscheduled collections on the home equity loans received by the master servicer during the related Collection Period (including, without limitation, full and partial prepayments of principal made by the borrowers), to the extent not previously distributed.

     "Principal Distribution Amount," as to any distribution date, is the Principal Collections minus, for distribution dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

     "Principal Reduction Amount," as to any distribution date, is the amount equal to (i) the excess of the aggregate principal balance of the home equity loans as of the first day of a Collection Period over the aggregate principal balance of the home equity loans as of the last day of the Collection Period minus (ii) for distribution dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

     "REO Home Equity Loan" is a home equity loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     "60 Day Delinquency Percentage," as to any Collection Period, is (a) the aggregate of the Stated Principal Balances of all home equity loans that are 60 or more days contractually delinquent, in bankruptcy, in foreclosure and REO Home Equity Loans over (b) the aggregate Stated Principal Balance of the home equity loans as of the end of such Collection Period.

     "60 Day+ Rolling Average," as to any distribution date, is the average of the applicable 60 Day Delinquency Percentage for each of the three (3) immediately preceding Collection Periods.

     "Stated Principal Balance," as to any home equity loan (other than a Liquidated Home Equity Loan) as of any date of determination, is the principal balance thereof as of the cut-off date, minus the sum of (x) all collections credited against the principal balance of such home equity loan in accordance with the terms of the related mortgage note and (y) any related Charge Off Amounts credited against the principal balance of such home equity loan prior to such date. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Stated Principal Balance equal to the Stated Principal Balance of the related home equity loan immediately prior to the final recovery of related Liquidation Proceeds and a Stated Principal Balance of zero thereafter.

     "Stepdown Date," is the later to occur of (a) the earlier to occur of (1) the distribution date in September 2004 and (2) the first distribution date on which the aggregate Certificate Principal Balance of Class A and Class M Certificates has been reduced to zero and (b) the first distribution date on which the aggregate Stated Principal Balance of the home equity loans has been reduced to 50% of the cut-off date Stated Principal Balance of the home equity loans.

     "Stepped Up Enhancement Level," as to any distribution date, is two times the 60 Day+ Rolling Average.

     "Substitution Adjustment Amount," as to any defective home equity loan or any home equity loan that the master servicer elects to substitute pursuant to the pooling and servicing agreement and the date on which a substitution thereof occurs pursuant to the pooling and servicing agreement, is the sum of:

     - the excess, if any, of (a) the Stated Principal Balance of such home equity loan plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such home equity loan on or before the date of the substitution of the applicable eligible substitute home equity loan or loans) over (b) the aggregate Stated Principal Balance of the applicable eligible substitute home equity loan or loans, plus

     - accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the Net Mortgage Rate on the Stated Principal Balance of such home equity loan outstanding from time to time.

     "Targeted Overcollateralization Amount," as of any distribution date, will be:

     - prior to the Stepdown Date, 17% of the aggregate principal balance of the home equity loans as of the cut-off date, and

     - on and after the Stepdown Date and assuming a Trigger Event is not in effect, the lesser of (i) 17% of the aggregate principal balance of the home equity loans as of the cut-off date, and (ii) the greater of (A) 34% of the aggregate principal balance of the home equity loans as of the last day of the related Collection Period and (B) approximately $5,629,818.

     "Trigger Event," as to any distribution date, will have occurred if the 60 Day+ Rolling Average equals or exceeds one-half of the related Enhancement Percentage. Notwithstanding the foregoing, a Trigger Event will not be in effect if the Enhancement Percentage on the offered certificates exceeds the Stepped Up Enhancement Level.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 20th day of each month or, if that day is not a business day, then the next succeeding business day, commencing on April 22, 2002. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the last day preceding the related distribution date or, following any issuance of definitive certificates, to the persons in whose names the certificates are registered at the close of business on the last day of the month preceding the month in which the related distribution date occurs. Distributions will be made by wire transfer, check or money order mailed to the address of the person entitled to the distribution as it appears on the certificate register. In the case of DTC registered certificates, distributions will be made by wire transfer to DTC or its nominee in amounts calculated as described in this prospectus supplement. However, the final distribution relating to the certificates (if the certificates are no longer DTC registered certificates) will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution. A business day is any day other than:

     - a Saturday or Sunday; or

     - a day on which banking institutions in the States of New York or Illinois are required or authorized by law to be closed.

AVAILABLE DISTRIBUTION AMOUNT

     The Available Distribution Amount, with respect to any distribution date, will be an amount equal to the sum of (a) the aggregate amount of Principal Collections and Interest Collections on the home equity loans received during the related Collection Period, (b) any Insurance Proceeds (to the extent they are not deemed to be Principal Collections), and (c) any amounts required to be paid in connection with the termination of the trust.

INTEREST DISTRIBUTIONS

     Holders of each class of offered certificates will be entitled to receive interest distributions at the pass-through rate on that class on each distribution date in the priority and to the extent described in this prospectus supplement. The pass-through rates on the classes of offered certificates are floating based on the one month LIBOR index plus a specified margin and are listed on page S-6 hereof. Interest will accrue on each class of offered certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date. Interest on the certificates relating to any distribution date will accrue for the related Accrual Period on the related Certificate Principal Balance. Interest for the certificates will accrue on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. Interest payments on the certificates will be funded from principal and interest payments on the home equity loans.

     The pass-through rates on the offered certificates will be subject to an available funds cap based on a per annum rate equal to the weighted average of the net loan rates of each home equity loan outstanding as of the first day of the related Collection Period. If the available funds cap is less than the LIBOR-based formula rate on the offered certificates, the pass-through rate on the offered certificates will be reduced to the available funds cap. Interest not distributed as current interest as a result of the available funds cap limitation will be paid at a later priority position in the current distribution or will be carried over on a subordinated basis with accrued interest at the then applicable LIBOR-based formula rate and paid in a later distribution, if sufficient funds are available therefor. The ratings of the offered certificates do not address the likelihood of the payment of supplemental interest amounts.

PRINCIPAL DISTRIBUTIONS

     Holders of each class of offered certificates will be entitled to receive on each distribution date, in the priority and to the extent described in this prospectus supplement, the Principal Distribution Amount.

     Distributions of principal on the offered certificates on each distribution date will be made in accordance with the priorities described below, until the Certificate Principal Balances for each class of offered certificates has been reduced to zero.

     The master servicer will include borrower prepayments on home equity loans, Net Liquidation Proceeds and Insurance Proceeds received during the related Collection Period in the Available Distribution Amount for the distribution date. On the final distribution date for each class of offered certificates, principal will be due and payable on that class of offered certificates in an amount equal to the related Certificate Principal Balance, if any. In no event will principal payments on any class of offered certificates on any distribution date exceed the related Certificate Principal Balance on that date.

ALLOCATION OF PAYMENTS ON THE HOME EQUITY LOANS

     The master servicer on behalf of the trust will establish a Collection Account into which the master servicer will deposit Principal Collections and Interest Collections on the home equity loans for each distribution date on the business day prior to that distribution date. The Collection Account will be an Eligible Account and amounts on deposit in the Collection Account will be invested in Permitted Investments.

     On each distribution date, the Available Distribution Amount will be allocated from the Collection Account in the following order of priority to the extent of funds available in the Collection Account:

           (i) to the Class A Certificates, the Current Interest plus the Interest Carry Forward Amount with respect to the Class A Certificates; provided, that if the amount available is not sufficient to make a full distribution of interest with respect to the Class A Certificates, the amount of the shortfall will be carried forward with accrued interest;

           (ii) to the Class M Certificates, the Current Interest plus the Interest Carry Forward Amount with respect to the Class M Certificates; provided, that if the amount available is not sufficient to make a full distribution of interest with respect to the Class M Certificates, the amount of the shortfall will be carried forward with accrued interest;

           (iii) to the Class A Certificates until the Certificate Principal Balance of such Class A Certificates has been reduced to zero, approximately 88.89% of the Principal Distribution Amount;

           (iv) to the Class A Certificates, the Principal Carry Forward Amount with respect to the Class A Certificates;

           (v) to the Class A Certificates until the Certificate Principal Balance of such Class A Certificates has been reduced to zero, approximately 88.89% of the Additional Principal Reduction Amount;

           (vi) to the Class M Certificates until the Certificate Principal Balance of such Class M Certificates has been reduced to zero, approximately 11.11% of the Principal Distribution Amount;

           (vii) to the Class M Certificates, the Principal Carry Forward Amount with respect to the Class M Certificates;

           (viii) to the Class M Certificates until the Certificate Principal Balance of such Class M Certificates has been reduced to zero, approximately 11.11% of the Additional Principal Reduction Amount;

           (ix) concurrently, to the Class A Certificates and to the Class M Certificates until the Certificate Principal Balance of each such Class A and Class M Certificates has been reduced to zero, approximately 88.89% of the Extra Principal Distribution Amount to the Class A Certificates and approximately 11.11% of the Extra Principal Distribution Amount to the Class M Certificates;

           (x) to the Class A and Class M Certificates, their pro rata share, according to the outstanding Class A Supplemental Interest Amount and Class M Supplemental Interest Amount, as applicable, of the aggregate Class A Supplemental Interest Amount and Class M Supplemental Interest Amount; and

           (xi) to the equity certificate, any remaining Available Distribution Amount; provided, however, that on any distribution date after the earlier of (i) the date on which the first auction conducted by the trustee following the aggregate Certificate Principal Balance being less than 15% of the aggregate initial Certificate Principal Balance of the offered certificates does not produce any bid at least equal to the required termination purchase price or (ii) the March 2012 distribution date, any remaining amount available for distribution shall instead be distributed concurrently, approximately 88.89% to the Class A Certificates and approximately 11.11% to the Class M Certificates, in reduction of the applicable Class or Classes' Certificate Principal Balance.

MATURITY

     If any of the offered certificates remain outstanding on the March 2012 distribution date (after taking into account all distributions of principal made on such date), the trustee will sell the assets of the trust to accelerate the repayment of all of the accrued interest on and principal of the Class A and Class M Certificates by soliciting at least two bids for the sale of the home equity loans, and will sell to the highest bidder the number of home equity loans necessary to generate sufficient sales proceeds to fully repay the principal balance of the offered certificates, together with any unpaid Interest Carry Forward Amounts allocable thereto, plus accrued interest on such Certificate Principal Balance and any unpaid Interest Carry Forward Amounts at the related pass-through rates. On the date of sale of the home equity loans, the trustee will distribute the sales proceeds to the holders of the offered certificates up to such required amount to retire the certificates.

     To the extent that the trustee does not receive a bid for the sale of all of the home equity loans that will generate sales proceeds at least equal to such required amount, the trustee will (i) sell the home equity loans to the highest bidder, and (ii) distribute the sales proceeds in accordance with the payment priorities set forth above under "Allocation of Payments on the Home Equity Loans" and terminate the trust, provided that the holders of not less than 66 2/3% of the Certificate Principal Balance of each class of the offered certificates consent to such action. If the trustee is unable to obtain the required consent of the holders of the offered certificates, the trustee will continue to distribute the Available Distribution Amount to the holders of the offered certificates on each distribution date in accordance with the payment priorities set forth above under "Allocation of Payments on the Home Equity Loans."

OVERCOLLATERALIZATION PROVISIONS

     On each distribution date, the Extra Principal Distribution Amount, if any, is applied on that distribution date as an accelerated payment of principal on the offered certificates in the manner described above.

     If a Trigger Event is in effect on or after the Stepdown Date, the Targeted Overcollateralization Amount shall be equal to the Targeted
Overcollateralization Amount for the immediately preceding distribution date.

     In the event that the Targeted Overcollateralization Amount is permitted to decrease or "step down" on a distribution date in the future, a portion of the Principal Collections which would otherwise be distributed to the holders of the offered certificates on that distribution date will not be distributed to the holders of the offered certificates on that distribution date. This has the effect of decelerating the amortization of the offered certificates relative to the amortization of the home equity loans, and of reducing the Overcollateralization Amount.

CALCULATION OF ONE MONTH LIBOR

     The London Interbank Offered Rate or LIBOR with respect to any one month accrual period will be established by the trustee and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR determination date. Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be selected by the trustee after consultation with the master servicer as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR for the next accrual period will be such rate. "LIBOR determination date" means, as to any distribution date, the second LIBOR business day before the first day of the related accrual period. "LIBOR business day" means a day on which dealings in United States dollars are transacted in the London interbank market.

     If on any LIBOR determination date the offered rate does not appear on Telerate Page 3750, the trustee will request each of four major reference banks in the London interbank market, as selected by the trustee, to provide the trustee with its offered quotation for United States dollar deposits for the upcoming one-month period, commencing on the second LIBOR business day immediately following such LIBOR determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time on such LIBOR determination date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two reference banks provide the trustee with offered quotations, LIBOR on that date will be the arithmetic mean of all such quotations.

     If on that date fewer than two of the reference banks provide the trustee with offered quotations, LIBOR on such date will be the arithmetic mean of the offered per annum rates that three major banks in New York City selected by the trustee quote at approximately 11:00 A.M. in New York City on such LIBOR determination date for one-month United States dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If these New York City quotes are not available, then LIBOR determined on such LIBOR determination date will continue to be LIBOR as then currently in effect on such LIBOR determination date.

     The establishment of LIBOR on each LIBOR determination date by the trustee and the trustee's calculation of the rate of interest applicable to the Class A and the Class M Certificates for the related accrual period will (in the absence of manifest error) be final and binding.

ADVANCES

     The master servicer will not make Advances relating to delinquent payments of principal and interest with respect to any home equity loan included in the home equity pool.

THE PREFERRED STOCK

     The trust assets include one share of preferred stock of the depositor. The preferred stock has a par value of $1.00 and is designated the Class SV-I Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the depositor from abusing the protections of the bankruptcy laws and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the depositor, the rights of the holders of the preferred stock are limited to (a) voting in the event the depositor desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due and (b) receiving $1.00 upon liquidation of the depositor. The depositor has issued similar shares of preferred stock to other trusts. The unanimous affirmative vote of the holders of the preferred stock and such similar shares of preferred stock is required to approve any of the depositor's bankruptcy initiatives. Holders of any shares of preferred stock of the depositor have no other rights, such as the right to receive dividends or to vote on any other matter.

     Under the pooling and servicing agreement, the trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the pooling and servicing agreement, the trustee covenants that it will not transfer the Class SV-I Preferred Stock to HFC or any affiliate of HFC and during any event of default under the pooling and servicing agreement, will not consent to any of the depositor's voluntary bankruptcy initiatives unless approved by a majority of the certificateholders. Because unanimous consent of all the holders of preferred stock of the depositor is required to approve any of the depositor's bankruptcy initiatives, a majority of the certificateholders will be able to unilaterally prevent the implementation of the depositor's voluntary bankruptcy initiatives.

THE TRUSTEE

     Bank One, National Association is the trustee under the pooling and servicing agreement pursuant to which the offered certificates will be issued. Bank One, National Association is a national banking association, and its corporate trust offices are located at 1 Bank One Plaza, Chicago, Illinois. In the ordinary course of its business, the trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with HFC, the depositor, the sellers and their affiliates. Banc One Capital Markets, Inc., one of the co-managers in this offering, is an affiliate of the trustee.

     On or prior to each distribution date, the trustee will make the statement described under "Description of the Certificates -- Reports to Certificateholders" in the prospectus for that distribution date available via the trustee's internet website, which is presently located at "www.abs.bankone.com." Persons who are unable to use the trustee's internet website are entitled to have a paper copy of the statements mailed to them via first class mail by calling the trustee at (800) 524-9472. The trustee may change the way the statements are distributed or otherwise made available in order to make the circulation more convenient and/or more accessible to the holders of the offered certificates. The trustee will provide timely and adequate notification to the holders of the offered certificates of any change described above.

                  MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the home equity loans and the amount and timing of borrower defaults and losses on the home equity loans. The rate of default and losses on home equity loans secured by second or third liens may be greater than that of home equity loans secured by first liens. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home equity loans in the trust. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, the rate and timing of principal prepayments on the home equity loans by the borrowers, liquidations of defaulted home equity loans and repurchases of home equity loans due to some breaches of representations.

     The timing of changes in the rate of prepayments, liquidations and repurchases of the home equity loans may, and the timing of defaults and losses on the home equity loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home equity loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield and Prepayment Considerations," no assurance can be given as to the rate or the timing of principal payments on any class of certificates.

     A seller may allow the refinancing of a home equity loan by accepting prepayments on the home equity loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the seller or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan. A seller or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of those home equity loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the home equity loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the home equity loans remaining in the trust may decline.

     The home equity loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances the prepayment of some of the home equity loans will be subject to a prepayment penalty, which may discourage borrowers from prepaying their home equity loans during the period during which the prepayment penalty applies.

     Most of the home equity loans contain due-on-sale clauses. Prepayments, liquidations and purchases of the home equity loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the home equity loans. Factors affecting prepayment, including defaults and liquidations, of home equity loans, include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing interest rates fell significantly below the interest rates on the home equity loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing interest rates rose significantly above the interest rates on the home equity loans, the rate of prepayments on the home equity loans would be expected to decrease. Furthermore, since mortgage loans secured by second or third liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the home equity loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the home equity loans.

     The offered certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on the offered certificates will be affected by the rates of prepayment of the home equity loans as will the weighted average lives of the certificates. In addition, the yield to maturity of the offered certificates will depend on whether, to what extent, and the timing with respect to which, any Monthly Excess Cashflow is used to accelerate distributions of principal on the Certificates or any Overcollateralization Release Amount is used to slow the distributions of principal on the offered certificates. See "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement.

     The rate of defaults and losses on the home equity loans will also affect the rate and timing of principal payments on the home equity loans. In general, defaults on home equity loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second or third liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home equity loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the prospectus.

     To the extent that any losses are incurred on any of the home equity loans that are not covered by the Monthly Excess Cashflow or reduction in the overcollateralization amount, holders of the offered certificates will bear all risk of the losses resulting from default by borrowers.

     The rate and timing of principal payments on and the weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the home equity loans.

     Available Funds Cap. The offered certificates accrue interest at a formula rate based on the one month LIBOR index plus a specified margin, but are subject to an available funds cap based on the interest rates on the home equity loans. Interest accrued on the offered certificates in excess of the available funds cap, known as supplemental interest, will be paid only to the extent funds are available after payment of all other amounts payable on the offered certificates as described in this prospectus supplement. No assurance can be given that all supplemental interest amounts will be paid. In addition, the ratings of the offered certificates do not address the likelihood of the payment of supplemental interest amounts.

     The pass-through rates of the offered certificates adjust monthly while the loan rates on the home equity loans are fixed or may decline over time. Consequently, in a rising interest rate environment, the amount of supplemental interest payable on the offered certificates may increase. The amount of supplemental interest payable on the offered certificates may also increase if the higher interest rate home equity loans prepay at a faster rate than the lower interest rate home equity loans, which will have the effect of reducing the available funds cap.

     To the extent that the formula rate on your certificates exceeds the available funds cap at any time while you own that certificate, you may not receive all of the interest payments that you expected to receive on that certificate, and as a result the yield on your investment may be lower than you anticipated, particularly if you purchased your certificate at a price greater than its outstanding principal balance.

     Because the pass-through rates on the offered certificates are subject to the available funds cap, the home equity loan interest rates may limit increases in the offered certificates pass-through rate for extended periods. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

     Senior/Subordinate Classes. The Class A Certificates and Class M Certificates are subject to various priorities for payment of interest and principal as described in this prospectus supplement. Losses on defaulted home equity loans will have the effect of accelerating the amount of principal payable on the offered certificates at times when the Available Distribution Amount may be insufficient to make all accelerated principal payments on the offered certificates. As a result, because principal payments on the Class M Certificates are subordinate to principal payments on the Class A Certificates, the Class M Certificates will be more sensitive to the timing and amount of losses on home equity loans than the Class A Certificates.

     In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and its principal distributions occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a class of offered certificates is purchased at a discount and principal distributions on that class of offered certificates occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

     Assumed Final Distribution Date. The assumed final distribution date with respect to the Class A and Class M Certificates is December 20, 2031. No event of default, change in the priorities for distribution among the classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

     The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than the assumed final distribution date for that class because:

     - the Monthly Excess Cashflow will be used to make accelerated payments of principal to the holders of the offered certificates, which payments will have the effect of shortening the weighted average lives of the certificates of each class;

     - prepayments and defaults are likely to occur, which will also have the effect of shortening the weighted average lives of the certificates of each class;

     - the master servicer may cause a termination of the trust when the aggregate Certificate Principal Balance is less than 15% of the aggregate initial Certificate Principal Balance of the offered certificates; and

     - if the full amount of principal and interest then due on the offered certificates is not paid by the distribution date in March 2012, (i) the trustee will begin an auction process for the sale of the remaining home equity loans, and (ii) upon the closing of any such sale, the trust will use the proceeds from the sale of the home equity loans to repay in full the principal of and accrued interest on the Class A and Class M Certificates. However, if the sale proceeds would be insufficient to repay in full the principal of and accrued interest on the Class A and Class M Certificates, only upon the consent of the holders of not less than 66 2/3% of the Certificate Principal Balance of each class of the offered certificates, the trustee will sell the home equity loans to the highest bidder, distribute the proceeds in accordance with the payment priorities and terminate the trust.

     Weighted Average Life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the home equity loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. A 100% prepayment assumption assumes a constant prepayment rate ("CPR") of 0% per annum of the then outstanding principal balance of the home equity loans in the first month of the life of the home equity loans and an additional 1.32% (precisely 25/19%) per annum in each month thereafter until the twentieth month. Beginning in the twentieth month and in each month thereafter during the life of the home equity loans, a 100% prepayment assumption assumes a CPR of 25% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans.

     The table below has been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the home equity loans that are expected to be included in the trust as described under "Description of the Home Equity Loan Pool" in this prospectus supplement and their performance. The table assumes, among other things, that:

     - as of the date of issuance of the offered certificates, the home equity loans have the following structuring assumptions:

                                  HOME EQUITY LOANS

                                                                        ORIGINAL TERM    REMAINING TERM
                                                             GROSS       TO MATURITY      TO MATURITY
    POOL                              PRINCIPAL BALANCE    LOAN RATE      (MONTHS)          (MONTHS)
    ----                              -----------------    ---------    -------------    --------------
    1.............................     $  1,060,240.28      12.756%           60               41
    2.............................       28,298,598.45      11.896           114               91
    3.............................      136,702,835.34      11.969           178              156
    4.............................      127,914,452.58      11.653           237              217
    5.............................       36,246,364.09      11.128           299              285
    6.............................      795,741,174.01      11.095           360              343

     - with respect to each home equity loan, the aggregate servicing fee rate will be 0.50% per annum;

     - the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

     - none of the sellers, the master servicer or the depositor will repurchase any home equity loan;

     - there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

     - there is no interest shortfall in any month;

     - payments on the certificates will be received on the 20th day of each month, commencing in April 2002;

     - payments on the home equity loans earn no reinvestment return;

     - there are no additional ongoing trust expenses payable out of the trust;

     - the certificates will be purchased on March 15, 2002;

     - the pass-through rate for the Class A and Class M Certificates is LIBOR plus 0.37% and LIBOR plus 0.82%, respectively; and

     - the rate for one month LIBOR is 1.85%.

     The actual characteristics and performance of the home equity loans will differ from the assumptions used in constructing the table below, which are hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home equity loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home equity loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home equity loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home equity loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of the offered certificates.

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, and describes the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the dates shown at various percentages of the prepayment assumption.

PERCENTAGE OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A AND CLASS
       M CERTIFICATES AT THE FOLLOWING PREPAYMENT ASSUMPTION PERCENTAGES

DISTRIBUTION DATE                          0%      50%     75%     100%    125%    150%    200%
-----------------                         -----    ----    ----    ----    ----    ----    ----
Initial Percentage....................      100     100     100     100     100     100     100
March 20, 2003........................       91      77      70      64      57      50      37
March 20, 2004........................       89      64      53      42      33      24       8
March 20, 2005........................       88      53      38      30      23      16       0
March 20, 2006........................       86      42      30      22      15       9       0
March 20, 2007........................       83      35      24      16       8       1       0
March 20, 2008........................       81      30      19      10       1       0       0
March 20, 2009........................       78      25      15       4       0       0       0
March 20, 2010........................       75      21      10       0       0       0       0
March 20, 2011........................       73      18       4       0       0       0       0
March 20, 2012........................       70      15       0       0       0       0       0
March 20, 2013........................       60      10       0       0       0       0       0
March 20, 2014........................       48       5       0       0       0       0       0
March 20, 2015........................       36       1       0       0       0       0       0
March 20, 2016........................       26       0       0       0       0       0       0
March 20, 2017........................       16       0       0       0       0       0       0
March 20, 2018........................        5       0       0       0       0       0       0
March 20, 2019........................        0       0       0       0       0       0       0
March 20, 2020........................        0       0       0       0       0       0       0
March 20, 2021........................        0       0       0       0       0       0       0
March 20, 2022........................        0       0       0       0       0       0       0
March 20, 2023........................        0       0       0       0       0       0       0
March 20, 2024........................        0       0       0       0       0       0       0
March 20, 2025........................        0       0       0       0       0       0       0
March 20, 2026........................        0       0       0       0       0       0       0
March 20, 2027........................        0       0       0       0       0       0       0
March 20, 2028........................        0       0       0       0       0       0       0
March 20, 2029........................        0       0       0       0       0       0       0
March 20, 2030........................        0       0       0       0       0       0       0
March 20, 2031........................        0       0       0       0       0       0       0
Weighted Average Life to Maturity
  (years)(1)..........................    10.58    4.51    3.17    2.39    1.88    1.50    0.94
Weighted Average Life to Call
  (years)(1)(2).......................     8.31    4.26    2.98    2.23    1.74    1.38    0.90

(1) The weighted average life is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of such certificate and dividing the results by 12.

(2) Calculated using the earlier of the 15% option clean-up call and the distribution date in March 2012. Assumes the master servicer exercises its option to purchase the home equity loans on the distribution date after which the aggregate Certificate Principal Balance is less than 15% of the aggregate initial Certificate Principal Balance of the offered certificates. See "Pooling and Servicing Agreement -- Termination" in this prospectus supplement.

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued under a pooling and servicing agreement among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to HFC Revolving Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Corporate Secretary.

THE MASTER SERVICER

     HFC, an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. HFC and its subsidiaries have originated closed-end fixed and adjustable rate mortgages since 1972 and have offered home equity revolving credit loans since 1977. As of December 31, 2001, HFC had approximately $70.9 billion in total assets, approximately $63.2 billion in total liabilities and approximately $7.7 billion in shareholder's equity. For a general description of HFC and its activities, see "HFC Home Equity Lending Program -- General" in the prospectus and "Description of the Home Equity Loan Pool -- The Master Servicer" in this prospectus supplement.

POSSESSION OF HOME EQUITY LOAN DOCUMENTS

     Under the terms of the pooling and servicing agreement, so long as HFC's long-term senior unsecured debt is assigned a minimum rating by at least two of Moody's, S&P and Fitch (currently at least "Baa3" by Moody's, "BBB-" by S&P and "BBB" by Fitch), the sellers will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record assignments of the related mortgage to the trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable seller, unless returned to the related borrower in connection with the payment of the related home equity loan or when possession of these documents is no longer required by the master servicer. In the event that HFC does not satisfy the standards set forth above or any of the sellers cease to be an HFC affiliate, HFC will cause the seller, within 90 days, to deliver and record assignments of the mortgages for each related home equity loan in favor of the trustee and, within 60 days, to deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee and the rating agencies are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Under the pooling and servicing agreement, the trustee will be appointed attorney-in-fact for the sellers with power to prepare, execute and record assignments of the mortgages in the event that the sellers fail to do so on a timely basis. In lieu of delivery of original documentation, the sellers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans or the perfection of the trust's security interest in the home equity loans.

REVIEW OF THE HOME EQUITY LOANS

     In the event the loan documents are required to be delivered to the trustee, the trustee will itself or in most cases be authorized to appoint one or more custodians under a custodial agreement to maintain possession and review of documents relating to the home equity loans as the agent of the trustee, which custodian may be the master servicer. Prior to the delivery of the loan documents to the trustee, there will be no third party review of the documents relating to the home equity loans.

     In the event the loan documents are delivered to the trustee with regard to any home equity loan, the trustee will hold the documents in trust for the benefit of the certificateholders and normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the trustee shall notify the master servicer and the depositor. If the depositor or the master servicer cannot cure the defect within 90 days or within any other period specified in the pooling and servicing agreement, after notice of the defect is given to the depositor, the depositor is required to, not later than 90 days after that notice, or within any other period specified in the pooling and servicing agreement, either repurchase the related home equity loan or any property acquired in respect of it from the trustee, or if permitted, substitute for that home equity loan a new home equity loan in accordance with the standards described in the pooling and servicing agreement. The master servicer will be obligated to enforce this obligation of the depositor, but the obligation is subject to the provisions described under "Description of the Certificates -- Realization Upon Defaulted Home Equity Loans" in the prospectus. There can be no assurance that the depositor will fulfill its obligation to purchase any home equity loan. The obligation to repurchase or substitute for a home equity loan constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any home equity loan not purchased or substituted for shall remain in the related trust.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Additionally, the depositor will make certain representations and warranties regarding the home equity loans as of the closing date. Upon a breach of any of these representations of the depositor which materially adversely affect the interests of the certificateholders in a home equity loan, the depositor or the master servicer will be obligated either to cure the breach in all material respects or to purchase the home equity loan or to substitute the home equity loan with an eligible substitute home equity loan. Any home equity loan not purchased or substituted for shall remain in the related trust. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor on which the trust has relied.

SERVICING AND SUBSERVICING

     The master servicer is required to service and administer the home equity loans in accordance with the pooling and servicing agreement and in a manner consistent with general industry practice using that degree of skill and attention that the master servicer exercises with respect to comparable home equity loans that it services for itself or others.

     The duties of the master servicer include collecting and posting all payments, responding to inquiries of borrowers or Federal, state or local government authorities with respect to the home equity loans, investigating delinquencies, reporting tax information to borrowers in accordance with its customary practices, accounting for collections and furnishing monthly and annual statements to the trustee with respect to distributions. The master servicer is required to follow its customary standards, policies and procedures in performing the duties as master servicer.

     The master servicer (1) is authorized and empowered to execute and deliver, on behalf of itself, the certificateholders and the trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the home equity loans and with respect to the related mortgaged properties; and (2) may consent to any modification of the terms of any note not expressly prohibited by the pooling and servicing agreement if the effect of any such modification will not materially and adversely affect the security afforded by the related mortgaged property, other than as permitted by the pooling and servicing agreement. In certain circumstances, the master servicer will be required to purchase the related home equity loan if it consents to any such modification.

     Compensation to the master servicer for its servicing activities under the pooling and servicing agreement will be paid from the interest portion of collections on the home equity loans on each distribution date. The amount of such compensation for each Collection Period is equal to 0.50% per annum of the aggregate loan balances of the home equity loans outstanding on the first day of such Collection Period. The servicing fee will be paid to the master servicer before distributions are made to the certificateholders. In addition, the master servicer will retain any benefit from the investment of funds in the Collection Account.

     The master servicer will also be entitled under the pooling and servicing agreement to additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges or any other servicing-related fees and similar items.

     The master servicer will pay certain ongoing expenses associated with the trust or incurred in connection with its servicing responsibilities under the pooling and servicing agreement. The master servicer will be entitled to reimbursement for specified expenses incurred by it in connection with the liquidation of any home equity loan, including any costs in restoring any related mortgaged property in connection therewith and the payment of related insurance premiums or taxes, this right of reimbursement being prior to the rights of the certificateholders to receive Net Liquidation Proceeds from the related home equity loan.

     The master servicer will be permitted under the pooling and servicing agreement to enter into subservicing arrangements for any servicing and administration of home equity loans with any affiliated institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing arrangement.

     Notwithstanding any subservicing arrangement, the master servicer will not be relieved of its obligations under the pooling and servicing agreement and the master servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the home equity loans.

EVIDENCE AS TO COMPLIANCE

     The master servicer will be required to deliver to the trustee on or before the last day of March of each year commencing in 2003, an officer's certificate stating, as to each signer thereof, that (1) a review of the activities of the master servicer during the preceding calendar year (or, in the case of the first certificate, since the closing date) and of its performance under the pooling and servicing agreement has been made under the officer's supervision, and (2) to the best of the officer's knowledge, based on his/her review, the master servicer has fulfilled all its material obligations under the pooling and servicing agreement for that year, or, in the case of the first certificate, since the closing date, or, if there has been a default in the fulfillment of any obligations, specifying each default known to that officer and the nature and status thereof including the steps being taken by the master servicer to remedy the defaults.

     On or before the last day of March of each year, commencing in 2003, the master servicer will be required to cause to be delivered to the trustee, a letter or letters of a firm of independent, nationally recognized certified public accountants stating that the firm has examined, for the preceding calendar year, or, in the case of the first letter, since the closing date, specified documents and records related to the servicing of home equity loans under agreements, including the pooling and servicing agreement, substantially similar to the pooling and servicing agreement and the examination has disclosed no items of noncompliance with the provisions of the pooling and servicing agreement which, in the opinion of the firm, are material, except for the items of noncompliance as shall be referred to in the report.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

     Under the terms of the pooling and servicing agreement, until the business day prior to each distribution date on which amounts are required to be deposited in the Collection Account, collections on the home equity loans may be invested in Permitted Investments, including obligations of the master servicer or any of its affiliates, as long as such investment does not result in a withdrawal or downgrading of the then current ratings of the offered certificates. The master servicer may retain and commingle such collections with its own funds so long as either (A) the short-term debt obligations of the master servicer are rated at least "P-1" by Moody's, "A-1" by S&P and "F-1" by Fitch or (B) the master servicer arranges for and maintains a servicer credit enhancement. In the event the master servicer is entitled to retain and commingle the amounts referred to in the preceding sentence, (i) it shall be entitled to retain for its own account any investment income thereon, and any such investment income shall not be subject to any claim of the trustee or certificateholders and (ii) it shall be allowed to reduce the total amount of funds that it is required to deposit into the Collection Account on the business day prior to each distribution date by the Skip-A-Pay Reimbursement Amount (as defined below) that it is entitled to receive on such distribution date. In the event that HFC is not the master servicer or, as master servicer is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

     The master servicer may in its discretion (1) waive any assumption fees, late payment charge, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity or (4) treat a home equity loan as current if the borrower has made one scheduled payment (which may be less than 100% of the scheduled payment in accordance with the master servicer's customary servicing practices) to cure the delinquency status of the home equity loan.

     The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home equity loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages if the master servicer determines that the action is not materially adverse to the interests of the holders of the offered certificates and the home equity loan is in default or default is imminent. In addition, the master servicer may waive, modify or vary any term of any home equity loan to reduce the likelihood of prepayment or of default of the home equity loan, to increase the likelihood of repayment or repayment upon default of the home equity loan, to increase the likelihood of repayment in full of or recoveries under the home equity loan, or to otherwise benefit the holders of the offered certificates. The master servicer may not, however, defer the scheduled monthly interest and principal payment on any home equity loan that is not in default or for which default is not imminent unless (i) the master servicer elects to make a Skip-A-Pay Advance in accordance with the following paragraph or (ii) each rating agency advises in writing that such action will not cause the then current rating of the offered certificates to be withdrawn, suspended or reduced; provided, however, that the master servicer may not defer the scheduled monthly payment on any home equity loan in connection with a Skip-A-Pay Advance unless the master servicer determines, in its good faith judgment, that the Skip-A-Pay Advance will be recoverable from future payments on the home equity loans.

     If during any collection period the master servicer deferred the scheduled monthly payment on any home equity loan by electing to make a Skip-A-Pay Advance, on or before one business day prior to the next distribution date, the master servicer will deposit into the collection account an amount equal to the Skip-A-Pay Advance for such collection period. On each distribution date, the master servicer will be entitled to reimburse itself for all previously unreimbursed Skip-A-Pay Advances from funds on deposit in the collection account, before making any distributions to holders of the offered certificates, up to an amount equal to the Skip-A-Pay Reimbursement Amount on such distribution date; provided, however, that the Skip-A-Pay Reimbursement Amount that the master servicer is entitled to receive on such distribution date will be reduced by the portion of such amount, if any, that was applied to reduce the amount of funds that the master servicer was required to deposit into the Collection Account on the business day immediately preceding such distribution date. "Skip-A-Pay Advance," for any collection period, means the positive result, if any, of the Required Excess Cashflow for the related distribution date, minus the Monthly Excess Cashflow for the related distribution date. "Skip-A-Pay Reimbursement

Amount," as of any distribution date, means the positive result, if any, of the Monthly Excess Cashflow for such distribution date, minus the Required Excess Cashflow for such distribution date. "Monthly Excess Cashflow," as of any distribution date, means the excess, if any, of (i) the excess, if any, of (x) Interest Collections (for clarity purposes only, net of any servicing fee) over
(y) the Current Interest plus the Interest Carry Forward Amount, if any, of all Class A and Class M Certificates (after taking into account all distributions of interest on such distribution date) over (ii) the Additional Principal Reduction Amount. "Required Excess Cashflow," as to any distribution date, means 2.5%, divided by 12, multiplied by the outstanding principal balance of the home equity loans as of the first day of the related collection period.

     With respect to home equity loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the home equity loan as bad debt, selling any bad debt to third-party collection sources, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Certificates -- Collection and Other Servicing Procedures" and "-- Realization Upon Defaulted Home Equity Loans" in the prospectus.

SENIOR LIENS

     The master servicer may permit the placement of a lien senior to a home equity loan or the refinancing of any existing lien senior to a home equity loan, provided that the conditions set forth in the pooling and servicing agreement are satisfied. Although all of the home equity loans are secured as of the statistical cut-off date by first or second liens on mortgaged properties, if the master servicer were to consent to the placement of a lien senior to the home equity loan on the mortgaged property, a first lien would become a second lien and a second lien would become a third lien on the mortgaged property.

OPTIONAL SUBSTITUTION

     At any time the master servicer has the right, in its sole discretion, to substitute different home equity loans in the place of any home equity loans included in the home equity loan pool. All substitutions made by the master servicer pursuant to this right shall not exceed 30% of the aggregate principal balance of the home equity loans as of the cut-off date. In addition, it is a condition to any such substitution that (i) the home equity loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the home equity loans being removed from the trust, and (ii) the master servicer represents and warrants that the substituted home equity loans meet the required eligibility criteria.

TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described in "The Pooling and Servicing Agreement -- Termination; Retirement of Certificates" in the prospectus. Beginning on the distribution date after the date on which the aggregate Certificate Principal Balance is less than 15% of the aggregate initial Certificate Principal Balance of the offered certificates, the master servicer will have the option to purchase all remaining home equity loans and other assets in the trust, thereby effecting early retirement of the offered certificates.

     Any purchase of home equity loans and other assets of the trust shall be made at a price equal to the greater of:

     (1) the sum of:

      - 100% of the unpaid principal balance of each home equity loan, and the fair market value of the related underlying mortgaged properties with respect to defaulted home equity loans as to which title to the mortgaged properties has been acquired, plus

      - one month's interest accrued at the Net Mortgage Rate on the Stated Principal Balance;

     (2) the aggregate fair market value (as determined by the master servicer) of all of the assets of the trust; and

     (3) the sum of:

      - 100% of the Certificate Principal Balance of the offered certificates, plus

      - any unpaid Interest Carry Forward Amounts and Supplemental Interest Amounts, plus

      - one month's interest on the offered certificates and any unpaid Interest Carry Forward Amounts and Supplemental Interest Amounts at the applicable pass-through rate.

      Distributions on the certificates relating to any optional termination will be paid, first, to the offered certificates, in an amount equal to the Certificate Principal Balance of each class plus one month's interest accrued on those offered certificates at the related pass-through rate, plus any previously unpaid accrued certificate interest and second, except as described in the pooling and servicing agreement, to the equity certificate.

     If the master servicer does not exercise this purchase option within three months of such distribution date, then the trustee will begin an auction process to sell the home equity loans and the other trust assets at the highest possible price, but the trustee may not sell the trust assets and liquidate the trust unless at least two bids are received and the highest bid would be sufficient to pay the aggregate unpaid principal balance of the offered certificates and all accrued and unpaid interest thereon. If the first auction of the trust property is not successful because the highest bid received is too low, then the trustee will conduct an auction of the home equity loans every third month thereafter, until an acceptable bid is received for the trust property. The first auction and subsequent auctions may not be successful. The master servicer may exercise its purchase option on any distribution date after the first distribution date described above, unless the trustee has accepted a qualifying bid for the trust property. If the first auction of the trust property is not successful because the highest bid received is too low, then on each distribution date thereafter, the equity certificate will not receive any distributions until the Class A and Class M Certificates are retired.

     If the full amount of principal and interest then due on the offered certificates is not paid by the distribution date in March 2012, (i) the trustee will begin an auction process for the sale of the remaining home equity loans, and (ii) upon the closing of any such sale, the trust will use the proceeds from the sale of the home equity loans to repay in full the principal of and accrued interest on the Class A and Class M Certificates. However, if the sale proceeds would be insufficient to repay in full the principal of and accrued interest on the Class A and Class M Certificates, only upon the consent of the holders of not less than 66 2/3% of the Certificate Principal Balance of each class of the offered certificates, the trustee will sell the home equity loans to the highest bidder, distribute the proceeds in accordance with the payment priorities and terminate the trust. On each distribution date after the March 2012 distribution date, the equity certificate will not receive any distributions until the Class A and Class M Certificates are retired.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is intended to supplement the discussion under the heading "Material Federal Income Tax Consequences" in the prospectus. Each discussion, taken together, is a general summary of the material federal income tax consequences of the purchase, ownership and disposition of the offered certificates (as described in this prospectus supplement) affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax advisor. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. This information is directed to certificateholders who are original purchasers of the certificates and who hold the certificates as "capital assets" within the meaning of Section 1221 of the Code.

     This information does not address tax consequences that may be relevant to particular holders subject to special treatment under federal income tax law (e.g., banks; regulated investment companies; other financial institutions; life insurance companies; electing large partnerships; dealers in securities or currencies; real estate investment trusts and taxpayers holding the certificates as part of a hedge, straddle, integrated or conversion transaction or whose "functional currency" is not the United States dollar).

     There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Additionally, legislative, judicial and administrative changes may occur, possibly with retroactive effect, affecting the accuracy of the statements set forth herein.

     This summary is directed to prospective purchasers of the initially offered certificates, and not to subsequent purchasers of the offered certificates. Consequently, purchasers of the offered certificates should consult their own tax advisers concerning the tax consequences to them under federal income tax law, as well as the tax law of any state, local or foreign jurisdiction, of the purchase, ownership and disposition of the offered certificates.

CHARACTERIZATION OF THE CERTIFICATES AS "INDEBTEDNESS"

     Subject to the exceptions, limitations and qualifications set forth in its opinion, Katten Muchin Zavis, special tax counsel to the depositor, has opined that, while there is no primary legal authority addressing a transaction of this nature and the matter is not entirely free from doubt, the offered certificates will be characterized as "indebtedness" for federal income tax purposes. Whether or not a particular instrument, such as an offered certificate, constitutes indebtedness for federal income tax purposes is determined by addressing numerous and varying factors, each factor not necessarily being given equal weight and no one factor of which is controlling. This analysis is subjective in nature. The depositor has structured the pooling and servicing agreement and the offered certificates with the intention that such certificates will qualify under applicable federal, state and local tax law as indebtedness. Additionally, the depositor, the master servicer, the trustee and each certificateholder agree to treat and to take no action inconsistent with the treatment of such certificates (or beneficial interests therein) as indebtedness for such purpose. Consistent with and based, in part, upon such agreement as well as other factors, Katten Muchin Zavis has reached the aforementioned opinion.

     Opinions of counsel are not binding upon the IRS or the courts. If the offered certificates were not treated as indebtedness for federal income tax purposes, the arrangement created by the pooling and servicing agreement and the prospectus supplement could, contrary to special tax counsel's opinion described in "Tax Characterization of the Trust" below, be characterized as a "publicly traded partnership" taxable as a corporation if, in any taxable period, less than 90 percent of the trust's gross income were to consist of "qualifying income" as defined by Section 7704(d) of the Code. If the trust were characterized as a publicly traded partnership, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the home equity loans and would not be able to reduce its taxable income by deductions for interest expense on the certificates recharacterized as equity. Such characterization could materially reduce cash available to make payments on the certificates. If the offered certificates were not treated as debt for federal income tax purposes and the trust was not characterized as a publicly traded partnership taxable as a corporation, the amount, timing and character of income required to be included in the income of the holders of the offered certificates could differ materially from the amount, timing and character of income if the certificates were characterized as debt. Certain types of investors may also then be subject to limitations on their ability to deduct their respective shares of the trust's expenses, which could cause their net taxable income to exceed their cash distributions in various periods. Additionally, however, there could be adverse tax consequences to two kinds of holders of the offered certificates, tax-exempt organizations and foreign investors. There are two possibilities, (i) that the Class M Certificates are successfully recharacterized by the IRS as equity interests in the trust while the Class A Certificates continued to be treated as indebtedness, and (ii) that both classes of offered certificates are treated as equity interests in the trust.

     If only the Class M Certificates were recharacterized as equity interests in the trust, then tax-exempt organizations holding Class M Certificates would be treated as having "debt-financed" income from the trust which would be taxable as "unrelated business taxable income." If both classes of the offered certificates were recharacterized as equity, then such recharacterization would not cause tax-exempt holders of either class of certificates to have debt-financed income. A tax-exempt certificateholder of a class of certificates recharacterized as equity could also realize unrelated business taxable income to the extent of its share of the trust's net income, if any, from rental income or the sale of foreclosure property if such property is treated as inventory by the trust or is subject to a senior mortgage loan.

     If a foreign investor holds certificates of a class successfully recharacterized by the IRS as equity, the foreigner will be subject to U.S. withholding tax (generally, at a 35% rate) and return filing requirements on its share of the trust's net income, if any, from rental and sales of foreclosure property. In addition, foreign corporate investors could be subject to a 30% "branch profits tax" on their share of such net rental income. If a foreign investor holds both Class A Certificates and Class M Certificates and only the latter are recharacterized as equity interests in the trust, the foreign investor also could become subject to U.S. withholding tax at a 30% rate on its interest distributions on the Class A Certificates if the foreign investor holds 10% or more of the total trust certificates treated as equity interests (unless an applicable treaty exemption from the withholding tax exists for the foreign investor). The depositor, master servicer and trustee generally intend to treat the certificates as debt eligible for the withholding exemption (as described below in "Foreign Investors"). However, upon any change in law or differing interpretation, certificateholders may be subject to withholding. If payments are properly withheld under the Code, and under any laws of any state or other jurisdiction, then (i) such withheld payments shall be considered as having been received by holders of the offered certificates for all purposes under the pooling and servicing agreement and this prospectus supplement and (ii) no person shall have any obligation to reimburse holders of the offered certificates for tax payments so withheld.

     Based on the collateralization of the trust and other factors, the depositor has determined it is unlikely any recharacterization of certificates held by foreign investors as equity and the resulting potential imposition of withholding tax on such foreign investors would impair the distributions to holders of the offered certificates who are not foreign investors.

     The remainder of this summary assumes the correctness of tax counsel's opinion as to the tax treatment of the offered certificates as debt.

TAX CHARACTERIZATION OF THE TRUST

     The trust is formed as a noncorporate entity and will not elect to be taxed as a corporation. It is the intention of the depositor, master servicer and trustee that, solely for federal, state and local income and other tax purposes, the trust will not be treated as an entity separate from the depositor and that all necessary returns, reports or other forms will be filed in a manner consistent with such tax characterization. The trust will not be classified as an "association" taxable as a corporation for federal income tax purposes because it is formed as a noncorporate entity and will not elect to be taxed as a corporation. Assuming, for the reasons described above, the equity certificate is treated as the sole equity interest in the trust and, as required by the trust agreement, is held solely by a single owner, the equity certificate will be treated as an interest in a "disregarded" entity and the trust, subject to the discussion on "taxable mortgage pools" below, will be treated as a mere division of the owner. The trust, as a "disregarded entity," would not be subject to any federal income tax.

     If any of the certificates were recharacterized as equity interests in the trust and, in any taxable period, more than 10 percent of the trust's gross income were not "qualifying income" as defined by Section 7704(d) of the Code (e.g. generally, items of income other than interest and income derived from certain foreclosure property), the trust would be characterized as a publicly traded partnership taxable as a corporation which would result in certain adverse consequences described in "Characterization of the Certificates as 'Indebtedness' " above. Based on limitations of the operations of the trust and information concerning the home equity loans provided by the depositor contained in this prospectus supplement, special tax counsel to the depositor is of the opinion that, in any taxable period, at least 90 percent of the trust's gross income would consist of "qualifying income" and thus, the trust will not be classified as a publicly traded partnership taxable as a corporation for Federal income tax purposes.

     With respect to debt obligations backed by mortgage loans, such as the offered certificates, that are issued in two or more maturities by an entity such as the trust, the entity may be classified as a "taxable mortgage pool" under the rules of Section 7701(i) of the Code. A taxable mortgage pool is taxable as a corporation for federal income tax purposes and may not be included within a consolidated return. However, debt obligations are not considered to have two or more maturities for this purpose if their maturities would differ only because of an unequal allocation of credit risk. The maturities of the offered certificates differ only because of an unequal allocation of credit risk. Therefore, the trust, in the opinion of special tax counsel to the depositor, will not be characterized as a "taxable mortgage pool" for federal income tax purposes.

TAXATION OF THE HOLDERS OF CERTIFICATES

     Pass-through Rate. The pass-through rate represents stated interest on the offered certificates and will be taxable as ordinary income for federal income tax purposes. If there were more than a remote likelihood that the lack of Available Distribution Amount on any distribution date would require interest payments on the offered certificates to be deferred, then all interest payments on the offered certificates would be treated as original issue discount. A U.S. person must include original issue discount in income on a constant yield to maturity basis, whether or not it receives a cash payment on any distribution date on its certificates. However, the depositor has determined that the likelihood of interest being deferred is remote for this purpose. Therefore, each holder of the offered certificates will recognize interest on its certificates in income when received or accrued according to such certificateholder's regular method of tax accounting. The foregoing notwithstanding, if, in fact, the trust ever materially defers more than a de minimis portion of an interest payment on the Class A or Class M Certificates (including supplemental interest), holders of the affected class of certificates must thereafter accrue income on the certificates under the constant yield to maturity method, regardless of their method of accounting.

     Foreign Investors. Distributions on the offered certificates to or on behalf of a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. See "Material Federal Income Tax Consequences -- Foreign Investors" in the prospectus for the definition of a U.S. person. This exemption is applicable if:

     - the beneficial owner is not subject to U.S. tax as a result of its connection to the United States other than ownership of the certificate,

     - the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or from a financial institution, pass-through entity or financial intermediary owning the certificate on the beneficial owner's behalf, and the U.S. person does not have actual knowledge that the statement is false,

     - the beneficial owner is not a foreign private foundation, and

     - the beneficial owner does not own, directly or indirectly, 10% or more of the depositor or 10% or more of the trust certificates treated as equity interests in the trust.

     Miscellaneous. For a summary of the rules relating to the tax consequences of original issue discount, market discount, premium, realized losses, and sale or exchange with respect to the certificates, please refer to the appropriate text accompanying appropriate subheadings in the prospectus -- "Material Federal Income Tax Consequences."

     The offered certificates will not be treated as assets described in Section 7701(a) (19) (C) of the Code, nor as "real estate assets" under Section 856 (c)
(4) (A), formerly Section 856 (c) (5) (A) of the Code. In addition, interest on the offered certificates will not be treated as "interest on obligations secured by mortgages on real property" under Section 856 (c) (3) (B) of the Code. The offered certificates will not be "qualified mortgages" for REMICs within the meaning of Section 860G (a) (3) of the Code.

     New Withholding Regulations. The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules discussed in the prospectus -- "Material Federal Income Tax Consequences." The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations are generally effective for payments made after 2000, subject to some transition rules. Prospective investors should consult their own tax advisors regarding the new regulations.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Investors holding Class A or Class M Certificates recharacterized as equity interests in the trust may have adverse state and local tax consequences including tax liabilities and return filing requirements in states from which the trust derives income. Therefore, prospective investors should consult their own tax advisers with respect to the various tax consequences of investments in the certificates offered hereunder.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement, dated March 8, 2002, the underwriters named below have agreed to purchase and the depositor has agreed to sell the Class A Certificates and Class M Certificates. It is expected that delivery of the certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about March 15, 2002, against payment therefor in immediately available funds.

                                                   CLASS A         CLASS M
                 UNDERWRITER                     CERTIFICATES    CERTIFICATES        TOTAL
                 -----------                     ------------    ------------    --------------
Credit Suisse First Boston Corporation.......    $180,154,200    $ 56,298,000    $  236,452,200
Morgan Stanley & Co. Incorporated............     180,154,200      56,298,000       236,452,200
Banc of America Securities LLC...............     180,154,200               0       180,154,200
Banc One Capital Markets, Inc. ..............     180,154,200               0       180,154,200
Salomon Smith Barney Inc. ...................     180,154,200               0       180,154,200
                                                 ------------    ------------    --------------
Total........................................    $900,771,000    $112,596,000    $1,013,367,000
                                                 ============    ============    ==============

     Banc One Capital Markets, Inc. is an affiliate of the trustee.

     In connection with the offered certificates, the underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's and the trust's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

     The depositor has been advised that the underwriters propose initially to offer the offered certificates to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the offered certificates' denomination set forth below, and that the underwriters may allow and such dealers may re-allow a re-allowance discount not to exceed the percentage of the offered certificates' denomination set forth below.

                   CLASS OF CERTIFICATE                     SELLING CONCESSION   RE-ALLOWANCE DISCOUNT
                   --------------------                     ------------------   ---------------------
Class A...................................................       0.1410%                0.0705%
Class M...................................................       0.2220%                0.1110%

     Until the distribution of the offered certificates is completed, the rules of the SEC may limit the ability of the underwriters to bid for and purchase the offered certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates. These transactions may consist of bids and purchases for the purpose of pegging, fixing or maintaining the price of such classes of offered certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates. In addition, neither the depositor nor the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     There is currently no secondary market for the offered certificates. The underwriters intend to make a secondary market in the offered certificates but are not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in this prospectus supplement under "Description of the Certificates -- The Trustee" and in the prospectus under "Description of the Certificates -- Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by John W. Blenke, Vice President -- Corporate Law and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and by Katten Muchin Zavis, Chicago, Illinois, special counsel to the depositor. Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc. Certain legal matters will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

                                    RATINGS

     It is a condition to the issuance of the Class A Certificates that they be rated "Aaa" by Moody's and "AAA" by S&P and Fitch. It is a condition to the issuance of the Class M Certificates that they be rated at least "Aa2" by Moody's and "AA" by S&P and Fitch.

     The ratings assigned by Moody's, S&P and Fitch to home equity loan pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's, S&P and Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying home equity loans. Moody's, S&P and Fitch's ratings on home equity loan pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood of payment of any Supplemental Interest Amounts. The ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield. See "Material Yield and Prepayment Considerations" in this prospectus supplement.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA because the home equity loan pool includes home equity loans that are secured by subordinate liens on the related mortgaged properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the prospectus.

     One or more classes of the offered certificates may be viewed as "complex securities" under TB 13a, which applies to thrift institutions regulated by the OTS.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the prospectus.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

     A fiduciary of any plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, any insurance company, whether through its general or separate accounts, and any other person investing plan assets of any plan (as defined under "Employee Benefit Plan Considerations -- Plan Asset Regulations" in the prospectus) should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a violation of ERISA's fiduciary standards of care or a nonexempt prohibited transaction under ERISA or Section 4975 of the Code.

     The sale of any of the offered certificates to a plan is in no respect a representation by the depositor, the seller, the trustee, the master servicer, subservicer or the underwriters that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan or plan assets, or that such an investment is appropriate for plans generally or any particular plan or plan assets.

     Section 406 of ERISA and Section 4975 of the Code prohibit, in the absence of an applicable exemption, certain pension, profit-sharing or other employee benefit plans from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for that person and other adverse consequences for the parties involved. For example, a prohibited transaction could occur, unless an exemption were available, if the depositor, trustee or master servicer were a disqualified person or party in interest with respect to any plan that acquired the offered certificates. There are at least five exemptions issued by the Department of Labor that may apply in this event to certain transactions involving the trust's assets:

     - Department of Labor Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers),

     - Department of Labor Prohibited Transaction Exemption 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds),

     - Department of Labor Prohibited Transaction Exemption 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts),

     - Department of Labor Prohibited Transaction Exemption 95-60 (Class Exemption for Transactions Involving Insurance Company General Accounts) and

     - Department of Labor Prohibited Transaction Exemption 96-23 (Class Exemption for Transactions Involving In-House Asset Managers).

(Please note: The accompanying prospectus outlines the requirements of the underwriters' exemptions, which were recently amended by PTE 2000-58, 65 Fed. Reg. 67765 (2000). Because the underwriters' exemptions are not being relied on for purposes of the offered certificates, the amendment to such exemptions is not discussed herein.)

     The potential for additional prohibited transactions could arise if the assets of the trust were deemed to constitute assets of any plan that owned offered certificates. The Department of Labor has issued a final regulation defining what constitutes "plan assets" of an employee benefit plan subject to ERISA or of a plan or IRA subject to the prohibited transaction provisions of the Code. Under these regulations, the assets and properties of some trusts and other entities in which one or more benefit plans acquire an "equity interest" could be deemed to be assets of the benefit plan unless an exception applies. Accordingly, if benefit plans purchase the offered certificates, and the offered certificates were characterized as equity, or debt with substantial equity features, the trust could be deemed to hold plan assets of these benefit plans unless one of the exceptions under these regulations is applicable to the trust.

     One of the exceptions included in the "plan assets" regulations issued by the Department of Labor is the Publicly Offered Securities Exception that generally provides that an issuer of a security is not deemed to hold plan assets if a benefit plan acquires a "publicly offered security." A publicly offered security includes a security that is:

     - freely transferable,

     - part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and

     - either is a part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or sold to the benefit plan as a part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred or a later time as may be allowed by the SEC.

     It is anticipated that the offered certificates may meet the criteria of the Publicly Offered Securities Exception set forth above. Although no assurance can be given, the underwriters expect that each class of the offered certificates will be held by at least 100 persons independent of the trust and of each other at the conclusion of the offering; and there are no restrictions imposed on the transfer of the offered certificates. Further, the offered certificates will be sold as a part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act under Section 12(b) or Section 12(g) of the Exchange Act. The underwriters will notify the trustee as to whether or not each class of the offered certificates will be held by 100 independent persons at the conclusion of the offering. Neither the depositor nor the master servicer will, however, determine whether the 100-investor requirement of the Publicly Offered Securities Exception is satisfied for either class of the offered certificates.

     If either of the Class A or Class M Certificates fail to meet the criteria of the Publicly Offered Securities Exception and the trust's assets are deemed to include assets of benefit plans, as described above, transactions involving the trust and "parties in interest" or "disqualified persons" with respect to the benefit plans holding offered certificates that do not meet the criteria of the Publicly Offered Securities Exception might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless another ERISA prohibited transaction exemption is applicable.

     Each of the exemptions has, however, unique conditions that will likely not apply to all plan investors in the trust. Furthermore, if the trust's assets are considered to include assets of benefit plans, there is no assurance that any exemption will apply to all transactions involving the trust's assets.

     Due to the complexity of these rules and penalties imposed upon persons involved in prohibited transactions, it is especially important that any benefit plan fiduciary who proposes to cause a benefit plan to purchase the offered certificates consult with its own counsel with respect to the potential consequences under ERISA and the Code of the benefit plan's acquisition and ownership of the offered certificates. In addition, prospective benefit plan investors should consult with their legal advisor concerning the impact of ERISA and the Code, the applicability of the Publicly Offered Securities Exception, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.

Assets of a benefit plan should not be invested in the offered certificates unless it is clear that the assets of the trust will not be plan assets or unless it is clear that a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

     Moreover, each benefit plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio.

     Additionally, with respect to transfers of the offered certificates to a plan, to a trustee or other person acting on behalf of any plan, or to any other person using plan assets to effect the acquisition such transferee shall be deemed to represent that the purchase of the offered certificates by or on behalf of the plan: (a) is permissible under applicable law, (b) will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and (c) will not subject the trustee and the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the globally offered Household Home Equity Loan Trust 2002-1, Closed-End Home Equity Loan Asset Backed Certificates, Series 2002-1: Class A Certificates and Class M Certificates, or Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream customers or Euroclear and DTC participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

     Beneficial owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream Customers and/or Euroclear
Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Participant Sellers and Clearstream Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Clearstream or Euroclear. Under this approach, a purchaser may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Clearstream or Euroclear has extended a line of credit to a purchaser, Clearstream customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Clearstream customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the applicable European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the applicable depositary, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the Accrual Period and a year assumed to consist to 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Clearstream or Euroclear account in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding these securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

     - each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

     - the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8 BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by providing a signed Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner) or any successor form. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be provided within 30 days of the change.

     Exemption for Non-U.S. Persons with effectively connected income (Form W-8
ECI). A Non-U.S. Person, including a Non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by providing Form W-8 ECI (Certificate of Foreign Persons Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.

     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8 BEN). A Non-U.S. Person residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by providing Form W-8 BEN or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively provides a revised Form W-8 BEN or any successor form. Form W-8 BEN may be filed by certificateholders or their agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by providing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification). (By providing such form, U.S. Persons that are individuals will also be exempt from 31% backup withholding, unless the IRS notifies the applicable intermediary that withholding is required.)

     Exemption for Foreign Intermediaries, Partnerships and Trusts (Form W-8
IMY). Non-U.S. Persons that are intermediaries, partnerships or trusts generally must provide IRS Form W-8 IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding), accompanied by the applicable IRS Forms W-8 BEN or W-9 for each of its beneficial owners to obtain a reduced withholding rate or exemption from withholding.

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form W-8 BEN or a Form W-8 ECI filer, his or her agent, provides the form by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 BEN is effective for one calendar year. The term "U.S. Person" means:

     - a citizen or resident of the United States,

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or any political subdivision thereof, or

     - an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

     The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                   HOME EQUITY LOAN ASSET BACKED CERTIFICATES
                         HOUSEHOLD FINANCE CORPORATION
                                MASTER SERVICER

                           HFC REVOLVING CORPORATION
                                   DEPOSITOR

     The depositor may periodically form separate trusts to issue certificates in series, backed by the assets of that trust.

Offered Certificates   The certificates of any series will represent interests in a trust and will be paid only from the assets of that trust.
                       Each series may include multiple classes of certificates
                       with differing payment terms and priorities. Credit
                       enhancement may be provided for one or more series or
                       classes of a series of certificates.
Collateral Assets      Each trust will consist primarily of:

     - home equity loans secured by first or junior liens on one- to four-family properties originated or acquired under the home equity program;

     - securities and whole or partial participations in these home equity loans; and

     - other types of assets, as described in the related prospectus supplement.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                November 2, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Certificateholders" and "Incorporation of Certain Information by Reference" in this Prospectus. Unless otherwise specified in the related prospectus supplement, you can request information incorporated by reference from HFC Revolving Corporation by calling us at (847) 564-6335 or writing to us at 2700 Sanders Road, Prospect Heights, Illinois 60070, attn: Corporate Secretary. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     Some capitalized terms used in this prospectus are defined in the attached Glossary.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Introduction................................................     5
The Trusts..................................................     5
  General...................................................     5
  Home Equity Loan Information..............................     6
  Closed-End Loans..........................................     9
  Revolving Credit Loans....................................    11
HFC Home Equity Lending Program.............................    13
  General...................................................    13
  General Underwriting Standards............................    13
  HFC's Underwriting Procedures Relating to Home Equity
     Loans..................................................    14
  Representations and Warranties Concerning the Home Equity
     Loans..................................................    15
HFC Servicing Procedures....................................    16
Description of the Certificates.............................    16
  General...................................................    16
  Form of Certificates......................................    17
  Assignment of Trust Assets................................    19
  Excess Spread and Excluded Spread.........................    21
  Payments on Home Equity Loans; Deposits to Collection
     Account................................................    21
  Withdrawals from the Collection Account...................    23
  Distributions.............................................    24
  Principal and Interest on the Certificates................    24
  Advances..................................................    25
  Funding Account...........................................    26
  Reports to Certificateholders.............................    26
  Collection and Other Servicing Procedures.................    27
  Special Servicing and Special Servicing Agreements........    29
  Realization Upon Defaulted Home Equity Loans..............    29
  Hazard Insurance and Related Claims.......................    31
Description of Credit Enhancement...........................    31
  Financial Guaranty Insurance Policy.......................    33
  Letter of Credit..........................................    33
  Special Hazard Insurance Policies.........................    33
  Bankruptcy Bonds..........................................    34
  Subordination.............................................    34
  Overcollateralization.....................................    35
  Cross Support.............................................    35
  Corporate Guarantees......................................    35
  Reserve Funds.............................................    36
  Maintenance of Credit Enhancement.........................    36
  Reduction or Substitution of Credit Enhancement...........    37
Other Financial Obligations Related to the Certificates.....    38
  Swaps and Yield Supplement Agreements.....................    38
  Purchase Obligations......................................    38
The Depositor...............................................    39
Household Finance Corporation...............................    39
The Pooling and Servicing Agreement.........................    40
  Servicing and Administration..............................    40
  Evidence as to Compliance.................................    40
  Certain Matters Regarding the Master Servicer and the
     Depositor..............................................    41
  Events of Default.........................................    42

                                                               PAGE
                                                               ----
  Rights Upon Event of Default..............................    42
  Amendment.................................................    43
  Termination; Retirement of Certificates...................    44
  The Trustee...............................................    45
Yield and Prepayment Considerations.........................    45
Legal Aspects of Home Equity Loans and Related Matters......    51
  General...................................................    51
  Cooperative Loans.........................................    51
  Tax Aspects of Cooperative Ownership......................    52
  Foreclosure on Home Equity Loans..........................    53
  Foreclosure on Shares of Cooperatives.....................    54
  Rights of Redemption......................................    55
  Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................    56
  Environmental Legislation.................................    57
  Enforceability of Certain Provisions......................    58
  Applicability of Usury Laws...............................    59
  Alternative Mortgage Instruments..........................    59
  Soldiers' and Sailors' Civil Relief Act of 1940...........    60
  Forfeitures in Drug and RICO Proceedings..................    60
  Junior Mortgages; Rights of Senior Mortgagees.............    61
  Negative Amortization Loans...............................    62
Material Federal Income Tax Consequences....................    63
  General...................................................    63
  REMICs....................................................    63
  FASIT.....................................................    80
  Grantor Trust Certificates................................    84
  Discount and Premium......................................    85
  Debt Certificates.........................................    85
  Certificates Classified as Partnership Interests..........    86
  Foreign Investors.........................................    88
State Tax Considerations....................................    90
Employee Benefit Plan Considerations........................    90
  Plan Assets Regulations...................................    91
  Prohibited Transaction Exemptions.........................    92
  Amendment to Exemption for Funding Accounts...............    94
  Insurance Company General Accounts........................    95
  Reporting and Disclosure..................................    96
  Exempt Plans..............................................    96
  Tax Exempt Investors......................................    96
  Consultation with Counsel.................................    97
Legal Investment Matters....................................    97
Use of Proceeds.............................................    98
Methods of Distribution.....................................    98
Legal Matters...............................................    99
Financial Information.......................................    99
Additional Information......................................   100
Reports to Certificateholders...............................   100
Incorporation of Certain Information by Reference...........   100
Glossary....................................................   101

                                  INTRODUCTION

     The home equity loan asset backed certificates offered by this prospectus may be sold from time to time in series, as described in the related supplement to this prospectus, each, a prospectus supplement. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, in a trust consisting primarily of a segregated pool of one- to four-family, first or junior lien home equity loans, acquired from one or more institutions affiliated or unaffiliated with the depositor and Household Finance Corporation ("HFC"). Each series of certificates will be issued under a pooling and servicing agreement among HFC, the depositor and the trustee specified in the related prospectus supplement.

                                   THE TRUSTS

GENERAL

     The home equity loans and other assets described below and in the related prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates under a pooling and servicing agreement as described in this prospectus and in the related prospectus supplement. As specified in the accompanying prospectus supplement, each series of certificates in the aggregate will represent the entire beneficial ownership interest in a pool of home equity loans that is referred to as the home equity loan pool. The home equity loan pool will consist primarily of the home equity loans, or certain balances thereof, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, evidenced by promissory notes, or mortgage notes, secured by mortgages or deeds of trust or other similar security instruments creating a first or junior lien on one- to four-family properties, or interests in the home equity loans, which may include mortgage pass-through certificates, or mortgage securities, evidencing interests in home equity loans.

     The home equity loans will either be:

     - loans where the principal amount is advanced in full at origination, or closed-end loans; or

     - home equity revolving lines of credit, or revolving credit loans.

     As specified in the related prospectus supplement, each trust will consist primarily of home equity loans secured by first or junior liens on:

     - attached or detached one-family dwelling units;

     - two- to four-family dwelling units;

     - condominiums;

     - Cooperatives;

     - townhouses;

     - row houses;

     - individual units in planned-unit developments and modular pre-cut/panelized housing, or modular housing;

     - manufactured homes which are permanently affixed to the real property on which they are located, or manufactured homes; and

     - the fee, leasehold or other interests in the underlying real property.

     The mortgaged properties will be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation and second homes. As specified in the related prospectus supplement, a home equity loan pool may contain Cooperative Loans evidenced by Cooperative

Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless the context indicates otherwise, "home equity loans" includes Cooperative Loans, "mortgaged properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "mortgage notes" includes Cooperative Notes and "mortgages" includes a security agreement with respect to a Cooperative Note. In connection with a series of certificates backed by revolving credit loans, if the related prospectus supplement indicates that the home equity loan pool consists of certain balances of the revolving credit loans, then the term "home equity loans" in this prospectus refers only to those balances.

     The prospectus supplement for a series of certificates will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement. A trust will consist of:

     - the home equity loans, and the related mortgage documents, or interests in them, including any mortgage securities, underlying a particular series of certificates that are subject to the pooling and servicing agreement, exclusive of, if specified in the related prospectus supplement, any Excluded Spread or other interest retained by the depositor or any of its affiliates in each home equity loan;

     - assets, including all payments and collections derived from the home equity loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Collection Account;

     - property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

     - hazard insurance policies as described in this prospectus, if any, and portions of the related proceeds;

     - any combination, if applicable, of a letter of credit, financial guaranty insurance policy, special hazard insurance policy, bankruptcy bond, certificate insurance policy, derivative products, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement;"

     - one share of preferred stock of the depositor having limited voting rights; and

     - other types of assets, as described in the related prospectus supplement.

     The related prospectus supplement will describe the material terms and conditions of certificates of interest or participations in home equity loans to the extent they are included in the related trust.

HOME EQUITY LOAN INFORMATION

     Each home equity loan will be selected by the depositor for inclusion in a home equity loan pool from among those transferred by the sellers to the depositor, and then by the depositor to the trust, either directly or through its affiliates, or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other home equity loan originators or the depositor, all as described below under "HFC Home Equity Lending Program." If a home equity loan pool is composed of home equity loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of home equity loans so acquired. The characteristics of the home equity loans are as described in the related prospectus supplement. No more than five percent (5%) of the home equity loans, as they are constituted as of the cut-off date, by aggregate principal balance as of the cut-off date will have characteristics that deviate from those characteristics described in the related prospectus supplement. Other home equity loans available for acquisition by the depositor may have characteristics which would make them eligible for inclusion in a home equity loan pool but were not selected for inclusion in a home equity loan pool at that time.

     Any seller or HFC may retain or acquire any Excluded Balances with respect to any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any home equity loan included in any home equity loan pool.

     If specified in the related prospectus supplement, the trust underlying a series of certificates may include mortgage securities. The mortgage securities may have been issued previously by the depositor or an affiliate, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing home equity loans into trusts, and selling beneficial interests in trusts. The mortgage securities will typically be similar to certificates offered under this prospectus. As to any series of certificates, the related prospectus supplement will include a description of any mortgage securities and any related credit enhancement, and the home equity loans underlying the mortgage securities will be described together with any other home equity loans included in the home equity loan pool relating to the series. As to any series of certificates, as used in this prospectus the term "home equity loan pool" includes the home equity loans underlying the mortgage securities. Notwithstanding any other reference in this prospectus to the master servicer, with respect to a series of certificates as to which the trust includes mortgage securities, the entity that services and administers the mortgage securities on behalf of the holders of the certificates may be referred to as the "manager." The manager, if any, will be identified in the related prospectus supplement. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the home equity loans may include advances made and other actions taken under the terms of the mortgage securities.

     Mortgaged properties consisting of modular housing -- also known as pre-assembled, pre-fabricated, sectional or pre-built homes -- are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.

     Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have certain other characteristics as specified in the related prospectus supplement.

     A home equity loan pool may include home equity loans that have been modified. The modifications may include conversions from an adjustable to a fixed interest rate or other changes in the related mortgage note. If a home equity loan is a modified home equity loan, references to origination shall be deemed to be references to the date of modification.

     The prospectus supplement for each series of certificates will contain information appropriate to describe the type of home equity loans which will be included in the related home equity loan pool. Each prospectus supplement applicable to a series of certificates will include information, to the extent then available to the depositor, as of the cut-off date or a statistical cut-off date, on an approximate basis. The information may include, if applicable:

     - the aggregate principal balance of the home equity loans;

     - the type of property securing the home equity loans and related lien priority;

     - the original or modified and/or remaining terms to maturity of the home equity loans;

     - the range of principal balances of the closed-end loans at origination or modification;

     - the earliest origination or modification date and latest maturity date of the home equity loans;

     - the loan-to-value ratios, or LTV ratios, or combined LTV ratios of the home equity loans, as applicable;

     - the interest rate or range of interest rates borne by the home equity loans;

     - if the home equity loans are adjustable rate mortgage loans, or ARM loans, the applicable index, the range of gross margins, the weighted average gross margin, the frequency of adjustments and maximum loan rate;

     - the geographical distribution of the mortgaged properties;

     - the percentage of ARM loans included in the home equity loan pool; and

     - if the home equity loans are revolving credit loans, the aggregate credit limits and the Credit Utilization Rates of the related credit line agreements.

     The composition and characteristics of a home equity loan pool containing revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements that are included in the home equity loan pool.

     As to each home equity loan, the combined LTV ratio generally will be the ratio, expressed as a percentage, of:

     - the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the home equity loan, divided by

     - the appraised value of the related mortgaged property, a Statistical Valuation or the Stated Value.

     The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

     The depositor will cause the home equity loans or the Trust Balances constituting each home equity loan pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the certificates of a series. The master servicer will service the home equity loans, either directly or through other mortgage servicing institutions, or subservicers, which may be an affiliate of the master servicer, under a pooling and servicing agreement and will receive a fee for its services. See "HFC Home Equity Lending Program" and "Description of the Certificates" in this prospectus. The master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the home equity loans. In addition to or in place of the master servicer for a series of certificates, the related prospectus supplement may identify a certificate administrator for the trust. The certificate administrator may be an affiliate of the depositor. All references in this prospectus to "master servicer" and any discussions of the servicing and administration functions of the master servicer will also apply to the certificate administrator to the extent applicable.

     The depositor's assignment of the home equity loans or the Trust Balances to the trustee will be without recourse. See "Description of the Certificates -- Assignment of Trust Assets." The master servicer's obligations with respect to the home equity loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. These include its obligation to enforce purchase obligations of the depositor and other obligations of subservicers, as described in this prospectus under "HFC Home Equity Lending Program -- Representations and Warranties Concerning the Home Equity Loans," and "HFC Servicing Procedures" and "Description of the Certificates -- Assignment of Trust Assets," and its option to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to the home equity loans in amounts described in this prospectus under "Description of the Certificates -- Advances," or under the terms of any mortgage securities, as specified in the related prospectus supplement. With respect to the revolving credit loans, the master servicer, or any other entity specified in the related prospectus supplement, may advance funds to borrowers in respect of Draws made after the related cut-off date. The option of the master servicer to make Advances on the closed-end loans will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the home equity loans or any other amounts that would otherwise be payable to certificateholders. See "Description of the Certificates -- Advances."

     The proceeds of the home equity loans may be used by the borrower to purchase or improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

     A mortgaged property securing a home equity loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. Home equity loans will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the home equity loan.

CLOSED-END LOANS

     Unless specified below or in the related prospectus supplement, all of the closed-end loans in a home equity loan pool will be secured by mortgaged properties located in any of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico and be of one or more of the following types of home equity loans:

     - fixed-rate, fully-amortizing loans;

     - fully-amortizing ARM loans, which may contain convertible home equity loans;

     - Balloon Loans;

     - Cooperative Loans or modified home equity loans; or

     - similar home equity loans with other payment characteristics as described in the related prospectus supplement.

     Fixed-rate, fully-amortizing closed-end loans will generally provide for level monthly payments of principal and interest and terms to maturity of 5, 10, 12, 15, 20, 25 or 30 years at origination or modification as specified in the related prospectus supplement.

     Fully-amortizing ARM loans will generally have an original or modified term to maturity of not more than 30 years with a related interest rate which usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the home equity loan to equal the sum of a fixed percentage described in the related mortgage note, or gross margin, and an index. The related prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin with respect to the ARM loans in the related home equity loan pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum interest rate at the time of any adjustment. An ARM loan may include a provision that allows the borrower to convert the adjustable mortgage rate to a fixed rate at specified times during the term of the ARM loan. The index for a particular home equity loan pool will be specified in the related prospectus supplement and may include one of the following indices:

     - the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

     - the weekly auction average investment yield of U.S. Treasury bills of six months;

     - the daily Bank Prime Loan rate made available by the Federal Reserve
       Board;

     - the cost of funds of member institutions for a specified Federal Home Loan Bank;

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

     - the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement; or

     - the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

     As specified in the related prospectus supplement, a portion of the closed-end loans underlying a series of certificates may be Simple Interest Home Equity Loans. Other closed-end loans may be Actuarial Home Equity Loans or precomputed loans, both of which provide for fixed monthly payments of principal and interest, which are determined at origination of the home equity loan.

     A Simple Interest Home Equity Loan provides the amortization of the amount financed under the home equity loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the home equity loan multiplied by the stated interest rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the home equity loan. As payments are received under a Simple Interest Home Equity Loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Home Equity Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Home Equity Loan is made prior to its scheduled due date, the principal balance of the home equity loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the home equity loan will amortize more slowly than scheduled. If a Simple Interest Home Equity Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a Simple Interest Home Equity Loan may affect the distributions of principal and interest on the certificates, as described in the related prospectus supplement.

     A home equity loan pool may contain ARM loans. An ARM loan may have an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the interest rate, and as a result of the introductory rate, interest distributions on the certificates may initially be lower than expected. This type of loan is known as a teaser loan. Commencing on their first adjustment date, the interest rates on the teaser loans will be based on the applicable index and gross margin. An ARM loan may allow the borrower to convert the adjustable rates on the home equity loans to a fixed rate at some point during the life of such home equity loans, usually, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the depositor or HFC will purchase the converted home equity loan as and to the extent described in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the depositor, HFC or another party specified therein may agree to act as remarketing agent with respect to the converted home equity loans and, in its capacity, use its best efforts to arrange for the sale of converted home equity loans under specified conditions. Upon the failure of any party so obligated to purchase any converted home equity loan, the inability of any remarketing agent to arrange for the sale of the converted home equity loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted home equity loan for its own account, the related home equity loan pool will thereafter include both fixed rate and adjustable rate home equity loans. If specified in the related prospectus supplement, the inclusion of a converted home equity loan in a home equity loan pool may adversely affect the certificateholders by restricting the ability of the related pass-through rate or rates to adjust to the extent intended by the adjustable pass-through rate.

     The closed-end loans may provide for payment of a prepayment charge if the related borrower prepays the closed-end loan within a specified time period and for the payment of other fees, which may be waived by the master servicer.

REVOLVING CREDIT LOANS

     The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. Interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a due date. Each revolving credit loan will have an interest rate that is either fixed or subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the related prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if specified in the related prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. The index for a particular home equity loan pool will be specified in the related prospectus supplement and may include one of the indices described above under "-- Closed-End Loans." Notwithstanding the foregoing, a home equity loan may be a teaser loan having an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the interest rate and as a result of the introductory rate, interest distributions on the certificates may initially be lower than expected. Commencing on their first adjustment date, the interest rates on the teaser loans will be based on the applicable index and gross margin.

     Unless specified in the related prospectus supplement, each revolving credit loan will be secured by mortgaged properties located in any of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico and have a term to maturity from the date of origination of not more than 30 years. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the related prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the related prospectus supplement, with respect to each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. The borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the greatest of:

     - 1% of the outstanding principal balance of the home equity loan;

     - the accrued interest; or

     - $100.

     The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw with respect to any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Unless specified in the related prospectus supplement, Draws made after the related cut-off date will be excluded from the home equity loan pool.

     Unless specified in the related prospectus supplement, with respect to each revolving credit loan:

     - the finance charge for any billing cycle generally will be equal to interest accrued on the average daily principal balance of the home equity loan for the billing cycle at the related interest rate;

     - the account balance on any day generally will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of such day, plus the sum of any unpaid finance charges and fees, insurance premiums and other charges -- collectively, additional charges, that are due on the home equity loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on such day; and

     - the "principal balance" on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

     Payments made by or on behalf of the borrower for each home equity loan generally will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional fees and charges that are due thereon, and third, to any related principal outstanding.

     The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of the outstanding principal balance of each related Draw or portion thereof that is not included in the related home equity loan pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the home equity loan pool.

     Each revolving credit loan may be prepaid in full or in part at any time, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the home equity loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause.

     As to each revolving credit loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including a material adverse change in the borrower's financial circumstances or a non-payment default by the borrower. However, as to each revolving credit loan, the suspension or reduction usually will not affect the payment terms for previously drawn balances. In the event of default under a revolving credit loan, at the discretion of the master servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes:

     - the borrower's failure to make any payment as required;

     - any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

     - fraud or material misrepresentation by a borrower in connection with the loan.

ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

     With respect to any series of certificates backed by revolving credit loans, the related trust may include either:

     - the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date; or

     - the Trust Balance of each revolving credit loan.

     The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated between the Trust Balance and any Excluded Balance. Typically, the provisions:

     - may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either:

      - on a pro rata basis;

      - first to the Trust Balance until reduced to zero, then to the Excluded Balance;

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

      - first to the Excluded Balance, then to the Trust Balance until reduced to zero; or

      - in accordance with other specified priorities; and

     - will provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance either:

      - on a pro rata basis;

      - first to the Trust Balance until reduced to zero, then to the Excluded Balance; or

      - in accordance with other specified priorities.

     Even where a trust initially includes the entire principal balance of the revolving credit loans, the pooling and servicing agreement may provide that after a specified date or upon the occurrence of specified events, the trust may not include balances attributable to additional Draws made thereafter. The related prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

                        HFC HOME EQUITY LENDING PROGRAM

GENERAL

     HFC and its subsidiaries have originated closed-end fixed and adjustable rate home equity loans since 1972 and have offered home equity revolving credit loans since 1977.

     The home equity loans will have been purchased by the depositor, either directly or indirectly, from the sellers. The home equity loans will typically have been originated in accordance with HFC's underwriting standards or alternative underwriting criteria as described below under "General Underwriting Standards" or as described in the related prospectus supplement.

GENERAL UNDERWRITING STANDARDS

     HFC's underwriting standards are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The home equity loans may be underwritten by HFC, an affiliate of HFC or a designated third party. In some circumstances, however, the home equity loans may be underwritten only by the seller with little or no review performed by HFC. HFC or a designated third party may perform only sample quality assurance reviews to determine whether the home equity loans in any home equity loan pool were underwritten in accordance with applicable standards.

     HFC's underwriting standards, as well as any other underwriting standards that may be applicable to any home equity loans, include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a home equity loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a home equity loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

     In addition, the depositor may purchase home equity loans which do not conform to HFC's underwriting standards. A portion of the home equity loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements or master commitments relating to ongoing purchases of home equity loans by HFC from sellers who will represent that the home equity loans have been originated in accordance with underwriting standards agreed to by HFC. HFC, on behalf of the depositor or a designated third party, will normally review only a limited portion of the home equity loans in any delivery of home equity loans from the related seller for conformity with the applicable underwriting standards. A portion of the home equity loans may be purchased from sellers who will represent that the home equity loans were originated under underwriting standards acceptable to HFC.

     The level of review, if any, by HFC or the depositor of any home equity loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

     - factors relating to the experience and status of the seller; and

     - factors relating to the specific home equity loan, including the original principal balance or credit limit, as applicable, the combined LTV ratio, the loan type or loan program, and the applicable Credit Score of the related borrower used in connection with the origination of the home equity loan, as determined based on a credit scoring model acceptable to the depositor.

     Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the home equity loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use and documentation level, may depend on the borrower's Credit Score.

     The underwriting standards utilized in negotiated transactions and master commitments and the underwriting standards applicable to home equity loans underlying mortgage securities may vary substantially from HFC's underwriting standards. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the home equity loans included in any home equity loan pool, the related prospectus supplement usually will not distinguish among the various underwriting standards applicable to the home equity loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or HFC. Moreover, there can be no assurance that every home equity loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of home equity loans underwritten under varying standards will be equivalent under all circumstances.

     The depositor may also purchase home equity loans from its affiliates in accordance with HFC's underwriting standards or as otherwise agreed to by the depositor. However, in some limited circumstances, the home equity loans may be employee or preferred customer loans with respect to which, in accordance with the affiliate's home equity loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to home equity loans made under any employee loan program maintained by HFC or its affiliates, in limited circumstances, preferential interest rates may be allowed. Neither the depositor nor HFC will review any affiliate's home equity loans for conformity with HFC's underwriting standards.

HFC'S UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

     The following is a brief description of HFC's underwriting procedures for full documentation loan programs. All home equity loan applications received by HFC or its subsidiaries are subjected to a direct credit investigation by the related seller. This investigation generally includes:

     - obtaining and reviewing an independent credit bureau report;

     - verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

     - verification of employment, which normally includes obtaining a W-2 form or pay stub, a minimum of two years of tax returns for self-employed individuals, or other written or telephone verification with employers;

     - obtaining a title search, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

     - obtaining an appraisal (which may be an appraisal using a statistical data base) of the property, which must be substantiated by sales data on three comparable properties.

     After this investigation is conducted, a decision is made to accept or reject the loan application. With respect to revolving credit loans, a credit limit is assigned based on the borrower's ability to pay and an acceptable combined LTV ratio. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 45%, but such requirement may be waived based on compensating factors as deemed appropriate by HFC. In no event may the debt-to-income ratio exceed 60%. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, owners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, including payments on the home equity loan computed, in the case of a revolving credit loan, based on the credit limit applied for at the then-current loan rate, and alimony, child support or maintenance payments, and income is defined as stable monthly gross income from the borrower's primary source of employment, plus any acceptable secondary income. The determination of an acceptable combined LTV ratio is based solely upon the credit limit and does not include certain fees which may be added to the principal balance of the loan. An acceptable combined LTV ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions; however, the combined LTV ratio, excluding any financed points, insurance premiums and fees, generally may not exceed 100%.

     HFC and its subsidiaries will not make mortgages behind a negatively amortizing senior mortgage, except when the senior mortgage is subject to a maximum permitted indebtedness or the original principal balance or credit limit, as applicable, is $25,000 or less. Generally, title insurance is obtained for all home equity loans that constitute a first mortgage or have an original principal balance or credit limit, as applicable, over $50,000.

REPRESENTATIONS AND WARRANTIES CONCERNING THE HOME EQUITY LOANS

     The depositor will make a number of representations and warranties to the trustee regarding the home equity loans. The assignment of the home equity loans to the trustee will be without recourse, except in the event of a breach of one of these representations or warranties. The material representations and warranties state that the schedule of home equity loans is correct, all material loan documentation exists and is available for inspection, not more than a specified amount of loans are delinquent, and that the home equity loans were originated in accordance with applicable law.

     If a breach of any representation or warranty occurs in respect of a home equity loan that materially and adversely affects the interests of the certificateholders in the home equity loan, the depositor may be obligated to purchase, or cause to be purchased, the unqualified home equity loan from the trust.

     To a limited extent, the depositor may substitute a qualifying replacement home equity loan for an unqualified home equity loan rather than repurchase it.

     The master servicer will be required to enforce the purchase or substitution obligations for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment if it were the owner of the home equity loan. This purchase or substitution obligation will not, however, become an obligation of the master servicer in the event the depositor fails to honor the obligation. The foregoing will constitute the sole remedy available to certificateholders or the trustee for a breach of representation.

                            HFC SERVICING PROCEDURES

     HFC, as master servicer, will be responsible for servicing the home equity loans as agent for the trust. Certain affiliates of the master servicer may perform the servicing activities of the master servicer in accordance with the master servicer's policies and procedures for servicing home equity loans. Ultimately, however, HFC will remain responsible for the servicing of the home equity loans, irrespective of any arrangements with affiliates.

     With respect to home equity loans, HFC's general policy is to initiate foreclosure on the mortgaged property only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by operating management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HFC may elect not to commence foreclosure if the borrower's default is due to special circumstances which are temporary and are not expected to last beyond a specified period. Similarly, HFC may treat as current, home equity loans of a borrower if the customer has made the equivalent of 95% of two standard payments in two consecutive months and has demonstrated an ability to pay in the future. All delinquent amounts, however, will remain due and owing by the borrower. Home equity loans of borrowers in bankruptcy proceedings will be restructured in accordance with law and with a view to maximize recovery of the remaining home equity loan balance including any deficiencies. HFC's policy with respect to charged-off amounts is to generally recognize losses on past due accounts when HFC takes title to the property in foreclosure proceedings. The charge-off period for the remaining balance may be extended for up to twenty-four months if HFC determines the remaining loan balance is collectible from the sale of the property.

     Amounts of the loan balance which HFC may charge off will generally be computed by comparing the estimated fair market property value of the related mortgaged property to the amount of any senior indebtedness and any unpaid property taxes, realized or forecasted foreclosure expenses and other related expenses (the "Senior Indebtedness Expenses"). Property value may be determined by:

     - a drive-by appraisal;

     - a full interior/exterior appraisal;

     - an opinion rendered by a local real estate broker chosen by HFC; or

     - HFC's internal appraisal.

     To the extent the property value less the Senior Indebtedness Expenses (the "Net Property Value") is less than the amount of the loan balance, HFC may, but is not required to, write-down the loan balance to the Net Property Value. Further charge-offs may be taken from time-to-time based upon HFC's current estimate of Net Property Value. Once the mortgaged property has been liquidated, any final charge-off or recovery of a previous charge-off is recognized.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued in series. Each series of certificates, or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement. Each pooling and servicing agreement will be filed with the SEC as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing Agreement" below as well as other pertinent information included elsewhere in this prospectus, and subject to the related prospectus supplement, do not describe all terms of the certificates but reflect the material provisions relating to the certificates common to each pooling and servicing agreement.

     Each series of certificates may consist of a single class of certificates or any combination of the following:

     - a single class of certificates;

     - two or more classes of certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates and as to which some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as described in the related prospectus supplement -- any of these series is referred to as a senior/subordinate series;

     - one or more classes of mezzanine certificates, which are subordinate certificates but which are senior to certain other classes of subordinate certificates in respect of distributions or losses;

     - one or more classes of certificates, which are referred to as strip certificates, which will be entitled to:

      - principal distributions, with disproportionate, nominal or no interest distributions; or

      - interest distributions, with disproportionate, nominal or no principal distributions;

     - two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes," or on the basis of collections from designated portions of the home equity loan pool, which series may include one or more classes of certificates with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof -- accrual certificates -- on each distribution date, commencing in the month following the month in which the cut-off date occurs; or

     - other types of classes of certificates, as described in the related prospectus supplement.

     Credit support for each series of certificates may be provided by a financial guaranty insurance policy, derivative products, special hazard insurance policy, bankruptcy bond, letter of credit, reserve fund, surety bond, by the subordination of one or more classes of certificates, overcollateralization or other credit enhancement as described under "Description of Credit Enhancement," or by any combination of the foregoing.

FORM OF CERTIFICATES

     As specified in the related prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the person appointed certificate registrar under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "certificateholder" as used in this prospectus refers to the entity whose name appears on the records of the certificate registrar, or, if applicable, a transfer agent as the registered holder of a certificate.

     If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of:

     - The Depository Trust Company, or DTC;

     - Cedelbank; or

     - the Euroclear System, or Euroclear (in Europe).

     Certificateholders may hold book-entry certificates directly through these facilities if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the related prospectus supplement. Any class of certificates issued in book-entry form via one of the facilities described above will list DTC's nominee as the record holder. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Other institutions that are not participants but clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system and are referred to as indirect participants.

     Generally, a person acquiring an interest in any book-entry certificate, or beneficial owner, will not be entitled to receive a certificate representing that interest in registered, certificated form, unless either DTC ceases to act as depository for that certificate and a successor depository is not obtained, or the trustee elects in its sole discretion to discontinue the registration of the certificates through DTC. Prior to this happening, beneficial owners will not be recognized by the trustee or the master servicer as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Cedelbank or Euroclear participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Cedelbank or Euroclear, will be credited during the subsequent securities settlement processing day immediately following the DTC settlement date, which must be a business day for Cedelbank or Euroclear, as the case may be. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear participant or Cedelbank participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant, other than the depositary for Cedelbank or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Cedelbank, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, or the Euroclear operator, under contract with Euroclear Clearance Systems S.C., or the Clearance Cooperative, a Belgian co-operative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF TRUST ASSETS

     At the time of issuance of a series of certificates, the depositor will cause the home equity loans, or Trust Balances thereof, if applicable, or mortgage securities and any other assets being included in the related trust to be assigned without recourse to the trustee or its nominee, which may be the custodian. If specified in the related prospectus supplement, all principal and interest received on or with respect to the home equity loans, or Trust Balances thereof, if applicable, or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date, any Excluded Spread and additional fees and charges, will also be assigned. The trustee will, concurrently with the assignment, deliver a series of certificates to the depositor in exchange for the home equity loans, or Trust Balances thereof, if applicable, or mortgage securities. Each home equity loan, Trust Balance, or mortgage security will be
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

identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include, among other things, information as to the principal balance of each home equity loan as of the cut-off date, as well as information respecting the interest rate, the maturity of the mortgage note and the combined LTV ratio at origination or modification.

     If specified in the related prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., which are referred to together as MERS, assignments of the mortgages for the home equity loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or the MERS(R) System. With respect to home equity loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those home equity loans.

     The legal documents relating to the home equity loan may include:

     - the mortgage note, and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or its nominee;

     - the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

     - an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS(R) System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

     - if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

     As provided in the related prospectus supplement, subservicers affiliated with HFC will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record assignments of the related mortgage to the trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable subservicer, unless returned to the related borrower in connection with the payment of the related home equity loan or when possession of these documents is no longer required by the master servicer. In the event that HFC does not satisfy the standards set forth in the related prospectus supplement or any of the subservicers ceases to be an HFC affiliate, the subservicer will record assignments of the mortgages for each related home equity loan in favor of the trustee and deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Under each pooling and servicing agreement, the trustee will be appointed attorney-in-fact for the subservicers with power to prepare, execute and record assignments of the mortgages in the event that the subservicers fail to do so on a timely basis. In lieu of delivery of original documentation, the subservicers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If specified in the related prospectus supplement, the depositor may not be required to deliver one or more of the documents if the documents are missing from the files of the party from whom the home equity loans were purchased.

     In the event that the depositor cannot deliver the mortgage or any assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian the mortgage or assignment with evidence of recording indicated on the mortgage or assignment after receipt from the public recording office or from the related subservicer.

     Except as provided above, assignments of the home equity loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS(R) System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the home equity loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the home equity loan, or except as otherwise specified in the related prospectus supplement.

     Notwithstanding the preceding three paragraphs, and except as provided in the related prospectus supplement, with respect to any series of certificates backed by home equity loans, the foregoing documents generally will have been delivered to an entity specified in the related prospectus supplement which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the certificateholders, with respect to the Trust Balances thereof, and on behalf of any other applicable entity with respect to any Excluded Balance thereof, as their respective interests may appear.

EXCESS SPREAD AND EXCLUDED SPREAD

     The depositor, the master servicer or any of their affiliates, or any other entity as may be specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related home equity loans or mortgage securities. The payment of any portion of interest in this manner will be disclosed in the related prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive with respect to the home equity loans or mortgage securities. Any of these payments generated from the home equity loans or mortgage securities will represent Excess Spread or Excluded Spread. The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the home equity loans or mortgage securities will be allocated between the owners of any Excess Spread or Excluded Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON HOME EQUITY LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The master servicer will deposit or will cause to be deposited into the Collection Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically contained in the related pooling and servicing agreement, which generally will include the following:

     - payments on account of principal of the home equity loans or on the mortgage securities comprising a trust;

     - payments on account of interest on the home equity loans or on the mortgage securities comprising a trust, net of the portion of each payment retained by the master servicer, if any, as its servicing or other compensation;

     - Liquidation Proceeds, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related subservicer, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's normal servicing procedures;

     - proceeds of any home equity loan in the trust purchased, or, in the case of a substitution, certain amounts representing a principal adjustment, by the master servicer, the depositor, any subservicer or seller or any other person under the terms of the pooling and servicing agreement. See "HFC Home Equity Lending Program -- Representations and Warranties Concerning the Home Equity Loans," and "Description of the
       Certificates -- Assignment of Trust Assets" above; and

     - any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Collection Account, as described below.

     Notwithstanding the foregoing, until the business day prior to each distribution date on which amounts are required to be deposited in the Collection Account, HFC may retain and commingle such amounts with its own funds so long as (1) no event of default under the pooling and servicing agreement shall have occurred and be continuing and (2) either (A) the short-term debt obligations of HFC are acceptable to the rating agencies, as specified in the related prospectus supplement or (B) HFC arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency; provided, however, that amounts permitted to be retained and commingled pursuant to this subclause (B) shall not exceed the amount available under the servicer credit enhancement. In the event HFC is entitled to retain and commingle the amounts referred to in the preceding sentence, it shall be entitled to retain for its own account any investment income thereon, and any investment income shall not be subject to any claim of the trustee or certificateholders. In the event that HFC is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

     The Collection Account must be one of the following:

     - maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the rating agencies;

     - an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each rating agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund;

     - a segregated trust account maintained on the corporate trust side with the trustee in its fiduciary capacity; or

     - an account otherwise acceptable to each rating agency, as evidenced by a letter to such effect from each such rating agency to the trustee, without reduction or withdrawal of the then-current ratings of the certificates.

     Unless otherwise set forth in the related prospectus supplement, not later than the business day preceding each distribution date, the master servicer will deposit into the applicable Collection Account, in immediately available funds, the amount to be distributed to certificateholders on the distribution date. The master servicer or the trustee will also deposit or cause to be deposited into the Collection Account:

     - the amount of any Advances on closed-end loans, if applicable, made by the master servicer as described in this prospectus under "-- Advances";

     - any payments under any letter of credit, financial guaranty insurance policy, credit derivative and any amounts required to be transferred to the Collection Account from a reserve fund, as described under "Description of Credit Enhancement" below;

     - any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket insurance policy maintained by the master servicer to cover hazard losses on the home equity loans as described under "-- Hazard Insurance and Related Claims" below;

     - any distributions received on any mortgage securities included in the trust; and

     - any other amounts as described in the related pooling and servicing agreement.

     The portion of any payment received by the master servicer in respect of a home equity loan that is allocable to Excess Spread will generally be deposited into the Collection Account; however any Excluded Spread will not be deposited in the Collection Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

     Funds on deposit in the Collection Account may be invested in Permitted Investments maturing, in general, not later than the business day preceding the next distribution date. Unless otherwise specified in the related prospectus supplement, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any investment must be deposited in the Collection Account by the master servicer out of its own funds upon realization of the loss.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The master servicer may, from time to time, make withdrawals from the Collection Account for certain purposes, as specifically contained in the related pooling and servicing agreement, which will include the following:

     - to reimburse itself or any subservicer for Advances, if applicable, or for Servicing Advances as to any mortgaged property out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the home equity loan with respect to which those Advances or Servicing Advances were made;

     - to pay to itself or any subservicer unpaid servicing fees and subservicing fees out of payments or collections of interest on each home equity loan;

     - to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, any amounts remitted by subservicers as interest in respect of partial prepayments on the home equity loans, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

     - to pay to itself, a subservicer, HFC, the depositor or the seller all amounts received with respect to each home equity loan purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

     - to pay the depositor or its assignee, or any other party named in the related prospectus supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each home equity loan, including any home equity loan as to which title to the underlying mortgaged property was acquired;

     - to reimburse itself or any subservicer for any Nonrecoverable Advance, subject to any limitations set forth in the pooling and servicing agreement as described in the related prospectus supplement;

     - to reimburse itself or the depositor for certain other expenses incurred for which it or the depositor is entitled to reimbursement, or against which it or the depositor is indemnified under the pooling and servicing agreement;

     - to withdraw any amount deposited in the Collection Account that was not required to be deposited in the Collection Account;

     - to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable;

     - to make deposits to the Funding Account in the amounts and in the manner provided in the pooling and servicing agreement, if applicable; and

     - to clear the Collection Account of amounts relating to the corresponding home equity loans in connection with the termination of the trust under the pooling and servicing agreement.

DISTRIBUTIONS

     Distributions of principal and/or interest, as applicable, on each class of certificates entitled thereto will be made on each distribution date either by the trustee, the master servicer acting on behalf of the trustee or a paying agent appointed by the trustee. Payments will be made to the persons who are registered as the holders of the certificates at the close of business on the day prior to each distribution date or, if the certificates are no longer book-entry, to the persons in whose names the certificates are registered at the close of business on the last business day of the preceding month, or the record date. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if the certificateholder has so notified the trustee, the master servicer or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the certificate register. The final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to certificateholders. Distributions will be made to each certificateholder in accordance with the holder's percentage interest in a particular class, which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the aggregate initial amount or notional balance of all the certificates of that class.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

     The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of certificates will be made prior to distributions of principal on each class. Each class of certificates, other than certain classes of strip certificates, may have a different specified interest rate or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The related prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days in the related interest period and a 360-day year.

     On each distribution date for a series of certificates, the trustee or the master servicer on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of certificates, an amount equal to the percentage interest represented by the certificate held by the holder multiplied by such class's Distribution Amount.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination of principal distributions, including distributions among multiple classes of senior certificates or subordinate certificates, shall be as described in the related prospectus supplement. Distributions in respect of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class unless otherwise described in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, distributions of principal on the certificates will be limited to monthly principal payments on the home equity loans, any Excess Interest applied as principal distributions on the certificates and any amount distributed as a payment of principal under the related form of credit enhancement. To the extent the trust contains Balloon Loans that require no monthly payments of principal and non-amortizing home equity loans that require only small principal payments in proportion to the principal balance of the home equity loan, the amount of principal distributions on the certificates generally will be less than the amount that would otherwise be distributable on a similar pool of conventional loans.

     On the day of the month specified in the related prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be passed through to certificateholders on the succeeding distribution date. Prior to the close of business on the business day succeeding each determination date, the master servicer will furnish a statement to the trustee setting forth, among other things, the amount to be distributed on the next succeeding distribution date. The information in the statement will be made available to certificateholders by the master servicer on request.

ADVANCES

     If specified in the related prospectus supplement, the master servicer may agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Collection Account for future distribution, for the benefit of the certificateholders, on or before each distribution date, which were delinquent as of the close of business on the business day preceding the determination date on the home equity loans in the related home equity loan pool, but only to the extent that the Advances would, in the judgment of the master servicer, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. As specified in the related prospectus supplement with respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's advances will be under the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement, and may differ from the provisions relating to Advances described in this prospectus.

     Advances are intended to maintain a regular flow of payments to related certificateholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Collection Account on that distribution date would be less than payments required to be made to certificateholders. Any Advance will be reimbursable to the master servicer out of recoveries on the related home equity loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any home equity loan purchased by the depositor, HFC, a subservicer or a seller under the circumstances described above. These Advances will also be reimbursable from cash otherwise distributable to certificateholders, including the holders of senior certificates, if applicable, to the extent that the master servicer shall determine that any Advances previously made are not ultimately recoverable as described above. With respect to any senior/subordinate series, so long as the related subordinate certificates remain outstanding and subject to limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer may also make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement.

     The master servicer's option to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related pooling and servicing agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting that obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the certificates may also be downgraded.

FUNDING ACCOUNT

     If specified in the related prospectus supplement, a pooling and servicing agreement or other agreement may provide for the transfer by the sellers of additional home equity loans to the related trust after the closing date for the related certificates. Additional home equity loans will be required to conform to the requirements contained in the related pooling and servicing agreement or other agreement providing for the transfer. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the home equity loans in respect of principal will be deposited in the Funding Account to be released to the depositor as additional home equity loans are transferred. Unless otherwise specified in the related prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. All transfers as to amounts representing proceeds of the sale of the certificates and as to amounts representing principal collections on the home equity loans will be made as specified in the related prospectus supplement. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the period of time as described in the related prospectus supplement will be deemed to be principal prepayments and applied in the manner described in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the master servicer will forward or cause to be forwarded to each certificateholder of record a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, this information will include the following, as applicable:

     - the aggregate amount of interest collections and principal collections;

     - the amount, if any, of the distribution allocable to principal;

     - the amount, if any, of the distribution allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

     - the aggregate unpaid principal balance of the home equity loans or, if applicable, the Trust Balances thereof after giving effect to the distribution of principal on the distribution date;

     - the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on the distribution date;

     - based on the most recent reports furnished by subservicers, the number of home equity loans in the related home equity loan pool that are delinquent one month, two months and three months or more, which includes home equity loans that are in foreclosure, and the aggregate principal balances of these groups of home equity loans or, if applicable, the Trust Balances thereof;

     - the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

     - the balance of the reserve fund, if any, at the close of business on the distribution date;

     - the percentage of the outstanding principal balance of the senior certificates, if applicable, after giving effect to the distributions on the distribution date;

     - the amount of coverage under any letter of credit or other form of credit enhancement covering default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

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

     - if applicable, the Realized Loss amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

     - in the case of certificates benefitting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under those alternative arrangements as of the close of business on the applicable determination date; and

     - with respect to any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

     Each amount set forth in the first two items in the list above will be expressed as a dollar amount per single certificate. As to a particular class of certificates, a "single certificate" will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the certificates of that class, except as otherwise provided in the related pooling and servicing agreement. In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

     In addition, to the extent described in the pooling and servicing agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. The master servicer will have an unlimited ability to obtain increases provided that the following conditions are met:

     - a new appraisal is obtained;

     - the new combined LTV ratio is less than or equal to the original combined LTV ratio;

     - verification of employment, which may be verbal, is obtained; and

     - the payment history of the related borrower is within HFC's underwriting parameters.

     If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer will have the option to allow a credit limit increase for any revolving credit loan, provided that the combined LTV ratio of the revolving credit loan following the credit limit increase will be limited to 100% and at no time shall the aggregate principal balance of the revolving credit loans whose credit lines were increased exceed 10% of the current pool balance; provided further, however, that for revolving credit loans with original combined LTV ratios in excess of 80%, the combined LTV ratio resulting from the credit limit increase must be less than or equal to the original combined LTV ratio and at no time shall the aggregate principal balance of the revolving credit loans whose credit lines were increased and whose combined LTV ratios are in excess of 80% exceed 5% of the current pool balance.

     The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the home equity loans and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to home equity loans comparable to the home equity loans in the home equity loan pool. Consistent with the foregoing, the master servicer may in its discretion waive any prepayment charge in connection with the prepayment of a home equity loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the home equity loan or any coverage provided by any alternative credit enhancement will not be adversely affected by any waiver or extension. With respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be governed by the terms of those mortgage securities.

     The master servicer, in its discretion, may, or may allow a subservicer to extend relief to borrowers whose payments become delinquent. The master servicer or subservicer, without the prior approval of the master servicer, may grant a period of temporary indulgence, in most cases up to three months, to a borrower or may enter into a liquidating plan providing for repayment by the borrower of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the master servicer. Most other types of forbearance require master servicer approval. Neither indulgence nor forbearance with respect to a home equity loan will affect the pass-through rate or rates used in calculating distributions to certificateholders. See "-- Distributions."

     In instances in which a home equity loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the home equity loan were liquidated would be taken into account. These modifications may have the effect of reducing the interest rate or extending the final maturity date of the home equity loan. Any modified home equity loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related certificates.

     In connection with any significant partial prepayment of a home equity loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the home equity loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original interest rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the home equity loan for federal income tax purposes.

     In any case in which property subject to a home equity loan, other than an ARM loan described below, is being conveyed by the borrower, the master servicer, directly or through a subservicer, shall in most cases be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the home equity loan under any due-on-sale clause, but only if the exercise of the rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom that property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a home equity loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the collectability of the home equity loan. An ARM loan may be assumed if that ARM loan is by its terms assumable and if, in the reasonable judgment of the master servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise set forth in the related prospectus supplement. See "Legal Aspects of Home Equity Loans and Related Matters -- Enforceability of Certain Provisions" in this prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be altered. Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related home equity loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related home equity loan. Any fee collected by the master servicer or the subservicer for processing this type of request will be retained by the master servicer or subservicer as additional servicing compensation.

SPECIAL SERVICING AND SPECIAL SERVICING AGREEMENTS

     The pooling and servicing agreement for a series of certificates may name a special servicer, which will be responsible for the servicing of certain delinquent home equity loans. The special servicer may have discretion to extend relief to certain borrowers whose payments become delinquent. The special servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by the borrower, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance may require the approval of the master servicer or subservicer, as applicable.

     In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of these agreements, the holder may, with respect to certain delinquent home equity loans:

     - instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to certificateholders in the event that liquidation proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

     - instruct the master servicer to purchase the home equity loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the home equity loans to the holder, in which case any subsequent loss with respect to the home equity loans will not be allocated to the certificateholders;

     - become, or designate a third party to become, a subservicer with respect to the home equity loans so long as the master servicer has the right to transfer the subservicer rights and obligations of the home equity loans to another subservicer at any time, or the holder or its servicing designee is required to service the home equity loans according to the master servicer's servicing guidelines; or

     - the related prospectus supplement may provide for the other types of special servicing arrangements.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

     With respect to a home equity loan in default, the master servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property, write off the balance of the home equity loan or the Trust Balance as bad debt, take a deed in lieu of foreclosure, accept a short sale, permit a short refinancing, arrange for a repayment plan or a modification as described above. In connection with this decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a home equity loan is a junior mortgage loan, following any default thereon, unless foreclosure proceeds for that home equity loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the home equity loan will be written off as bad debt with no foreclosure proceeding. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be assigned to the trustee or to its nominee on behalf of certificateholders and held by the subservicer, if an affiliate of HFC. Notwithstanding any acquisition of title and cancellation of the related home equity loan, the home equity loan, or REO Home Equity Loan, will be considered for most purposes to be a Liquidated Home Equity Loan.

     For purposes of calculations of amounts distributable to certificateholders in respect of an REO Home Equity Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect, and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Home Equity Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described below received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Collection Account upon receipt and will be available at that time to the extent provided in the related pooling and servicing agreement, for making payments to certificateholders.

     With respect to a home equity loan in default, the master servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Legal Aspects of Home Equity Loans and Related Matters -- Foreclosure on Home Equity Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of these remedies if it determines that one of the remedies is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the home equity loan will be removed from the related trust. The master servicer may elect to treat a defaulted home equity loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to that home equity loan thereafter incurred will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the home equity loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted home equity loan. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

     If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted home equity loan or REO Home Equity Loan will be removed from the trust prior to the final liquidation thereof in which case any estimated loss may be covered by any applicable form of credit enhancement or other insurance or the certificateholders may bear the loss. If a defaulted home equity loan or REO Home Equity Loan is not removed from the trust, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Home Equity Loan which is not required by law to be remitted to the related borrower, the master servicer will be entitled to retain that gain as additional servicing compensation unless otherwise specified in the related prospectus supplement. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the home equity loans, see "Description of Credit Enhancement" and "-- Hazard Insurance and Related Claims."

     The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement. The master servicer may be subject to restrictions

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

under the pooling and servicing agreement with respect to the refinancing of a lien senior to a home equity loan on the related mortgaged property.

HAZARD INSURANCE AND RELATED CLAIMS

     Unless specified in the related prospectus supplement, each home equity loan, other than a Cooperative Loan, will be required to be covered by a hazard insurance policy, as described below. The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy but will reflect all material terms relevant to an investment in the certificates. The insurance is subject to underwriting and approval of individual home equity loans by the respective insurers. The descriptions of any insurance policies described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

     Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement may require the master servicer to cause to be maintained for each mortgaged property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Coverage generally will be in an amount equal to the lesser of:

     - 100% of the insurable value of the improvements, or guaranteed replacement; or

     - the sum of the outstanding balance of the home equity loan plus the outstanding balance on any mortgage loan senior to the home equity loan.

     The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by borrowers or subservicers.

     As described above, all amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, will be deposited in the Collection Account. The pooling and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the home equity loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the Collection Account all amounts which would have been deposited therein but for such clause.

     Unless otherwise specified in the related prospectus supplement, the master servicer may also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any home equity loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

     Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the home equity loans may decline as the principal balances owing decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement -- Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against, including losses caused by the application of the co-insurance clause described in the preceding paragraph.

                       DESCRIPTION OF CREDIT ENHANCEMENT

     Credit support with respect to each series of certificates may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses, which may include Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further non-insured risks.

     If specified in the related prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of:

     - a reserve fund to cover the losses;

     - subordination of one or more classes of subordinate certificates to provide credit support to one or more classes of senior certificates;

     - overcollateralization, letters of credit, surety bonds, financial guaranty insurance policies, derivative products, bankruptcy bonds, special hazard insurance policies, special hazard instruments, mortgage repurchase bonds, or other types of insurance policies, certain other secured or unsecured corporate guarantees or in any other form as may be described in the related prospectus supplement, or in the form of a combination of two or more of the foregoing; or

     - other types of credit enhancement, as described in the related prospectus supplement.

     The credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related prospectus supplement.

     With respect to a home equity loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     For any series of certificates backed by Trust Balances of revolving credit loans, the credit enhancement provided with respect to the certificates will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the related prospectus supplement. See "The Trusts -- Revolving Credit Loans" in this prospectus.

     Each prospectus supplement will include a description of:

     - the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

     - any conditions to payment under the related credit enhancement not otherwise described in this prospectus;

     - the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     - the material provisions of any agreement relating to the credit support.

     Additionally, the accompanying prospectus supplement will describe information with respect to the issuer of any third-party credit enhancement. The pooling and servicing agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the certificates. Copies of the instruments will be
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

included as exhibits to the Form 8-K to be filed with the SEC in connection with the issuance of the related series of certificates.

FINANCIAL GUARANTY INSURANCE POLICY

     If specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of certificates. The issuer of the financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related current report on Form 8-K.

     Unless specified in the related prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable certificates that an amount equal to the full amount of distributions due to these holders will be received by the trustee or its agent on behalf of the holders for distribution on each distribution date. The specific terms of any financial guaranty insurance policy will be described in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the depositor or the master servicer to purchase or substitute for a defective home equity loan and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. Unless specified in the related prospectus supplement, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTER OF CREDIT

     If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, the letter of credit bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the home equity loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the related prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Collection Account with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained by the depositor for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will, subject to limitations described in the related prospectus supplement, if any, protect the related certificateholders from Special Hazard Losses which are:

     - losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

     - losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Description of the Certificates -- Hazard Insurance and Related Claims."

     A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount contained in the related pooling and servicing agreement and will be subject to reduction as contained in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the home equity loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

     To the extent described in the related prospectus supplement, coverage in respect of Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or HFC.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the first and junior loans would become unsecured creditors to the extent the outstanding principal balance of those loans exceeds the value assigned to the mortgaged property by the bankruptcy court. In addition, Debt Service Reductions can result from a bankruptcy proceeding. See "Legal Aspects of Home Equity Loans and Related Matters -- Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the depositor for a trust will be issued by an insurer named in the related prospectus supplement. The level of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

SUBORDINATION

     A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as described in the related prospectus supplement. With respect to any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating the available amount among the various classes of certificates included in the series, will be described in the related prospectus supplement. Generally, the amount available for distribution will be allocated first to interest on the senior certificates of the series, and then to principal of the senior certificates up to the amounts described in the related prospectus supplement, prior to allocation of any amounts to the subordinate certificates of the series.

     Realized Losses will be allocated to the subordinate certificates of the related series in the order specified in the related prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise described in the related prospectus supplement. The respective amounts of specified types of losses, including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be limited to an amount described in the related prospectus supplement. In this case, losses in excess of these amounts would be allocated on a pro rata basis among all outstanding classes of certificates. Generally, any allocation of a Realized Loss to a certificate will be made by reducing the outstanding principal balance thereof as of the distribution date following the calendar month in which the Realized Loss was incurred.

     As described above, the rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate in respect of principal and by any Realized Losses allocated thereto. If there are no Realized Losses or prepayments of principal on any of the home equity loans, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the related prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the Senior Percentage. As a result, the availability of the subordination provided by the subordinate certificates will be preserved. In addition, as described above, certain Realized Losses generally will be allocated first to subordinate certificates by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

     If so provided in the pooling and servicing agreement, the master servicer may be permitted, under some circumstances, to purchase any home equity loan or the Trust Balance thereof, if applicable, that is three or more months delinquent in payments of principal and interest at the purchase price. The purchase price will be advanced by the master servicer to the trust, subject to the right of the master servicer to reimbursement from the trust for any Realized Losses subsequently incurred. Any Realized Loss incurred in connection with any home equity loan or the Trust Balance thereof, if applicable, will be allocated among the then outstanding certificateholders of the related series in the same manner as Realized Losses on home equity loans that have not been purchased.

     To the extent provided in the related prospectus supplement, certain amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement -- Reserve Funds" in the related prospectus supplement.

     With respect to any senior/subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the related prospectus supplement.

OVERCOLLATERALIZATION

     Excess Interest may be deposited into a reserve fund or applied as a distribution of principal on the certificates. To the extent Excess Interest is applied as principal distributions on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the home equity loans, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the related prospectus supplement. In addition, the initial outstanding balance of the home equity loans held in any trust may exceed the initial principal balance of any related series of certificates, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the related prospectus supplement. Furthermore, if specified in the related prospectus supplement, Draws made after the related cut-off date under a revolving credit loan may be included in the home equity loan pool relating to a series of certificates, thereby creating overcollateralization and additional protection to the certificateholders.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trusts. If applicable, the related prospectus supplement will identify the trusts to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trusts.

CORPORATE GUARANTEES

     If specified in the related prospectus supplement, deficiencies in amounts otherwise payable on the certificates or certain of their classes may be covered by corporate guarantees provided by one or more corporate entities, which may be affiliated with HFC. These guarantees may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

RESERVE FUNDS

     If specified in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account or reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the related prospectus supplement and related pooling and servicing agreement. In the alternative or in addition to that deposit and to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related certificates, from the Excess Spread, Excluded Spread or otherwise. A reserve fund for a series of certificates which is funded over time by depositing therein a portion of the interest payment on each home equity loan may be referred to as a "spread account" in the related prospectus supplement and pooling and servicing agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related certificates, Excess Spread, Excluded Spread or other cash flows attributable to the related home equity loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. With respect to any series of certificates as to which credit enhancement includes a letter of credit, if specified in the related prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.

     Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, any of this type of reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates if described in the related prospectus supplement. If specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

     Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for the series, and any loss resulting from those investments will be charged to the reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of certificates, the master servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or a substitution is made, or as otherwise described below under "-- Reduction or Substitution of Credit Enhancement." The master servicer, on behalf of itself, the trustee and certificateholders, will provide the trustee information required for the trustee to draw any applicable credit enhancement.

     If specified in the related prospectus supplement, the master servicer or another entity specified in the related prospectus supplement may agree to pay the premiums for each financial guaranty insurance policy, special hazard insurance policy or bankruptcy bond, as applicable, on a timely basis. In the event the related insurer ceases to be a "qualified insurer" because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the master servicer will use its best reasonable efforts to obtain from another qualified insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

     If any property securing a defaulted home equity loan is damaged and the proceeds from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that:

     - the restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the home equity loan after reimbursement of the master servicer for its expenses; and

     - the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     If recovery under any letter of credit or other credit enhancement is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted home equity loan and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders but upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless specified in the related prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled thereto. Any released assets and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into Swaps and other Yield Supplement Agreements.

     An interest rate Swap is an agreement between two counterparties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

     Yield Supplement Agreements may be entered into to supplement the interest rate or other rates on one or more classes of the certificates of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trust and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the related prospectus supplement.

     There can be no assurance that the trust will be able to enter into or offset Swaps or enter into Yield Supplement Agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Swaps and Yield Supplement Agreements may provide for termination under certain circumstances, there can be no assurance that the trust will be able to terminate a Swap or Yield Supplement Agreement when it would be economically advantageous for the trust to do so.

PURCHASE OBLIGATIONS

     Some types of home equity loans and some classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable certificateholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure will be described in the related prospectus supplement. A purchase obligation with respect to home equity loans may apply to those home equity loans or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless otherwise specified in the related prospectus supplement, each purchase obligation with respect to home equity loans will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which that obligation relates.

                                 THE DEPOSITOR

     The depositor was incorporated under the laws of the State of Delaware on May 5, 1994 and is a wholly-owned special purpose subsidiary of HFC. The depositor was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions (some of which have already been entered into by the depositor) and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither HFC's nor the depositor's board of directors intends to change the business purpose of the depositor. The depositor does not have, nor is it expected in the future to have, any significant assets. The depositor's principal executive office is located at 2700 Sanders Road, Prospect Heights, Illinois 60070. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be limited to representations and warranties made by the depositor or as otherwise provided in the related prospectus supplement.

                         HOUSEHOLD FINANCE CORPORATION

     Household Finance Corporation will act as the master servicer for the home equity loans. The master servicer was incorporated in Delaware in 1925, as successor to an enterprise which was established by the same ownership in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. The master servicer is a subsidiary of Household International, Inc.

     The master servicer and its subsidiaries offer a diversified range of financial services. The principal product of the master servicer's consumer financial services business is the making or purchasing of cash loans and sales finance contracts, including home equity loans secured by first or second liens, auto loans and unsecured loans to middle-income consumers in the United States. Loans are made through branch lending offices under the brands "HFC" and "Beneficial," and through direct mail and telemarketing efforts. The master servicer also acquires portfolios of open-end and closed-end, secured and unsecured loans.

     Through banking subsidiaries, the master servicer also offers both MasterCard* and Visa* credit cards to residents throughout the United States. Through its subsidiaries, the master servicer also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated.

     Where permitted by law, the master servicer offers credit life and credit accident, health and disability insurance to its customers. This insurance is generally written directly by, or reinsured with, one of the master servicer's insurance affiliates.

     The master servicer also operates a cooperative program with H&R Block Tax Services, Inc. and some of its franchises and independent tax preparers to provide loans to borrowers who electronically file their income tax returns with the IRS and are entitled to tax refunds.

     The master servicer is not subject to legal proceedings which are expected to have a material impact on its business or financial condition, taken as a whole.

     The subservicers may be wholly-owned subsidiaries of HFC that are licensed to make home equity loans in the states in which the home equity loans are originated and may transfer certain rights to the home equity loans to the depositor. These companies originate home equity loans and, in some cases, other types of consumer loans from branch offices located in the states in which they are licensed to do business.

---------------

* Visa and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                      THE POOLING AND SERVICING AGREEMENT

     As described above under "Description of the Certificates -- General," each series of certificates will be issued under a pooling and servicing agreement. The following summaries describe certain additional provisions common to each pooling and servicing agreement and are qualified entirely by reference to the actual terms of the pooling and servicing agreement for a series of certificates.

SERVICING AND ADMINISTRATION

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement. As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable home equity loan which is over and above the interest rate specified at the time the depositor or HFC, as the case may be, committed to purchase the home equity loan. See "HFC Servicing Procedures." In addition, the master servicer or a subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit which may accrue as a result of the investment of funds in the Collection Account, unless specified in the related prospectus supplement or in a subservicing account, as the case may be. In addition, certain reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to reasonable compensation therefor from the trust.

     The master servicer, or, if specified in the related pooling and servicing agreement, the trustee on behalf of the applicable trust, will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Home Equity Loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds including Insurance Proceeds.

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will provide for delivery on or before a specified date in each year to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled in all material respects the minimum servicing standards set forth in the pooling and servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status. The statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

     Each pooling and servicing agreement will also provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the depositor and the trustee to the effect that, on the basis of an examination by that firm, the servicing of home equity loans under agreements, including the related pooling and servicing agreement, was conducted substantially in compliance with the minimum servicing standards described in the related audit guide -- to the extent that procedures in that audit guide are applicable to the servicing obligations described in those agreements -- except for significant exceptions or errors in records that shall be reported in the statement. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of home equity loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the related audit guide described above, rendered within one year of the statement, of firms of independent public accountants with respect to those subservicers which also have been the subject of that type of examination.

     Copies of the annual statement of an officer of the master servicer may be obtained by certificateholders without charge upon written request to the master servicer, at the address indicated in the monthly statement to certificateholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The pooling and servicing agreement for each series of certificates will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     Each pooling and servicing agreement will also provide that, except as described below, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith under the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in their discretion undertake any of these actions which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the depositor, as the case may be, will be entitled to reimbursement out of funds otherwise distributable to certificateholders.

     Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that the person meets the requirements set forth in the pooling and servicing agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under a pooling and servicing agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements set forth in the related pooling and servicing agreement. In the case of any assignment, the master servicer will be released from its obligations under such pooling and servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.

EVENTS OF DEFAULT

     Events of default under the pooling and servicing agreement in respect of a series of certificates, unless specified in the related prospectus supplement, generally will include:

     - any failure by the master servicer to make a required deposit to the Collection Account, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of the series any required payment which continues unremedied for five business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of that class evidencing not less than 51% of the aggregate percentage interests constituting that class;

     - any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 51% of the aggregate percentage interests constituting that class;

     - some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by the master servicer indicating its insolvency or inability to pay its obligations; and

     - any other event of default as contained in the related prospectus supplement.

     A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default remains unremedied, either the depositor or the trustee may, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, if applicable, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, by written notification to the master servicer, the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation, expenses for servicing the home equity loans during any period prior to the date of termination and any other reimbursements, of amounts the master servicer is entitled to withdraw from the Collection Account, covering the trust and in and to the home equity loans and the proceeds thereof, whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, other than the obligation to purchase home equity loans under some circumstances, and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $50,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise set forth in the pooling and servicing agreement. Pending this appointment, the trustee is obligated to act in this capacity. The trustee and its successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless:

     - the holder previously has given to the trustee written notice of default and the continuance thereof;

     - the holders of certificates of any class evidencing not less than 51% of the aggregate percentage interests constituting that class:

      - have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder; and

      - have offered to the trustee reasonable indemnity; and

     - the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of the related certificateholders:

     - to cure any ambiguity;

     - to correct or supplement any provision which may be inconsistent with any other provision or to correct any error;

     - to change the timing and/or nature of deposits in the Collection Account or to change the name in which the Collection Account is maintained, except that:

      - deposits to the Collection Account may not occur later than the related distribution date;

      - the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

      - the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each rating agency as specified in the related prospectus supplement;

     - if an election to treat the related trust as a "real estate mortgage investment conduit," REMIC or FASIT has been made, to modify, eliminate or add to any of its provisions

      - to the extent necessary to maintain the qualification of the trust as a REMIC or FASIT or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk; and

      - the action will not have a greater adverse effect upon the interests of any related certificateholder than if no action were taken;

     - to restrict the transfer of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the then-current ratings of the certificates, as evidenced by a letter from each rating agency as specified in the related prospectus supplement, and that any amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

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

     - to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

     - to amend any provision that is not material to holders of any class of related certificates.

     The pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 51% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no amendment of this type may:

     - reduce in any manner the amount of, or delay the timing of, payments received on home equity loans which are required to be distributed on a certificate of any class without the consent of the holder of that certificate;

     - impair the right of any certificateholder to institute suit for the enforcement of the provisions of the pooling and servicing agreement; or

     - reduce the percentage of certificates of any class the holders of which are required to consent to any amendment of this type unless the holders of all certificates of that class have consented to the change in percentage.

     Notwithstanding the foregoing, if a REMIC or FASIT election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC or FASIT, as the case may be.

TERMINATION; RETIREMENT OF CERTIFICATES

     The primary obligations created by the pooling and servicing agreement for each series of certificates, other than certain limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the payment to the related certificateholders of all amounts held in the Collection Account or by the master servicer and required to be paid to these certificateholders following the earlier of:

     - the final payment or other liquidation or disposition, or any advance with respect thereto, of the last home equity loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any home equity loan; and

     - the purchase, as specified in the related prospectus supplement, by the master servicer, the depositor or the holder of the REMIC residual certificates -- see "Material Federal Income Tax Consequences" below -- from the trust for a series of all remaining home equity loans and all property acquired in respect of the home equity loans. In addition to the foregoing, the master servicer or the depositor may have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner described in the related prospectus supplement. Upon the purchase of the certificates or at any time thereafter, at the option of the master servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the master servicer or the depositor. In addition, if so specified and as described in the related prospectus supplement, the pooling and servicing agreement may provide for one or more auctions of the trust property if the purchase option is not exercised. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final

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

       distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer because of the termination.

     Any purchase of home equity loans and property acquired from the home equity loans evidenced by a series of certificates shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the home equity loans and related property will be subject to the criteria, and will be at the price set forth in the related prospectus supplement. Any early termination may adversely affect the yield to holders of certain classes of those certificates. If a REMIC or FASIT election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC or FASIT, as the case may be.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including HFC.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, the depositor will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if specified in the related prospectus supplement, and the rate and timing of principal payments, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, on the home equity loans and the rate and timing of Draws in the case of revolving credit loans and the allocation of principal payments to reduce the principal balance of the certificate or notional amount thereof, if applicable.

     The amount of interest payments on a home equity loan distributed, or accrued in the case of deferred interest or accrual certificates, monthly to holders of a class of certificates entitled to payments of interest will be calculated on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of that certificate, or any combination of the pass-through rates, calculated as described in this prospectus and in the related prospectus supplement. See "Description of the Certificates -- Distributions." Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying home equity loans will be affected by disproportionate prepayments and repurchases of home equity loans having higher Net Mortgage Rates or rates applicable to the strip certificates, as applicable.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate to the extent that interest accrues on each home equity loan during the calendar month or a period preceding a distribution date instead of through the day immediately preceding the distribution date.
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

     A class of certificates may be entitled to payments of interest at a variable or adjustable pass-through rate, or any combination of those pass-through rates, as specified in the related prospectus supplement. A variable pass-through rate may be calculated based on the Net Mortgage Rate of the related home equity loans or certain balances thereof for the month preceding the distribution date, by reference to an index or otherwise. The aggregate payments of interest on a class of certificates, and the yield to maturity, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. The yield on the certificates will also be affected by liquidations of home equity loans following borrower defaults and by purchases of home equity loans in the event of certain breaches of representations made in respect of the home equity loans, or conversions of ARM loans to fixed rate loans. See "HFC Home Equity Lending Program -- Representations and Warranties Concerning the Home Equity Loans" and "Description of the Certificates -- Assignment of Trust Assets" above. In addition, if the index used to determine the pass-through rate for the certificates is different than the index applicable to the mortgage rates, the yield on the certificates will be sensitive to changes in the index related to the pass-through rate and the yield on the certificates may be reduced by application of a cap on the pass-through rate based on the weighted average of the Net Mortgage Rates or any other formulas as may be described in the related prospectus supplement.

     In general, if a certificate is purchased at a premium over its face amount and distributions of principal on the certificate occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a certificate is purchased at a discount from its face amount and distributions of principal on the certificate occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If strip certificates are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the home equity loans, net of Draws if applicable, will negatively affect the total return to investors in any certificates. The yield on a class of strip certificates that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related home equity loans because of the effect on the timing and amount of payments. In some circumstances, rapid principal payments on the home equity loans, net of Draws if applicable, may result in the failure of their holders to recoup their original investment. If strip certificates are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the home equity loans, net of Draws if applicable, could negatively affect the anticipated yield on those strip certificates. In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the home equity loans from time to time will be adversely affected by principal payments on home equity loans with interest rates higher than the weighted average interest rate on the home equity loans. In general, home equity loans with higher interest rates or gross margins are likely to prepay at a faster rate than home equity loans with lower interest rates or gross margins. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of principal payments on the related home equity loans, net of Draws if applicable, than other classes of certificates.

     The timing of changes in the rate of principal distributions on a certificate may significantly affect an investor's actual yield to maturity, even if the average rate of principal distributions experienced over time is consistent with an investor's expectation. In general, the earlier a distribution of principal on a certificate, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal distributions occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal distributions.

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

     Unless otherwise specified in the related prospectus supplement, prepayments in full or final liquidations of closed-end loans will reduce the amount of interest distributed in the following month to holders of certificates entitled to distribution of interest. See "Description of the Certificates -- Principal and Interest on the Certificates." Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal of a closed-end loan is applied to reduce the outstanding principal balance thereof as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a closed-end loan will usually be to reduce the amount of interest distributed to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Certificates -- Payments on Home Equity Loans; Deposits to Collection Account." Neither full nor partial principal prepayments on closed-end loans will be distributed until the distribution date in the month following receipt.

     The rate and timing of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans and thus the yield on the related certificates. There can be no assurance as to the rate of losses or delinquencies on any of the home equity loans, however, those losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the home equity loans that are not covered by the applicable credit enhancement, holders of certificates of the series evidencing interests in the related home equity loan pool or certain classes thereof will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all losses incurred on the home equity loans, the effect of losses may be to increase prepayment experience on the home equity loans, thus reducing average weighted life and affecting yield to maturity.

     With respect to some home equity loans, including ARM loans, the interest rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the applicable underwriting standards, borrowers under home equity loans typically will be qualified on the basis of the interest rate in effect at origination, and are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any home equity loan may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the interest rate.

     With respect to some closed-end loans that permit negative amortization, during a period of rising interest rates as well as immediately after origination, that portion of the interest currently accruing thereon but not currently payable will become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life thereof and may adversely affect yield to their holders. Unless otherwise specified in the related prospectus supplement, revolving credit loans will not be subject to negative amortization.

     Except for certain programs under which the Draw Period is less than the full term thereof or under which a Draw will result in an extension of the maturity date and the related amortization period, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of those home equity loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. Alternatively, a pool of closed-end home equity loans may include Balloon Loans which require a single payment at maturity. These home equity loans pose a greater risk of default than fully-amortizing home equity loans, because the borrower's ability to make such a substantial payment at maturity will generally depend on the borrower's ability to obtain refinancing of the home equity loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor nor any of its affiliates will be obligated
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

to refinance or repurchase any home equity loan or to sell any mortgaged property, unless that obligation is specified in the related prospectus supplement.

     For any home equity loans secured by junior mortgages, any inability of the borrower to pay off its balance may also affect the ability of the borrower to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the borrower's circumstances. Furthermore, if specified in the related prospectus supplement, under the applicable pooling and servicing agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding junior home equity loan.

     In addition to the borrower's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the borrower's housing needs, the borrower's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments or Draws, if applicable, on the home equity loans. There can be no assurance as to the rate of principal payments on the home equity loans, and there can be no assurance of the rate of Draws on revolving credit loans. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, closed-end home equity loans may experience a higher rate of prepayment than conventional mortgage loans. On the other hand, for revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical closed-end home equity loans.

     The yield to maturity of the certificates of any series, or the rate and timing of principal payments or Draws, if applicable, on the related home equity loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the home equity loans were originated. For example, revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws. Additionally, hybrid amortizing revolving credit loans may provide that future Draws will result in an extension for a predetermined period of the maturity date and the related amortization period of the home equity loan. A pool of hybrid amortizing revolving credit loans may be likely to remain outstanding for a longer period of time with a higher aggregate principal balance than a pool of revolving credit loans with a fixed term to maturity. Furthermore, revolving credit loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, certificates backed by revolving credit loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate closed-end home equity loan pools.

     The yield to maturity of the certificates of any series, or the rate and timing of principal payments, or Draws if applicable, on the related home equity loans and corresponding distributions on the certificates, will also be affected by the specific terms and conditions applicable to the certificates. For example, if the index used to determine the pass-through rates for a series of certificates is different from the index applicable to the interest rates of the underlying home equity loans, the yield on the certificates may be reduced by application of a cap on the pass-through rates based on the weighted average of the interest rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal distributions on the certificates, or may affect the amount of any overcollateralization or the amount on deposit in any reserve fund, which could in turn
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accelerate the distribution of principal on the certificates. For any series of certificates backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal distributions on the certificates. For a series of certificates backed by the Trust Balances of revolving credit loans, the specific provisions applicable to the allocation of payments, Draws and losses on the revolving credit loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal distributions on the certificates. See "The Trusts -- Revolving Credit Loans" in this prospectus.

     For a series of certificates backed by revolving credit loans, as a result of the payment terms of the home equity loans or of the certificate provisions relating to future Draws, there may be no principal distributions on those certificates in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a home equity loan pool may exceed the aggregate payments with respect to principal on the revolving credit loans for the related period.

     Unless otherwise specified in the related prospectus supplement, all revolving credit loans and all closed-end loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the home equity loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM loan is generally assumable under specific conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the home equity loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of certificates. See "Description of the Certificates -- Collection and Other Servicing Procedures" and "Legal Aspects of Home Equity Loans and Related Matters -- Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal developments that may affect the prepayment experience on the home equity loans.

     In addition, certain mortgage securities included in a home equity loan pool may be backed by underlying home equity loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to a certain extent, depend on the interest rates on the underlying home equity loans.

     A subservicer or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A subservicer or the master servicer, including an affiliate of the master servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decrease documentation from the borrower. These programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer's or master servicer's judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of the home equity loans which may be removed from the related home equity loan pool. As a result of these programs, with respect to the home equity loan pool underlying any trust:

     - the rate of principal prepayments of the home equity loans in the home equity loan pool may be higher than would otherwise be the case;

     - the average credit or collateral quality of the home equity loans remaining in the home equity loan pool may decline; and

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

     - the weighted average interest rate on the home equity loans that remain in the trust may be lower, thus reducing the rate of prepayments on the home equity loans in the future.

     In addition, a subservicer may allow the refinancing of a home equity loan by accepting prepayments and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of this type of refinancing, the new loan or contract would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan.

     If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional home equity loans to the related trust, as described under "Description of the Certificates -- Funding Account" in this prospectus, and the trust is unable to acquire the additional home equity loans within any applicable time limit, the amounts set aside for this purpose may be applied as principal distributions on one or more classes of certificates of that series.

     Although the interest rates on revolving credit loans and ARM loans will be subject to periodic adjustments, these adjustments typically:

     - as to ARM loans will not increase or decrease the interest rates by more than a fixed percentage amount on each adjustment date;

     - will not increase the interest rates over a fixed maximum rate during the life of any revolving credit loan or ARM loan; and

     - will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under some circumstances, and which may be different from margins being used at the time for newly originated adjustable rate home equity loans.

     As a result, the interest rates on the revolving credit loans or ARM loans in any home equity loan pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity loans or lines of credit, and accordingly, the rate of principal payments and Draws, if applicable, may be lower or higher than would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate home equity loans may be sufficiently low in relation to the then-current interest rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments or Draws, if applicable, on the home equity loans during any period or over the life of any series of certificates.

     With respect to any index used in determining the pass-through rates for a series of certificates or interest rates of the underlying home equity loans, a number of factors affect the performance of the index and may cause the index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the index may remain higher than other market interest rates which may result in a higher level of prepayments on the home equity loans, which adjust in accordance with the index, than of home equity loans which adjust in accordance with other indices.

     Under some circumstances, the master servicer, the depositor or the holders of the residual certificates may have the option to purchase the home equity loans in a trust, thus resulting in the early retirement of the related certificates. See "The Pooling and Servicing Agreement -- Termination; Retirement of Certificates."

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

             LEGAL ASPECTS OF HOME EQUITY LOANS AND RELATED MATTERS

     The following discussion contains summaries of various legal aspects of home equity loans that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the home equity loans.

GENERAL

     The home equity loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. Those instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to those instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a home equity loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

     - the trustor, who is the borrower-homeowner;

     - the beneficiary, who is the lender; and

     - a third-party grantee called the trustee.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

     The home equity loans for a specific series of certificates may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation, or Cooperative, that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.
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     Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

     - arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     - arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

     In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the home equity loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender typically takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued

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within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that this type of Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON HOME EQUITY LOANS

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under a mortgage, a deed of trust or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a
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

borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those home equity loans which are junior home equity loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Certificates -- Realization Upon Defaulted Home Equity Loans" in this prospectus.

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

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

     The recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender typically cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code, or the UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

     In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt.

Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a home equity loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee, or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in various circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a home equity loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original home equity loan payment schedule, even though the lender accelerated the home equity loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a home equity loan default by permitting the borrower to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a home equity loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

     A number of tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt, or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted home equity loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate home equity loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the home equity loans.

     Some of the home equity loans originated on or after October 1, 1995, may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

ENVIRONMENTAL LEGISLATION

     Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

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

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that these cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, a number of federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property usually are subordinated to this type of Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to this type of Environmental Lien could be adversely affected.

     Traditionally, many residential home equity lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the home equity loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make any of these evaluations prior to the origination of the secured contracts. Neither the depositor nor the master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The home equity loans in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, subject to a number of exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a home equity loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the home equity loans and the number of home equity loans which may be outstanding until maturity.

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In a number of states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions

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that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans.

     In foreclosure actions, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or a grantee under a deed to secure debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to various types of residential first mortgage loans, including cooperative loans originated by various lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior home equity loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for home equity loans as set forth in the related prospectus supplement.

     Unless otherwise described in the related prospectus supplement, the depositor will represent that each home equity loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the home equity loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate home equity loans and adjustable rate cooperative loans, and early ownership home equity loans originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated

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substantially as a result of the enactment of Title VIII of the Garn-St Germain
Act. Title VIII provides that, notwithstanding any state law to the contrary:

     - state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks;

     - state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     - all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

     Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on those home equity loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related home equity loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected home equity loan during the borrower's period of active duty status, and, under a number of circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any home equity loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the home equity loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.
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     A lender may avoid forfeiture of its interest in the property if it establishes that its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The home equity loans or mortgage securities included in the trust for a series will be secured by mortgages or deeds of trust which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in a number of cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the
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beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing home equity loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

TEXAS HOME EQUITY LOANS

     Generally, any "cash-out" refinance or other non-purchase money transaction, except for rate/term refinance loans and certain other narrow exceptions, secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the home equity loan unenforceable and/or the lien on the mortgaged property invalid. Because home equity loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of home equity loans in Texas, delays and increased losses may result in connection with foreclosures of such home equity loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related home equity loan. Title insurance generally available on the home equity loans may exclude coverage for some of the risks of the Texas Home Equity Laws.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered by this prospectus. This discussion has been prepared with the advice of Katten Muchin & Zavis, special tax counsel to the depositor. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, dealers in securities, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

     - is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

     - is directly relevant to the determination of an entry on a tax return.

     Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered by this prospectus.

     The following discussion addresses certificates of five general types:

     - REMIC certificates,

     - FASIT certificates,

     - grantor trust certificates,

     - debt certificates, and

     - partnership interests.

     The prospectus supplement for each series of certificates will indicate whether a REMIC or FASIT election or elections will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all regular interests and residual interests in the REMIC or all regular interests, high-yield interests or ownership interests in the FASIT.

     The Taxpayer Relief Act of 1997 adds provisions to the Internal Revenue Code that require the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions involving a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain. These provisions apply only to classes of certificates that do not have a principal balance.

REMICS

  General

     Unless otherwise specified in the related prospectus supplement, as to each series of certificates, the master servicer will cause an election to be made to have the related trust treated as a REMIC under

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Sections 860A through 860G of the Internal Revenue Code. If a REMIC election or elections will be made for the related trust, the related prospectus supplement for each series of certificates will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, or if a FASIT election or elections will be made, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued thereunder, which are referred to in this prospectus as the OID regulations, and in part upon the REMIC provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

  Classification of REMICs

     Upon the issuance of each series of REMIC certificates, Katten Muchin & Zavis, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion thereof, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for this status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     In general, a Swap or Yield Supplement Agreement may not be an asset of a REMIC. If a trust of a particular series contains a Swap or Yield Supplement Agreement, the related prospectus supplement will disclose the tax treatment of such an arrangement.

  Characterization of Investments in REMIC Certificates

     In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its

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startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to home equity loans, payments on home equity loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the home equity loans, or whether the property and account balances, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the home equity loans for purposes of all of the foregoing sections. In addition, in some instances home equity loans may not be treated entirely as assets described in the foregoing sections. The REMIC regulations do provide, however, that payments on home equity loans held pending distribution are considered part of the home equity loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code.

  Tiered REMIC Structures

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Katten Muchin & Zavis, special tax counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

  Taxation of Owners of REMIC Regular Certificates

     Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and various other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used with respect to home equity loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The
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prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the home equity loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. In general terms, original issue discount is accrued by treating the interest rate of the certificates as fixed and making adjustments to reflect actual interest rate adjustments.

     Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the REMIC regular certificate, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

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     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying:

     - the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

     - a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount" for a description of that election under the OID regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows:

     As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     - the sum of:

     - the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and

     - the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

     - the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC regular certificate will be received in future periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any
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accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

     Market Discount. A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, the certificateholder will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates -- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each

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accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

     - on the basis of a constant yield method;

     - in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period; or

     - in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount." The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Realized Losses. Under Internal Revenue Code Section 166 both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any

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losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the home equity loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the home equity loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

  Taxation of Owners of REMIC Residual Certificates

     General. As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the home equity loans or as debt instruments issued by the REMIC.

     A holder of a REMIC residual certificate typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any modifications.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules

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relating to "excess inclusions," residual interests without "significant value"
and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the home equity loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, amortization of any premium on the home equity loans, bad debt deductions with respect to the home equity loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the home equity loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the home equity loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "Taxation of Owners of REMIC Regular Certificates" Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the home equity loans and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to home equity loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to home equity loans with market discount that it holds.

     A home equity loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the home equity loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the home equity loans. Premium on any home equity loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "Taxation of Owners of REMIC Regular Certificates" except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

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

     If a class of REMIC regular certificates is issued at an Issue Premium, the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "Taxation of Owners of REMIC Regular Certificates."

     As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC residual certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC that will be taxable because their bases in the REMIC residual certificates at that time will not be sufficiently large for the distributions to be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

     The effect of these rules is that a Residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to

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income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "Taxation of Owners of REMIC Residual Certificates -- General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     - the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over

     - the sum of the "daily accruals" for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

     The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price for those REMIC residual certificates will be treated as the fair market value of those REMIC residual certificates on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, an excess inclusion:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "Foreign Investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax:

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real
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estate investment trust taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

     - the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     - the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC Regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon a number of assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released the Mark-to-Market Regulations. The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

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     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC typically will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

     - an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and

     - the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over that amount or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

  Sales of REMIC Certificates

     If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate typically will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss in most cases will be capital gain or loss.

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     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

     - the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to the sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly-acquired asset.

  Prohibited Transactions and Other Possible REMIC Taxes

     The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to specified exceptions a prohibited transaction means the disposition of a home equity loan, the receipt of income from a source other than a home equity loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the home equity loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the

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contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

  Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC residual certificate is transferred to a "disqualified organization", a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

     - the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer and

     - the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     - residual interests in the entity are not held by disqualified organizations; and

     - information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC residual certificates and a number of other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

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     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

     - the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and

     - the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means:

     - the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation;

     - any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code; or

     - any organization described in Section 1381 (a)(2)(C) of the Internal Revenue Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E (e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

  Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from of the home equity loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. See "Sales of REMIC Certificates." The character of this loss as ordinary or capital is uncertain.

  Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC residual certificates.

     As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on

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the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring this information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070.

  Backup Withholding With Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Certificates

     A REMIC regular certificateholder that is not a "United States person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a
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distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in recently issued regulations, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

  New Withholding Regulations

     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described above. The new withholding regulations attempt to unify certification requirements and modify reliance standards. The new withholding regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the new withholding regulations.

FASIT

  General

     The FASIT provisions of the Internal Revenue Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Internal Revenue Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of holders of FASIT certificates. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT certificates. With respect to each series of FASIT certificates, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

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     FASIT certificates will be classified as either FASIT certificates, which generally will be treated as debt for federal income tax purposes, or FASIT ownership certificates, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made for that series and which FASIT certificates of such series will be designated as regular certificates, and which, if any, will be designated as FASIT ownership certificates.

  Qualification as a FASIT

     The trust underlying a series of certificates (or one or more designated pools of assets held in the trust) will qualify under the Internal Revenue Code as a FASIT in which the FASIT regular certificates and the FASIT ownership certificates will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the holders of certificates' interests in the FASIT are met on a continuing basis, and (iii) the trust is not a regulated investment company as defined in
Section 851(a) of the Internal Revenue Code.

  Asset Composition

     In order for a trust (or one or more designated pools of assets held by a trust) to be eligible for FASIT status, substantially all of the assets of the trust (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

  Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT ownership certificates, the ownership interest will be represented by the FASIT ownership certificates.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (A) a fixed rate with respect to the principal amount of the regular interest or (B) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates).

     If a FASIT certificate fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a high-yield interest. In addition, if a FASIT certificate fails to meet the requirement of clause (vi), but the interest payable on the certificate consists of a specified portion of the interest payments on permitted

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assets and that portion does not vary over the life of the certificate, the certificate also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax, or eligible corporations, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment.

  Consequences of Disqualification

     If a series FASIT fails to comply with one or more of the Internal Revenue Code's ongoing requirements for FASIT status during any taxable year, the Internal Revenue Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Internal Revenue Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

  Tax Treatment of FASIT Regular Certificates

     Payments received by holders of FASIT regular certificates generally should be accorded the same tax treatment under the Internal Revenue Code as payments received on other taxable corporate debt instruments and on REMIC regular certificates. As in the case of holders of REMIC regular certificates, holders of FASIT regular certificates must report income from such certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular certificate generally will be treated as ordinary income to the certificateholder and a principal payment on such certificate will be treated as a return of capital to the extent that the certificateholder's basis is allocable to that payment. FASIT regular certificates issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such certificates in the same manner described for REMIC regular certificates. If a FASIT regular certificate is sold or exchanged, the certificateholder generally will recognize gain or loss upon the sale in the manner described above for REMIC regular certificates. In addition, if a FASIT regular certificate becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such certificate should be allowed to deduct the loss sustained (or alternatively, be able to report a lesser amount of income). However, the timing and character of such losses or reductions in income are uncertain.

     FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Internal Revenue Code, and interest on such certificates will be considered qualifying REIT interest to the same extent that REMIC certificates would be so considered. FASIT regular certificates held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Internal Revenue Code Section 7701(a)(19) to the same extent that REMIC certificates would be so considered. In addition, FASIT regular certificates held by a financial institution to which Section 585 of the Internal Revenue Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Internal Revenue Code. FASIT certificates will not qualify as "Government securities" for either REIT or RIC qualification purposes.

  Treatment of High-Yield Interests

     In addition to the foregoing rules for FASIT regular certificates, high-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT certificate with losses. High-yield interests may be held only by eligible
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corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular certificate that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate and that have the same features as high-yield interests.

  Tax Treatment of FASIT Ownership Certificates

     A FASIT ownership certificate represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership certificate determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership certificate must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership certificates are subject to the same limitations on their ability to use losses to offset income from their FASIT certificate as are the holders of high-yield interests.

     Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to FASIT ownership certificates. Accordingly, losses on dispositions of a FASIT ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such certificate acquires any other FASIT ownership certificate or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership certificate. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership certificate was required to be marked-to-market under Internal Revenue Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT ownership certificate will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

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  Backup Withholding, Reporting and Tax Administration

     Holders of FASIT certificates will be subject to backup withholding to the same extent holders of REMIC certificates would be subject. For purposes of reporting and tax administration, holders of record of FASIT certificates generally will be treated in the same manner as holders of REMIC certificates.

GRANTOR TRUST CERTIFICATES

     With respect to each series of certificates for which no REMIC or FASIT election is made and which are not subject to partnership treatment or debt treatment (without reference to the REMIC provisions of the Internal Revenue Code and the FASIT provisions of the Internal Revenue Code), Katten Muchin & Zavis, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the arrangements pursuant to which the related trust will be administered and such certificates will be issued will not be classified as an association taxable as a corporation or as a taxable mortgage pool, and that each such trust will be classified as a "grantor trust" governed by the provisions of subpart E,
Part I, of subchapter J of the Internal Revenue Code. Accordingly, each beneficial owner of a grantor trust certificate will generally be treated as the owner of an interest in the loans included in the grantor trust. For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a pass-through rate will be referred to as a grantor trust fractional interest certificate. A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest certificates will be referred to as a grantor trust strip certificate.

  Special Tax Attributes

     Katten Muchin & Zavis, special tax counsel to the depositor, will deliver its opinion to the depositor that (a) grantor trust fractional interest certificates will represent interests in (1) loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code; and (2) obligations, including any participation or certificate of beneficial ownership, which are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code; and (b) interest on grantor trust fractional interest certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code. In addition, the grantor trust strip certificates will be obligations, including any participation or certificate of beneficial ownership therein, principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

  Taxation of Beneficial Owners of Grantor Trust Certificates

     Beneficial owners of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip certificates, and will be entitled to deduct their shares of any reasonable servicing fees and other related expenses. If a beneficial owner acquires a grantor trust fractional interest certificate for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest certificate may differ from the amount of interest distributable. Individuals holding a grantor trust fractional interest certificate directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Beneficial owners of grantor trust strip certificates generally will be required to treat the certificates as stripped coupons under section 1286 of the Internal Revenue Code. Accordingly, the beneficial owner will

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be required to treat the excess of the total amount of payments on the certificate over the amount paid for the certificate as original issue discount and to include the discount in income as it accrues over the life of the certificate.

     Grantor trust fractional interest certificates may also be subject to the coupon stripping rules if a class of grantor trust strip certificates is issued as part of the same series of certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the certificate, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting. The coupon stripping rules will not apply, however, if (1) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the certificate and the amount paid for the certificate is less than 0.25% of the principal balance times the weighted average remaining maturity of the certificate. See "-- Discount and Premium."

  Discount and Premium

     A certificate purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip certificates and grantor trust fractional interest certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Internal Revenue Code. The tax treatment of original issue discount, market discount and premium will generally be the same as applicable to holders of REMIC regular certificates. See "REMICS -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount, -- Market
Discount, -- Premium."

  Sales of Grantor Trust Certificates

     Any gain or loss recognized on the sale of a grantor trust certificate, which is equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust certificate, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Internal Revenue Code. The adjusted basis of a grantor trust certificate will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions of principal.

  Grantor Trust Reporting

     The trustee will furnish to each beneficial owner of a grantor trust fractional interest certificate with each distribution a statement detailing the amount of the distribution allocable to principal on the underlying loans and to interest, based on the interest rate on the certificate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the master servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

  Debt Certificates

     For each series of debt certificates, Katten Muchin & Zavis, special tax counsel to the depositor, will deliver its opinion to the depositor that the certificates will be classified as debt of the depositor secured by the mortgage loans. Consequently, debt certificates will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received on debt certificates in accordance with their normal method of accounting. For additional tax consequences relating to debt certificates purchased with original issue discount, market discount or premium. See "REMICS -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount, -- Market Discount, -- Premium."

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  Special Tax Attributes

     As described above, grantor trust certificates will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Internal Revenue Code. In general, debt certificates will not possess these special tax attributes. Investors to whom such attributes are important may wish to consult their own tax advisors regarding investment in debt certificates.

  Sale or Exchange of Debt Certificates

     If a beneficial owner of a debt certificate sells or exchanges the certificate, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the certificate. The adjusted basis in the certificate generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income from the certificate and reduced by the payments previously received on the certificate, other than payments of qualified stated interest, and by any amortized premium.

     In general, except for certain financial institutions subject to section 582(c) of the Internal Revenue Code, any gain or loss on the sale or exchange of a debt certificate recognized by an investor who holds the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, will be capital gain or loss and will be long-term or short-term depending on whether the certificate has been held for more than one year.

  Debt Certificates Reporting

     The trustee will furnish to each beneficial owner of a debt certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of debt certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

  Certificates Classified as Partnership Interests

     Certain arrangements may be treated as partnerships for federal income tax purposes. In such event, the related certificates will be characterized, for federal income tax purposes, as partnership interests as discussed in the related prospectus supplement. With respect to certificates classified as partnership interests, Katten Muchin & Zavis, special tax counsel to the depositor, will deliver their opinion (unless otherwise limited in the related prospectus supplement) generally to the effect that the arrangement pursuant to which such certificates are issued will be characterized as a partnership and not as an association taxable as a corporation for federal income tax purposes.

  Taxation Of Certificates Classified as Partnership Interests

     Certain trusts may be treated as partnerships for federal income tax purposes. In such event, the trusts may issue certificates characterized as partnership interests as discussed in the related prospectus supplement. With respect to such series of partnership interests, Katten Muchin & Zavis, special tax counsel to the depositor, will deliver their opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the trust will be characterized as a partnership and not an association taxable as a corporation or taxable mortgage pool for federal income tax purposes.

     If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the

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trust. These partnership allocations are made in accordance with the Internal
Revenue Code, Treasury regulations and the partnership agreement.

     The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying loans. The trust's deductions will consist primarily of interest accruing on any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets. Your taxable income from a partnership interest in any year may exceed your cash distributions from the trust for such year.

     In some instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "-- Backup Withholding" and "Foreign Investors" below.

     Commonly, trusts classified as partnerships for federal income tax purposes will also be issuing debt securities. Under the rules for "acquisition indebtedness" applicable to many types of tax-exempt organizations, substantially all of the taxable income allocated to a beneficial owner of a partnership interest in such trusts that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to a holder under the Internal Revenue Code.

     Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if this termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

  Sale or Exchange of Partnership Interests

     In most cases, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income and decreased by any distributions received on this partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

     Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the Internal Revenue Code.

  Partnership Reporting

     The trustee is required to (1) keep complete and accurate books of the trust, (2) file IRS form 1065, a partnership information return, with the IRS for each taxable year of the trust and (3) report each

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beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

     Under Section 6031 of the Internal Revenue Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under some circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not connected with the trust.

BACKUP WITHHOLDING

     Distributions of interest and principal, as well as distributions of proceeds from the sale of certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code at a rate of 31% if recipients of the distributions fail to furnish to the payor required information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

     The IRS recently issued final withholding regulations, which change a number of the rules relating to the presumptions currently available relating to information reporting and backup withholding. The withholding regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The withholding regulations are effective January 1, 2001, although valid withholding certificates that are held on December 31, 2000 remain valid until the earlier of December 31, 2001 or the date of expiration of the certificate under the rules as currently in effect.

FOREIGN INVESTORS

     The withholding regulations would require, in the case of certificates held by a foreign partnership, that the certification described above be provided by the partners rather than by the foreign partnership and the partnership provide required information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons may wish to consult their own tax advisors regarding the application to them of the withholding regulations.

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  Grantor Trust Certificates and REMIC Regular Interests

     Distributions made on a grantor trust certificate or a REMIC regular interest to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. A U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable if

     - the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the certificate,

     - the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and

     - the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

The IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual certificates of any REMIC trust, or to a beneficial owner that is a controlled foreign corporation described in section 881(c)(3)(C) of the Internal Revenue Code related to such a holder of residual certificates.

  REMIC Residual Certificates

     Amounts distributed to a beneficial owner of a REMIC residual interest that is a not a U.S. person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual interest to a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust certificates and REMIC regular interests, as described above, but only to the extent that the mortgage loans underlying the REMIC trust that issued the REMIC residual interest were issued after July 18, 1984. REMIC income that constitutes an excess inclusion is not entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "REMICS -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

  FASIT Regular Interests

     High-yield FASIT regular interests may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular interests will be restored to ownership. The last preceding owner will, in any event, be taxable on all income on the high-yield FASIT regular certificates for federal income tax purposes. The agreements will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

  Partnership Interests

     A trust may be considered to be engaged in a trade or business in the United States for purposes of non-U.S. persons subject to federal withholding taxes. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax and the holder could

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be required to file federal and state tax returns in the United States. Also, in these cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. If the trust were not so engaged, a foreign holder generally would be entitled to file with the IRS a claim for refund for withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business. Foreign individuals may also be subject to United States estate taxes at their death upon the value of their trust certificates if they are deemed to hold interests in a partnership engaged in a trade or business in the United States for federal income tax purposes.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

     ERISA and the Internal Revenue Code impose restrictions on investments by certain types of employee benefit plans. The restrictions include the fiduciary and prohibited transaction provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Covered employee benefit plans or "plans" include employee pension and welfare benefit plans subject to ERISA, various other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, and pooled or collective investment vehicles that include ERISA plan assets, such as bank collective investment funds, insurance company pooled separate accounts and insurance company general account assets. Other employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, for which no election has been made under Section 414(d) of the Internal Revenue Code, are not subject to these requirements but may be subject to different restrictions. See "-- Exempt Plans," below.

     The fiduciary provisions of ERISA generally require that a fiduciary with respect to a plan must meet certain requirements when investing the plan's assets, including the requirements of taking into account the facts and circumstances of such plan, should consider applicable fiduciary standards of conduct, such as the prudence of the investment and diversification of the plan's investment portfolio, as well as the requirement that the plan's investment must be made in accordance with the plan's governing documents. For these purposes, a fiduciary is a person who has or exercises discretionary authority or control with respect to the management or disposition of plan assets or any person who provides investment advice with respect to plan assets for a fee.

     Unless a statutory, regulatory or administrative exemption is available, the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of plans and certain parties related to those plans, so-called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code (which are referred to in this prospectus as "parties in interest"). The parties in interest to a plan include the plan sponsor, plan fiduciaries and plan service providers (such as trustees, investment managers and advisors, custodians and brokers), and certain of their affiliates. The range of potential prohibited transactions include fiduciary self-dealing transactions and any purchase, sale, exchange or extension of credit between a plan and a party in interest with respect to a plan, and any transfer to, or use of plan assets by or for the benefit of, a party in interest. Parties in interest that participate in a nonexempt prohibited transaction may be subject to a

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penalty or an excise tax imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, respectively, and other adverse consequences.

PLAN ASSETS REGULATIONS

     The Department of Labor has adopted regulations at 29 C.F.R.
sec. 2510.3-101 (the "Plan Assets Regulations") that set forth guidelines to determine when an equity investment in an entity by a plan will cause the assets of the entity to be treated as assets of the benefit plan (or "plan assets"). If the assets of the entity are considered plan assets, then the general fiduciary responsibility provisions of ERISA, as well as the prohibited transaction provisions of ERISA and the Internal Revenue Code, will apply not only to a plan's investment in the entity, but also to the underlying assets of the entity and its operation and administration. Thus, if a plan invests in an entity, such as a trust, these rules will apply to the fiduciary's decision to invest in trust certificates and the continued holding of such certificates. Moreover, if the trust's assets are also treated as "plan assets," any person with discretionary authority or control over the trust's assets will be a plan fiduciary and transactions involving the trust's assets would also be subject to ERISA's fiduciary standards of conduct and the prohibited transaction provisions of ERISA and the Internal Revenue Code.

     The Plan Assets Regulations contain certain exceptions under which a plan's investment in an entity will not cause the assets of the entity to be treated as ERISA plan assets. These exceptions include the following:

     - where the entity is an "operating company", including a "real estate operating company" or a "venture capital operating company" (as defined in the Plan Assets Regulations),

     - where a plan's investment is in qualifying debt which does not have substantial equity features,

     - where the equity investment made by the plan is in either a "publicly-offered security" that is "widely held" and "freely transferable" (as defined in the Plan Assets Regulations), or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, or

     - where "benefit plan investors" do not own 25% or more of any class of equity interest issued by the entity. For this purpose, "benefit plan investors" include plans, as well as any "employee benefit plan" as defined in Section 3(3) or ERISA which is not subject to Title I of ERISA, such as governmental plans and certain church plans, and foreign plans, and include any entity whose underlying assets include plan assets by reason of plan investments in the entity.

While it is possible that one of these exceptions might apply to a trust contemplated by this prospectus (for example, if less than 25% of each class of equity in a trust were held by benefit plan investors), compliance with these exceptions will not be monitored by the depositor, the seller, the trustee, the master servicer or any subservicer. Therefore, fiduciaries or other persons investing plan assets should not acquire or hold certificates in reliance upon the availability of any exception to the Plan Assets Regulations.

     Accordingly, if the Home Equity Loans or any other assets included in a trust were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan fiduciary, and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to plan investments. As a result, the acquisition or holding of certificates by or on behalf of a plan or with plan assets, as well as the operation of the trust, may constitute or involve a nonexempt prohibited transaction under ERISA and the Internal Revenue Code. For example, under the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, the depositor, the master servicer, any subservicer or the trustee (or affiliates of those entities) may be parties in interest

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with respect to an investing plan. Additionally, if the depositor, the seller, the master servicer, any subservicer, the trustee, an obligor under any credit enhancement mechanism or an affiliate thereof either:

     - has investment discretion with respect to the investment of plan assets, or

     - has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, such investment could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

     While a broad range of transactions may potentially give rise to prohibited transaction concerns where plan assets are involved, at least some relief may be provided through statutory, regulatory or administrative exemptions. The DOL has issued a series of at least 32 individual exemptions commonly referred to as the "underwriter exemptions" which were collectively amended by PTE 97-34, 62 Fed. Reg. 39021(1997) (hereinafter collectively referred to as the "Exemption") to a number of brokers some of which may be utilized by the master servicer in connection with the underwriting contemplated herein (the "Underwriter"). The Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4075 of the Internal Revenue Code, various transactions relating to the servicing and operation of home equity loan pools and the purchase, sale and holding of pass-through certificates issued by the trust as to which:

     - the Underwriter or any of its affiliates is either

      - the sole underwriter or the manager or co-manager of the underwriting syndicate, or

      - a selling or placement agent.

     For purposes of the exemption, the term "underwriter" includes:

     - the Underwriter and certain of its affiliates,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter,

     - any member of the underwriting syndicate or selling group of which a person described in the first two clauses above is a manager or co-manager with respect to a class of certificates, or

     - any entity which has received an exemption from the DOL relating to certificates which is similar to the Exemption.

     The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder:

     - the acquisition of the certificates by a plan or with plan assets must be on terms (including the certificate price) that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

     - the rights and interests evidenced by the certificates acquired by the plan may not be subordinated to the rights and interests evidenced by other certificates of the same trust;

     - the certificates, at the time of acquisition by a plan or with plan assets, must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc., which are collectively referred to as the "exemption rating agencies";

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     - the trustee of the trust cannot be a member (or an affiliate of any member) of the "Restricted Group" which includes any underwriter, the depositor, the seller, the master servicer, any subservicer, the insurer and any borrower with respect to assets of a trust that constitute more than 5% of the aggregate unamortized principal balance of the trusts assets (determined as of the date of initial issuance of the certificates and their affiliates);

     - to qualify for exemption from self-dealing/conflict of interest prohibited transactions, the plan can not be sponsored by any member of the Restricted Group;

     - the sum of all payments made to and retained by the underwriters for underwriting the certificates must represent not more than reasonable compensation; the sum of all payments made to and retained by the master servicer under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - each plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In addition, the Exemption generally provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a plan fiduciary causes a plan to acquire certificates in a trust holding receivables on which the fiduciary (or an affiliate) is obligor, provided that:
(i) in the case of the acquisition of certificates in connection with the initial issuance, at least 50% of each class of certificates in which plans have invested and of the aggregate interest in the trust are acquired by persons independent of the Restricted Group (as defined above), (ii) a plan's investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of a plan with respect to which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced (other than as a subservicer) by the same entity and (iv) the fiduciary (or its affiliate) is obligor with respect to 5% or less of the fair market value of receivables held in the trust.

     If the specific conditions of the Exemption are met, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(A) through (D) of the Internal Revenue Code for the following transactions:

     - the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the master servicer or an underwriter and a plan when the master servicer, trustee, insurer, underwriter or a borrower is a party in interest with respect to the plan,

     - the direct or indirect acquisition or disposition in the secondary market of certificates by a plan or with plan assets, and

     - the holding of certificates by a plan or with plan assets.

     Additionally, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the home equity loan pools if the transactions are carried out in accordance with a binding pooling and servicing arrangement, the terms of which are provided to or described in all material respects to plans prior to their investment in certificates. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions would otherwise apply merely because a person is

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deemed to be a party in interest with respect to an investing plan, or the investing entity holding plan assets, by virtue of providing services to the plan or by virtue of having certain specified relationships to a service provider, solely as a result of the plan's ownership of certificates.

AMENDMENT TO EXEMPTION FOR FUNDING ACCOUNTS

     In 1997, the DOL published an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using funding accounts for trusts issuing pass-through certificates for home equity loans or other secured receivables. The amendment generally allows mortgage loans or other secured obligations supporting payments to certificate holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such obligations be either identified or transferred on or before the date the offering closes. The following conditions are among the conditions that must be met for this relief to be available:

     - The ratio of the amount allocated to the funding account to the total principal amount of the certificates being offered (the "Funding Limit") must not exceed twenty-five percent (25%).

     - All obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions must have been approved by an exemption rating agency.

     - The transfer of additional obligations to the trust during the Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an exemption rating agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

     - Solely as a result of the use of funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

     - In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust:

      - the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      - an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each exemption rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

     - The period of funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

     - Amounts transferred to any funding account and/or capitalized interest account used in connection with the funding account may be invested only in cash or in certain permitted investments.

     - In addition, the related prospectus or prospectus supplement and the pooling and servicing agreements must describe certain aspects of the funding and/or capitalized interest arrangement.

     - The trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its
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       duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of a trust, must enforce all the rights created in favor of certificateholders of the trust, including the employee benefit plans or plan assets subject to ERISA.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for certain transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997, but the required final regulations have not been issued as of the date hereof. The 401(c) regulations are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) regulations become final, no person shall be subject to liability under
Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, except:

     - as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations or

     - an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as plan assets. (Note that Section 401(c) of ERISA does not relate to insurance company separate accounts.) Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date regulations become final.

REPRESENTATION FROM INVESTING PLANS IN CERTAIN INSTANCES

     As a general matter only certificates that are highly rated and not subordinated will be considered eligible for investment by employee benefit plans. Thus, no transfer of any subordinated class of certificates to a plan or to any person acquiring such certificates on behalf of or with the assets of a plan will be permitted, unless such transferee, at its expense, delivers to the trustee and the master servicer an opinion of counsel (in form satisfactory to the trustee and the master servicer and as discussed below) to the effect that the purchase or holding of such class of certificates by the plan will not result in a nonexempt prohibited transaction under ERISA and the Internal Revenue Code and will not subject the trustee or the master servicer to any obligation or liability in addition to those undertaken in the pooling and servicing agreement. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the master servicer a representation that the transfer and holding of such a certificate are exempt under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a class of certificate other than the highest class of certificates will be deemed to represent to the trustee and the master servicer that such person is not a plan or acting on behalf of a plan or investing any plan assets.

     Moreover, the exemptive relief afforded by the Exemption may not apply to
(1) any certificates issued by a trust containing a Swap or other assets that are not specifically covered by the Exemption,

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(2) any certificates issued by a trust containing a Funding Account that does not meet the requirements of the amendment to the Exemption, discussed above,
(3) a plan for which the trustee or other authorized plan fiduciary is a member of the Restricted Group or which is sponsored by a member of the Restricted Group. Under any such circumstance, and except as otherwise specified in the respective prospectus supplement, transfers of the certificates to a plan, to a trustee or other person acting on behalf of any plan, or to any other person using plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the trustee and the master servicer with an opinion of counsel satisfactory to the trustee and the master servicer, which opinion will not be at the expense of the trustee or the master servicer, that the purchase of the certificates by or on behalf of the plan:

     - is permissible under applicable law,

     - will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and

     - will not subject the trustee and the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

REPORTING AND DISCLOSURE

     ERISA and the Internal Revenue Code require that a Form 5500 (Annual Return/Report) be filed by certain employer-sponsored employee benefit plans subject to ERISA. Pursuant to DOL regulations, plans which invest in pooled investment vehicles (such as common/collective trusts) which are treated as ERISA plan assets must complete the Form 5500 and attach either: (1) the most recent statement of the assets and liabilities of the pooled investment vehicle or (2) a certification that (a) the statement of the assets and liabilities of the pooled investment account has been submitted directly to the DOL by the financial institution; (b) the plan has received a copy of the statement; and
(c) includes the EIN and the other numbers used by the financial institution to identify the trusts or accounts, and the name and address provided in the direct filing made with the DOL. The master servicer does not intend to directly submit such information with respect to this investment to the DOL. Thus, it will be the plan's responsibility to provide the most recent statement of assets and liabilities. If the plan's fiscal year differs from the trust's fiscal year, such plan investor may not be able to obtain valuation information on its certificates as of the last day of the plan's fiscal year.

     Also, any prohibited transaction must be reported on the Form 5500 and any disqualified person involved in a prohibited transaction is subject to self-reporting on Form 5330.

EXEMPT PLANS

     Certain plans may be governmental or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which prohibitions are similar to the prohibited transaction rules. In addition, the fiduciary of any governmental plan or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

     No view is expressed on whether an investment in the certificates is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

TAX EXEMPT INVESTORS

     A plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income", or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal

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income tax. See "Material Federal Income Tax Consequences -- REMICs -- Taxation
of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

     There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular plan that acquires the certificates or, even if all the conditions specified in the Exemption were satisfied, that the exemption would apply to all transactions involving a trust. Prospective plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

     Any fiduciary or other plan asset investor that proposes to purchase certificates on behalf of a plan or with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other DOL prohibited transaction exemption in connection therewith. Before purchasing a certificate, a fiduciary or other investor of plan assets should itself confirm that the certificates constitute "certificates" for purposes of the Exemption and that the specific and general conditions described in the Exemption and the other requirements described in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with plan assets, and whether the investment is permitted under the plan's governing documents. In addition, the fiduciary or other plan asset investor should consider the availability of other exemptions granted by the DOL, which provide relief from a number of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts, PTCE 83-1, regarding certain home equity loan pool investment trusts, PTCE 84-14, regarding qualified professional asset managers, PTCE 91-38, regarding transactions by bank collective investment trusts, and PTCE 90-1, regarding transactions by insurance company separate accounts, and PTCE 96-23, regarding in-house asset managers. (The related prospectus supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or another DOL exemption with respect to the certificates offered thereby.) There can be no assurance that any of these exemptions will apply with respect to any particular plan's or other plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all potential prohibited transactions that may occur in connection with this form of an investment, particularly in circumstances in which the trust assets are deemed to be plan assets.

                            LEGAL INVESTMENT MATTERS

     Each class of certificates offered hereby and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise specified in the related prospectus supplement, each class of certificates will evidence an interest in home equity loans which may be secured by a significant number of second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

     All depository institutions considering an investment in the certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

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     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the home equity loans or mortgage securities underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of home equity loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

     - by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     - by placements by the depositor with institutional investors through dealers; and

     - by direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, a series of certificates may be offered in whole or in part to the seller of the related home equity loans, and other assets, if applicable, that would comprise the home equity loan pool securing the certificates.

     If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be

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described on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

     In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by John W. Blenke, Vice-President -- Corporate Law and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and Katten Muchin & Zavis, Chicago, Illinois, special tax counsel to the depositor. Mr. Blenke is a full time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc.

                             FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase home equity loans or mortgage securities upon any breach of the limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

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                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file reports thereunder with the Commission. The registration statement and its exhibits, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at some of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the SEC's Web Site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly reports which contain information concerning the trust for a series of certificates will be sent by or on behalf of the depositor or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates -- Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission the periodic reports with respect to the trust for a series of certificates as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of certificates, that relate specifically to the related series of certificates. The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of that series of certificates, upon written or oral request of the person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent those reports relate to one or more of those classes of that series of certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to HFC Revolving Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, or by telephone at (847) 564-6335, attn: Corporate Secretary.

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                                    GLOSSARY

     Actuarial Home Equity Loan -- A home equity loan that provides for payments in monthly installments including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal.

     Additional Balance -- A Draw.

     Advance -- As to any home equity loan and any distribution date, an amount advanced which is equal to the aggregate of all or a portion of scheduled payments of principal and interest.

     Balloon Amount -- The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     Balloon Loans -- Home equity loans having original or modified terms to maturity of generally 15 years as described in the related prospectus supplement, with level monthly payments of principal and interest based on a longer amortization schedule.

     Bankruptcy Loss -- A Realized Loss attributable to some actions which may be taken by a bankruptcy court in connection with a home equity loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a home equity loan or an extension of its maturity.

     Charge Off Amount -- As to any Charged Off Home Equity Loan and collection period, an amount equal to the amount of the Stated Principal Balance that the master servicer has charged off on its servicing records during such collection period.

     Charged Off Home Equity Loan -- A defaulted home equity loan that is not a Liquidated Home Equity Loan and as to which (i) collection procedures are ongoing and (ii) the master servicer has charged off all or a portion of the related Stated Principal Balance.

     Collection Account -- An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the home equity loans evidenced by each series of certificates.

     Cooperative -- With respect to a Cooperative Loan, the corporation that owns the related apartment building.

     Cooperative Loans -- Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     Cooperative Notes -- A promissory note with respect to a Cooperative Loan.

     Credit Scores -- A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     Credit Utilization Rate -- For any revolving credit loan, the cut-off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

     Debt Service Reduction -- Modifications of the terms of a home equity loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related home equity loan, but not any permanent forgiveness of principal. Together with Deficient Valuations, Debt Service Reductions are referred to in this prospectus as Bankruptcy Losses.

     Defaulted Mortgage Loss -- A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

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     Deficient Valuation -- In connection with the personal bankruptcy of a borrower, as established by the bankruptcy court, the difference between the then outstanding principal balance of the first loan secured by the mortgaged property and the junior loans secured by the mortgaged property.

     Distribution Amount -- For a class of certificates for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if that class is entitled to payments of interest on the distribution date, one month's interest at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

     - any deferred interest added to the principal balance of the home equity loans and/or the outstanding balance of one or more classes of certificates on the related due date;

     - any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

     - Prepayment Interest Shortfalls in collections of interest on closed-end loans resulting from borrower prepayments during the month preceding the month of distribution, in each case in the amount that is allocated to the class on the basis contained in the prospectus supplement.

     Draw -- Money drawn by the borrower on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

     Draw Period -- The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

     Eligible Account -- An account that is either:

     - maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the rating agencies;

     - an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each rating agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund;

     - a segregated trust account maintained on the corporate trust side with the trustee in its fiduciary capacity; or

     - an account otherwise acceptable to each rating agency, as evidenced by a letter to such effect from each such rating agency to the trustee, without reduction or withdrawal of the then-current ratings of the certificates.

     Environmental Lien -- A lien imposed by federal or state statute, for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs.

     Excess Interest -- The extent by which interest collections on the home equity loans, or the Trust Balances of the related revolving credit loans, as applicable, exceed interest distributions on the certificates for the related distribution date.

     Excess Spread -- A specified portion of the interest payable on the home equity loans and transferred as part of the assets to the related trust.

     Excluded Balance -- That portion of the principal balance of any revolving credit loan not included in the Trust Balance at any time, which will include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

     Excluded Spread -- The portion of interest payable on the home equity loans, excluded from the assets transferred to the related trust.

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     Extraordinary Loss -- A Realized Loss occasioned by war, civil insurrection, some governmental actions, nuclear reaction and certain other risks.

     Fraud Loss -- A Realized Loss incurred on defaulted home equity loans as to which there was fraud in the origination of the home equity loans.

     Funding Account -- An account established, if specified in the related prospectus supplement, a pooling and servicing agreement or other agreement, to allow for the transfer by the sellers of additional home equity loans to the related trust after the closing date for the related certificates.

     High Cost Loans -- Mortgage loans that are subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, and are not home equity loans made to finance the purchase of the mortgaged property and do not have interest rates or origination costs in excess of prescribed levels.

     Insurance Proceeds -- Proceeds paid by any insurer pursuant to any insurance policy covering a home equity loan, net of any component thereof covering any expenses incurred by or on behalf of the master servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the borrower in accordance with the master servicer's normal servicing procedures or required to be paid to any holder of a mortgage senior to such home equity loan.

     Issue Premium -- As to a class of REMIC regular certificates, a price in excess of the stated redemption price of that class.

     Junior Ratio -- As to each home equity loan, the ratio, expressed as a percentage, of:

     - the original principal balance or the credit limit, as applicable, of the home equity loan, divided by

     - the sum of:

      - the original principal balance or the credit limit, as applicable, of the home equity loan and

      - the principal balance of any related senior mortgage loan at origination of the mortgage loan.

     Liquidated Home Equity Loan -- As to any distribution date, any home equity loan in respect of which the master servicer has determined as of the end of the related collection period that all Liquidation Proceeds which it expects to recover on such home equity loan have been recovered (exclusive of any possibility of a deficiency judgment).

     Liquidation Expenses -- Out-of-pocket expenses (exclusive of overhead) that are incurred by the master servicer in connection with the liquidation of any home equity loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such home equity loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such home equity loan) with respect to the related home equity loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

     Liquidation Proceeds -- Proceeds (including Insurance Proceeds) received in connection with the liquidation of any home equity loan, whether through trustee's sale, foreclosure sale or otherwise.

     Mark-to-Market Regulations -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers.

     Net Liquidation Proceeds -- As to any Liquidated Home Equity Loan, Liquidation Proceeds less Liquidation Expenses.

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     Net Mortgage Rate -- As to any home equity loan, the interest rate net of servicing fees and any Excess Spread or Excluded Spread.

     Nonrecoverable Advance -- Any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

     Permitted Investments -- United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related pooling and servicing agreement.

     Prepayment Interest Shortfall -- With respect to a home equity loan that is subject to a mortgage prepayment or liquidation, the amount that equals the difference between a full month's interest due with respect to that home equity loan and the amount of interest paid or recovered with respect thereto.

     Realized Loss -- As to any (i) Charged Off Home Equity Loan and any collection period (other than the collection period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), the related Charge Off Amount and (ii) Liquidated Home Equity Loan, the excess of the related Stated Principal Balance at the end of the collection period in which such Liquidated Home Equity Loan became a Liquidated Home Equity Loan over the portion of related Net Liquidation Proceeds that are allocable to principal in accordance with the related mortgage note.

     Recovered Charge Off Amount -- As to any home equity loan that became a Liquidated Home Equity Loan in a collection period, the amount, if any, by which
(1) its Net Liquidation Proceeds that are allocable to principal in accordance with the related mortgage note exceeds (2) its Stated Principal Balance immediately prior to foreclosure up to an amount of all related Charge Off Amounts, but in no event less than zero.

     REO Home Equity Loan -- A home equity loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     Repayment Period -- With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

     Senior Percentage -- At any given time, the percentage of the outstanding principal balances of all of the certificates evidenced by the senior certificates, determined in the manner described in the related prospectus supplement.

     Servicing Advances -- Amounts advanced on any defaulted home equity loan to cover taxes, insurance premiums or similar expenses.

     Simple Interest Home Equity Loan -- A home equity loan that provides for payments that are allocated to principal and interest according to the daily simple interest method.

     Special Hazard Loss -- A Realized Loss incurred, to the extent that the loss was attributable to:

     - direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and

     - any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

     Stated Principal Balance -- As to any home equity loan (other than a Liquidated Home Equity Loan) as of any date of determination, the principal balance thereof as of the cut-off date, minus the sum of (x) all collections credited against the principal balance of such home equity loan in accordance with the terms of the related mortgage note and (y) any related Charge Off Amounts credited against the principal balance of such home equity loan prior to such date. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Stated Principal Balance equal to the Stated Principal Balance of the related home equity loan immediately prior to the final recovery of related Liquidation Proceeds and a Stated Principal Balance of zero thereafter.

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     Stated Value -- The value of the mortgaged property as stated by the related borrower in his or her application.

     Statistical Valuation -- The value of the mortgaged property as determined by a form of appraisal which uses a statistical model to estimate the value of a property.

     Swaps -- Interest rate swaps and related caps, floors and collars utilized to minimize the risk of certificateholders from adverse changes in interest rates.

     Tax-Exempt Investor -- A tax-qualified retirement plan exempt from federal income taxation under Section 501 of the Internal Revenue Code.

     Trust Balance -- A specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after a date specified in the related prospectus supplement.

     Yield Supplement Agreements -- Collectively, agreements which provide credit enhancement for a series of certificates and supplement the interest rate or other rates on those series of certificates. Yield Supplement Agreements may relate to, but are not limited to, derivative products that are designed to provide credit enhancement for a series of certificates.

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